The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the related prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2006

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 26, 2005)
$739,648,200
(Approximate)

MortgageIT Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-1

Class	Approximate Principal Balance	Pass-Through Rate	Price to Public	Underwriting Discount and Commissions	Proceeds to Depositor(1)
Class 1-A1	$178,942,000	Variable	[______]	[______]	[______]
Class 1-A2	$283,047,000	Variable	[______]	[______]	[______]
Class 1-X	Notional Amount	Variable	[______]	[______]	[______]
Class A-R	$ 100	Weighted Average	[______]	[______]	[______]
Class 1-B1	$ 13,834,000	Variable	[______]	[______]	[______]
Class 1-B2	$ 5,929,000	Variable	[______]	[______]	[______]
Class 1-B3	$ 3,953,000	Weighted Average	[______]	[______]	[______]
Class 2-A1A	$142,842,000	Variable	[______]	[______]	[______]
Class 2-A1B	$ 59,517,500	Variable	[______]	[______]	[______]
Class 2-A1C	$ 35,710,500	Variable	[______]	[______]	[______]
Class 2-X	Notional Amount	Variable	[______]	[______]	[______]
Class 2-X-B	Notional Amount	Variable	[______]	[______]	[______]
Class 2-PO	$ 50	N/A	[______]	[______]	[______]
Class 2-PO-B	$ 50	N/A	[______]	[______]	[______]
Class 2-B1	$ 9,108,000	Variable	[______]	[______]	[______]
Class 2-B2	$ 4,163,000	Variable	[______]	[______]	[______]
Class 2-B3	$ 2,602,000	Variable	[______]	[______]	[______]

Greenwich Capital Acceptance, Inc.
Depositor

MortgageIT Mortgage Loan Trust 2006-1
Issuing Entity

MortgageIT, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Consider carefully the risk factors beginning on page S-17 in this prospectus supplement and on page 6 in the prospectus.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The Trust Fund

• The trust fund will issue 25 classes of certificates. Only the classes of certificates identified in this prospectus supplement as the offered certificates are offered by this prospectus supplement and the accompanying prospectus.

• The assets of the trust fund will consist primarily of first lien, adjustable rate residential mortgage loans. The mortgage loans will be segregated into two loan groups, and group 1 will be segregated into two subgroups, all as described in this prospectus supplement.

The Certificates

• The certificates represent ownership interests in the trust fund assets related to the specified loan group.

• The initial class principal balances or class notional amounts, as applicable, of the classes of the certificates may vary in the aggregate by 10%.

• Each class of certificates will bear interest at the applicable interest rate calculated as described in this prospectus supplement.

• Credit enhancement for the certificates includes subordination and loss allocation features and within group 1 only, limited cross-collateralization features. Amounts under five yield maintenance agreements, provided by [___], will be applied to pay certain interest shortfalls.

• Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be March 27, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Greenwich Capital Markets, Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC (referred to as the “underwriters”) will offer the Class 1-A1, Class 1-A2, Class 1-X, Class A-R, Class 1-B1, Class 1-B2, Class 1-B3, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates (referred to as the “offered certificates”) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are estimated to be approximately [___]% of their initial aggregate principal balance plus accrued interest, if applicable, before deducting issuance expenses payable by the depositor, estimated to be approximately $[___]. See “Method of Distribution” in this prospectus supplement.

RBS Greenwich Capital	Credit Suisse	UBS Investment Bank
February   , 2006

FOR EUROPEAN PURCHASERS ONLY: IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE SECURITIES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME: (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

Tables of Contents

The Offered Certificates

The classes of certificates listed in the following table are offered by this prospectus supplement:

	Class Principal	Interest Rate Formula (until first Optional	Interest Rate Formula (after first Optional	Final Scheduled	Expected Final		Initial Certificate Ratings
Class	Balance(1)	Termination Date)(2)	Termination Date)(3)	Distribution Date(4)	Distribution Date(5)	CUSIP Number	Moody’s	S&P
1-A1	$178,942,000	LIBOR + [_____]%(7)	LIBOR + [_____]%(7)	April 2036	February 2014	61915R BY 1	Aaa	AAA
1-A2	$283,047,000	LIBOR + [_____]%(8)	LIBOR + [_____]%(8)	April 2036	February 2014	61915R BZ 8	Aaa	AAA
1-X	Notional Amount(6)	Variable(9)	Variable(9)	April 2036	February 2014	61915R CC 8	Aaa	AAA
A-R	$ 100	Weighted Average(10)	Weighted Average(10)	April 2036	May 2014	61915R CD 6	Aaa	AAA
1-B1	$ 13,834,000	LIBOR + [_____]%(11)	LIBOR + [_____]%(11)	April 2036	February 2014	61915R CA 2	Aa2	AA
1-B2	$ 5,929,000	LIBOR + [_____]%(11)	LIBOR + [_____]%(11)	April 2036	February 2014	61915R CB 0	A2	A
1-B3	$ 3,953,000	Weighted Average(12)	Weighted Average(12)	April 2036	February 2014	61915R CE 4	Baa2	BBB
2-A1A	$142,842,000	LIBOR + [_____]%(13)	LIBOR + [_____]%(13)	April 2036	May 2014	61915R CJ 3	Aaa	AAA
2-A1B	$ 59,517,500	LIBOR + [_____]%(13)	LIBOR + [_____]%(13)	April 2036	May 2014	61915R CK 0	Aaa	AAA
2-A1C	$ 35,710,500	LIBOR + [_____]%(13)	LIBOR + [_____]%(13)	April 2036	May 2014	61915R CL 8	Aaa	AAA
2-X	Notional Amount(6)	Variable(9)	Variable(9)	April 2036	May 2014	61915R CT 1	Aaa	AAA
2-X-B	Notional Amount(6)	Variable(9)	Variable(9)	April 2036	May 2014	61915R CU 8	Aa2	AAA
2-PO	$ 50	0.000%	0.000%	April 2036	May 2014	61915R CV 6	Aaa	AAA
2-PO-B	$ 50	0.000%	0.000%	April 2036	May 2014	61915R CW 4	Aa2	AAA
2-B1	$ 9,108,000	LIBOR + [_____]%(14)	LIBOR + [_____]%(14)	April 2036	May 2014	61915R CM 6	Aa2	AA
2-B2	$ 4,163,000	LIBOR + [_____]%(14)	LIBOR + [_____]%(14)	April 2036	May 2014	61915R CN 4	A2	A
2-B3	$ 2,602,000	LIBOR + [_____]%(14)	LIBOR + [_____]%(14)	April 2036	May 2014	61915R CP 9	Baa1	BBB

(1)	These balances are approximate, as described in this prospectus supplement.

(2)
Reflects the interest rate formula up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.”

(3)
Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.”

(4)	The final scheduled distribution date for the offered certificates is based upon the first distribution date following the month of the last scheduled payment of the latest maturing mortgage loan.

(5)
The expected final distribution date, based upon (a) a constant prepayment rate of 25% annually and the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions” and (b) the assumption that the option to purchase the mortgage loans is exercised by the servicer on the earliest possible distribution date as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(6)
The Class 1-X, Class 2-X and Class 2-X-B Certificates are interest-only certificates and will accrue interest on a notional amount calculated as described under “Description of the Certificates—Interest—Calculation of Interest.”

(7)
Subject to a maximum interest rate equal to the lesser of (1) a cap based on weighted average of the net loan rates of the subgroup 1-A1 mortgage loans and adjusted for the related accrual period and (2) 10.500%.

(8)
Subject to a maximum interest rate equal to the lesser of (1) a cap based on weighted average of the net loan rates of the subgroup 1-A2 mortgage loans and adjusted for the related accrual period and (2) 10.500%.

(9)	The Class 1-X, Class 2-X and Class 2-X-B Certificates will accrue interest at a variable rate as described under “Description of the Certificates—Interest—Calculation of Interest.”.

(10)	Interest on the Class A-R Certificate for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the subgroup 1-A1 mortgage loans.

(11)
Subject to a maximum interest rate equal to the lesser of (1) a cap based on a weighted average of the weighted average of the net loan rates of the subgroup 1-A1 and subgroup 1-A2 mortgage loans (weighted on the basis of the related subordinate component for each subgroup) and (2) a cap based on the weighted average of the net maximum loan rates in each subgroup (weighted on the basis of the related subordinate component for each subgroup).

(12)
The Class 1-B3 Certificates will accrue interest at a rate equal to the weighted average of the weighted average of the net loan rates of the subgroup 1-A1 and subgroup 1-A2 mortgage loans (weighted on the basis of the related subordinate component for each subgroup).

(13)
Subject to a maximum interest rate equal to the lesser of (1) a cap based on weighted average of the net loan rates of the group 2 mortgage loans and adjusted for the related accrual period and (2) 10.500%.

(14)
Subject to a maximum interest rate equal to the lesser of (1) a cap based on a weighted average of the weighted average of the net loan rates of the group 2 mortgage loans and (2) a cap based on the weighted average of the net maximum loan rates of the group 2 mortgage loans.

Summary of Terms

• This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

• This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

• Whenever we refer in this prospectus supplement to a percentage of some or all of the mortgage loans expected to be included as trust assets or in a loan group, that percentage has been calculated on the basis of the total stated principal balance of those mortgage loans as of February 1, 2006, unless stated otherwise. We explain in this prospectus supplement under “The Mortgage Loan Groups—General” how the stated principal balance of a mortgage loan is calculated. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the aggregate principal balance of any mortgage loans, we mean the total of their stated principal balances, unless we specify otherwise.

The Certificates

Except for the Class A-R Certificate, the offered certificates will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through Clearstream, Luxembourg or Euroclear in Europe, in minimum denominations of $25,000 and integral multiples of $1 in excess thereof, except for the Class 1-X, Class 2-X and Class 2-X-B which will be in a minimum notional amount of $100,000 and integral multiples of $1 in excess thereof and except for the Class 2-PO and Class 2-PO-B Certificates which will be offered in minimum percentage interests of 0.01%; provided, however, that the underwriters will only sell offered certificates to initial investors in minimum total investment amounts of $100,000.

The Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will have original aggregate principal balances of approximately $3,706,000, $2,718,000, $1,976,197, $2,602,000, $2,081,000 and $1,561,194, respectively, subject to a variance as described in this prospectus supplement. The Class 1-P and Class 2-P Certificates will not have principal balances and will be entitled to receive all or a portion, as applicable, of the prepayment penalties paid by obligors upon voluntary full or partial prepayment of the group 1 and group 2 mortgage loans, respectively. Accordingly, these prepayment penalty amounts will not be available for payment to other classes of certificates.

See “Description of the Certificates—General,” “—Book-Entry Registration and Definitive Certificates” and “The Mortgage Loan Groups” in this prospectus supplement and “The Trust Fund—The Mortgage Loans—General” in the prospectus for additional information.

Cut-off Date

February 1, 2006.

Closing Date

On or about February 22, 2006.

Sponsor and Seller

MortgageIT, Inc.

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Master Servicer

Wells Fargo Bank, N.A.

See “The Master Servicer” in this prospectus supplement for additional information.

Depositor

Greenwich Capital Acceptance, Inc. The depositor’s address is 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.

See “The Depositor” in this prospectus supplement for additional information.

Issuing Entity

MortgageIT Mortgage Loan Trust 2006-1, a common law trust formed under the laws of the State of New York.

Trustee

Deutsche Bank National Trust Company.

See “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement for additional information.

Securities Administrator

Wells Fargo Bank, N.A.

See “The Pooling and Servicing Agreement—The Securities Administrator” in this prospectus supplement for additional information.

Servicer

MortgageIT, Inc.

See “The Servicer and the Subservicer” and “Servicing of Mortgage Loans” in this prospectus supplement for additional information.

Yield Maintenance Provider

[__________]

See “Description of the Certificates—Yield Maintenance Provider” in this prospectus supplement for additional information.

Subservicer

GMAC Mortgage Corporation

See “The Servicer and the Subservicer” and “Servicing of Mortgage Loans” in this prospectus supplement for additional information.

Originator

MortgageIT, Inc.

See “Mortgage Loan Origination” in this prospectus supplement for additional information.

Mortgage Loans

The assets of the trust fund will consist primarily of a pool of adjustable rate, first lien, residential mortgage loans that are divided into two loan groups, each having the approximate characteristics described in this prospectus supplement. The first loan group will in turn be further subdivided into two loan subgroups, in each case having the approximate characteristics described in this prospectus supplement.

The mortgage loans will have an aggregate principal balance of approximately $754,292,591 as of the cut-off date, subject to a variance of plus or minus 10%.

Loan Groups

•	Group 1 Mortgage Loans
The group 1 mortgage loans will comprise two subgroups: the subgroup 1-A1 mortgage loans and the subgroup 1-A2 mortgage loans. The subgroup 1-A1 mortgage loans are first lien, adjustable rate mortgage loans that have original principal balances that conform to Fannie Mae and Freddie Mac guidelines and have interest rates that adjust on an annual or semi-annual basis. The subgroup 1-A1 mortgage loans have an initial fixed rate period of 5 years, and in each case thereafter the interest rates adjust on a semi-annual or annual basis. Approximately 1.32% of the subgroup 1-A2 mortgage loans have an initial fixed rate period of 6 months; approximately 1.38% of the subgroup 1-A2 mortgage loans have an initial fixed rate period of 1 year; approximately 4.51% of the subgroup 1-A2 mortgage loans have an initial fixed rate period of 3 years and approximately 92.78% of the subgroup 1-A2 mortgage loans have an initial fixed rate period of 5 years. In each case thereafter the interest rates adjust on a semi-annual or annual basis. Approximately 86.49% and 90.67% of the subgroup 1-A1 mortgage loans and the subgroup 1-A2 mortgage loans, respectively, require monthly payments of interest, but not principal, for a period of 3, 5 or 10 years following origination.

•	Group 2 Mortgage Loans
A group of conventional first lien, adjustable rate mortgage loans that have original principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines and interest rates that generally have an initial fixed rate period of one, two or three months and thereafter adjust on a monthly basis.

As of February 1, 2006, all of the group 1 mortgage loans, and approximately 41.12% of the group 2 mortgage loans, were still in their initial fixed rate periods.

Group 1 Mortgage Loan Summary
	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Mortgage Loans	1,678	—	—
Total Stated Principal Balance	$494,105,297	—	—
Stated Principal Balances	$38,865 - $1,050,000	$294,461	—
Mortgage Rates	4.250% - 7.500%	6.231%	—
Original Terms to Maturity (in months)	360 - 360	360	—
Remaining Terms to Maturity (in months)	346 - 360	359	—
Original Loan-to-Value Ratios	14.93% - 95.00%	74.80%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgage Loans in California	—	—	44.55%
Percentage of Mortgage Loans in the Maximum Single Zip Code Concentration	—	—	0.49%
Credit Scores	624 - 817	729	—
Mortgage Loans with Prepayment Penalties at Origination	757	—	41.02%
Gross Margins	2.000% - 2.750%	2.255%	—
Maximum Mortgage Rates	9.875% - 20.000%	12.098%	—
Minimum Mortgage Rates	2.000% - 2.750%	2.255%	—
Months to Next Mortgage Rate Adjustment	3 - 61	58	—

(1) Percentages calculated based on the total principal balance of the mortgage loans in the group 1 mortgage loans.

Subgroup 1-A1 Mortgage Loan Summary
	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Mortgage Loans	820	—	—
Total Stated Principal Balance	$191,381,522	—	—
Stated Principal Balances	$38,865 - $570,000	$233,392	—
Mortgage Rates	5.130% - 7.500%	6.173%	—
Original Terms to Maturity (in months)	360 - 360	360	—
Remaining Terms to Maturity (in months)	346 - 360	359	—
Original Loan-to-Value Ratios	14.93% - 95.00%	71.45%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgage Loans in California	—	—	37.24%
Percentage of Mortgage Loans in the Maximum Single Zip Code Concentration	—	—	0.58%
Credit Scores	624 - 816	728	—
Mortgage Loans with Prepayment Penalties at Origination	382	—	43.52%
Gross Margins	2.250% - 2.750%	2.255%	—
Maximum Mortgage Rates	10.250% - 20.000%	12.071%	—
Minimum Mortgage Rates	2.250% - 2.750%	2.255%	—
Months to Next Mortgage Rate Adjustment	46 - 61	59	—

(1) Percentages calculated based on the total principal balance of the subgroup 1-A1 mortgage loans.

Subgroup 1-A2 Mortgage Loan Summary
	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Mortgage Loans	858	—	—
Total Stated Principal Balance	$302,723,775	—	—
Stated Principal Balances	$80,500 - $1,050,000	$352,825	—
Mortgage Rates	4.250% - 7.500%	6.267%	—
Original Terms to Maturity (in months)	360 - 360	360	—
Remaining Terms to Maturity (in months)	347 - 360	359	—
Original Loan-to-Value Ratios	16.68% - 95.00%	76.92%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgage Loans in California	—	—	49.17%
Percentage of Mortgage Loans in the Maximum Single Zip Code Concentration	—	—	0.67%
Credit Scores	633 - 817	730	—
Mortgage Loans with Prepayment Penalties at Origination	375	—	39.45%
Gross Margins	2.000% - 2.750%	2.255%	—
Maximum Mortgage Rates	9.875% - 19.000%	12.115%	—
Minimum Mortgage Rates	2.000% - 2.750%	2.255%	—
Months to Next Mortgage Rate Adjustment	3 - 61	57	—

(1) Percentages calculated based on the total principal balance of the subgroup 1-A2 mortgage loans.

Group 2 Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Mortgage Loans	760	—	—
Total Stated Principal Balance	$260,187,294	—	—
Stated Principal Balances	$42,987 - $1,496,829	$342,352	—
Mortgage Rates	1.000% - 7.630%	3.836%	—
Original Terms to Maturity (in months)	360 - 360	360	—
Remaining Terms to Maturity (in months)	348 - 360	358	—
Original Loan-to-Value Ratios	13.51% - 95.00%	71.38%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgage Loans in California	—	—	57.19%
Percentage of Mortgage Loans in the Maximum Single Zip Code Concentration	—	—	0.90%
Credit Scores	623 - 820	717	—
Mortgage Loans with Prepayment Penalties at Origination	685	—	89.23%
Gross Margins	2.150% - 4.200%	3.309%	—
Maximum Mortgage Rates	9.950% - 9.950%	9.950%	—
Minimum Mortgage Rates	2.150% - 4.200%	3.309%	—
Months to Next Mortgage Rate Adjustment	1 - 3	1	—

(1) Percentages calculated based on the total principal balance of the group 2 mortgage loans.

Mortgage Loan Representations and Warranties/Defective Documentation

The seller has made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights under these representations and warranties will be assigned to the trustee for the benefit of the certificateholders.

In addition, within 90 days after the custodian receives the mortgage loans and the related documents, the custodian will review the documents in the mortgage loan files for defects.

After the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or the discovery by the custodian that a mortgage loan or related document is defective in any material respect, the seller will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty or defective documentation, (a) substitution must take place within two years from the closing date and (b) an opinion of counsel to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code must be provided.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

•	Offered Certificates
Class 1-A1, Class 1-A2, Class 1-X, Class A-R, Class 1-B1, Class 1-B2, Class 1-B3, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates.

•	LIBOR Certificates
Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates.

•	Senior Certificates
Class 1-A1, Class 1-A2, Class 1-X, Class A-R, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO and Class 2-PO-B Certificates.

•	Subordinate Certificates
Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates.

•	Group 1 Certificates
Class 1-A1, Class 1-A2, Class 1-X, Class A-R, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates.

•	Group 1 Senior Certificates
Class 1-A1, Class 1-A2, Class 1-X and Class A-R Certificates.

•	Group 1 Subordinate Certificates
Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates.

•	Group 2 Certificates
Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates.

•	Group 2 Senior Certificates
Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO and Class 2-PO-B Certificates.

•	Group 2 Subordinate Certificates
Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates.

•	Yield Maintained Certificates
Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.

•	Class X Certificates
Class 1-X, Class 2-X and Class 2-X-B Certificates.

•	Book-Entry Certificates
All classes of certificates other than the Class A-R, Class 1-P and Class 2-P Certificates.

•	Residual Certificate
Class A-R Certificate.

•	Interest-Only Certificates
Class 1-X, Class 2-X and Class 2-X-B Certificates.

•	Principal-Only Certificates
Class 2-PO and Class 2-PO-B Certificates.

Payments of interest and/or principal, as applicable, on the Class 1-A1, Class 1-A2 and Class 1-X Certificates will be based on collections from the group 1 mortgage loans. Payments of interest and principal on the Class 1-A1 Certificates will primarily be based on collections from the subgroup 1-A1 mortgage loans and payments of interest and/or principal, as applicable, on the Class 1-A2 Certificates will primarily be based on collections from the subgroup 1-A2 mortgage loans.

Payments of interest and/or principal, as applicable, on the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO and Class 2-PO-B Certificates will be based on collections from the group 2 mortgage loans.

Payments of principal and interest on the Class A-R Certificate will primarily be based on collections from the subgroup 1-A1 mortgage loans as well as any remaining amounts available after payments to all other certificates from the group 1 and group 2 mortgage loans as described in this prospectus supplement.

The Class 2-PO Certificates will have a class principal balance (initially, equal to $50) that will increase in an amount equal to net deferred interest with respect to the group 2 mortgage loans that is allocated to the Class 2-X Certificates as described under “Description of the Certificates—Interest” in this prospectus supplement.

The Class 2-PO-B Certificates will have a class principal balance (initially, equal to $50) that will increase in an amount equal to net deferred interest with respect to the group 2 mortgage loans that is allocated to the Class 2-X-B Certificates as described under “Description of the Certificates—Interest” in this prospectus supplement.

The Class 1-X, Class 2-X and Class 2-X-B Certificates are interest-only certificates that will not have class principal balances.

The Class 1-X Certificates will accrue interest on their class notional amount equal, on any distribution date, to the aggregate class principal balance of the group 1 certificates (other than the Class 1-X Certificates) immediately before that distribution date (initially, equal to approximately $494,105,297).

The Class 2-X Certificates will accrue interest on their class notional amount equal, on any distribution date, to the aggregate class principal balance of the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class 2-PO certificates immediately before that distribution date (initially, equal to approximately $238,070,050).

The Class 2-X-B Certificates will accrue interest on their class notional amount equal to the aggregate class principal balance of the subordinate certificates in group 2 and the Class 2-PO-B Certificates (initially, equal to approximately $22,117,244).

Distribution Date

Beginning in March 2006, the securities administrator will make payments on the certificates on the 25th day of each month, or if the 25th day is not a business day, on the next business day.

Interest Payments on the Certificates

General

On each distribution date, to the extent funds are available from the related mortgage loan group or groups, each class of certificates (other than the Class 1-P, Class 2-PO, Class 2-PO-B and Class 2-P Certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance or class notional amount, as applicable, immediately prior to that distribution date, the applicable pass-through rate and interest accrual period, and, in the case of the LIBOR certificates, any accrued and unpaid interest shortfall attributable solely to basis risk, but solely to the extent of funds available as described in this prospectus supplement; provided, however, that the amount of interest distributable on a distribution date with respect to any class of group 2 certificates will be reduced by the amount, if any, of net deferred interest accrued on the group 2 mortgage loans for the month before that distribution date and allocable to such class of certificates, as described under “Description of the Certificates—Interest” in this prospectus supplement. In the case of any class of group 2 certificates other than the Class 2-X and Class 2-X-B Certificates, any amount of net deferred interest allocable to such class of group 2 certificates will be added as principal to the outstanding class principal balance of such class of group 2 certificates. With respect to the Class 2-X and Class 2-X-B Certificates, any amount of net deferred interest allocable to the Class 2-X and Class 2-X-B Certificates will instead be added as principal to the related class principal balances of the Class 2-PO and Class 2-PO-B Certificates, respectively, based on the amount of net deferred interest attributable to the related loan group, as described under “Description of the Certificates—Interest” in this prospectus supplement.

Net deferred interest will equal the excess, if any, of deferred interest added to the principal balances of the group 2 mortgage loans over the aggregate amount of principal prepayments in full and partial prepayments of principal received with respect to the group 2 mortgage loans during the related prepayment period.

Interest on the Class 1-X, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-X, Class 2-X-B and Class A-R Certificates will accrue on the basis of a 360-day year composed of twelve 30-day months. Interest on the Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B, Class 2-A1C and Class 2-A1C Certificates and the group 2 subordinate certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. The Class 2-PO and Class 2-PO-B Certificates will not accrue interest.

With respect to each distribution date, the interest accrual period for the Class 1-X, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-X, Class 2-X-B and Class A-R Certificates and the group 1 subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs. With respect to each distribution date, the interest accrual period for the Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates and the group 2 subordinate certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

Pass-Through Rates

Class 1-A1 Certificates

Interest on the Class 1-A1 Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class on page S-1 of this prospectus supplement (which margin will be multiplied by 2.0 after the first optional call date), (2) a cap based on the weighted average of the net loan rates of the subgroup 1-A1 mortgage loans, adjusted for the related accrual period and (3) 10.500%.

Class 1-A2 Certificates

Interest on the Class 1-A2 Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class on page S-1 of this prospectus supplement (which margin will be multiplied by 2.0 after the first optional call date), (2) a cap based on the weighted average of the net loan rates of the subgroup 1-A2 mortgage loans, adjusted for the related accrual period and (3) 10.500%.

Class 1-X Certificates

Interest on the Class 1-X Certificates for any distribution date will accrue at an annual rate equal to the excess, if any, of (i) the weighted average of the net loan rates of the group 1 mortgage loans over (ii) a rate equal to the product of (a) the interest accrued on the group 1 certificates (other than the Class 1-X Certificates) for the related accrual period, multiplied by (b) 12, divided by the class notional amount of the Class 1-X Certificates.

On each distribution date, the interest that would otherwise be distributable to the Class 1-X Certificates, based on the pass-through rate described above, may be reduced by the amount, if any, that is necessary to fund payment of any basis risk shortfalls to the holders of the group 1 certificates entitled to those amounts, as described in this prospectus supplement.

Class 1-B1 and Class 1-B2 Certificates

Interest on the Class 1-B1 and Class 1-B2 Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class on page S-1 of this prospectus supplement (which margin will be multiplied by 1.5 after the first optional call date), (2) a cap based on the weighted average of the weighted average of net loan rates of the subgroup 1-A1 and subgroup 1-A2 mortgage loans (weighted on the basis of the related subordinate component for each subgroup) adjusted for the related accrual period, and (3) 10.500%

Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates

Interest on the Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the weighted average of net loan rates of the subgroup 1-A1 and subgroup 1-A2 mortgage loans (weighted on the basis of the related subordinate component for each subgroup).

Class A-R Certificate

Interest on the Class A-R Certificate for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the subgroup 1-A1 mortgage loans.

Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates

Interest on the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class on page S-1 of this prospectus supplement (which margin will be multiplied by 2.0 after the first optional call date), (2) a cap based on the weighted average of the net loan rates of the group 2 mortgage loans, adjusted for the related accrual period and (3) 10.500%.

Class 2-X and Class 2-X-B Certificates

Interest on the Class 2-X and Class 2-X-B Certificates for any distribution date will equal the total amount of interest accrued on the applicable class notional amount at the related pass-through rate for the corresponding interest accrual period.

Interest on the Class 2-X Certificates for any distribution date will accrue at an annual rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the group 2 mortgage loans over (b) a rate equal to the product of (1) the interest accrued on the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates during the related accrual period multiplied by (2) 12, divided by the class notional amount of the Class 2-X Certificates.

Interest on the Class 2-X-B Certificates for any distribution date will accrue at an annual rate equal to the excess, if any, of (a) the weighted average of the net mortgage loan rates of the group 2 mortgage loans over (b) a rate equal to the product of (1) the interest accrued on the group 2 subordinate certificates during the related accrual period multiplied by (2) 12, divided by the class notional amount of the Class 2-X-B Certificates.

On each distribution date, accrued interest that would otherwise be distributable to the Class 2-X and Class 2-X-B Certificates (after giving effect to any reduction in respect of net deferred interest allocated to the Class 2-X and Class 2-X-B Certificates, as applicable, on that distribution date), based on the pass-through rate described above, may be reduced by the amount, if any, that is necessary to fund payment of any basis risk shortfalls to the holders of the (1) Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates and (2) the group 2 subordinate certificates, respectively, as described in this prospectus supplement.

Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates

Interest on the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class on page S-1 of this prospectus supplement (which margin will be multiplied by 1.5 after the first optional call date), (2) a cap based on a weighted average of the weighted average of net loan rates of the group 2 mortgage loans adjusted for the related accrual period, and (3) a cap based on a weighted average of the weighted average net maximum loan rates of the group 2 mortgage loans adjusted for the related accrual period.

The net loan rate of each mortgage loan will be equal to the loan rate of that mortgage loan less the rate at which the related servicing fee is calculated. The net maximum loan rate of each mortgage loan will be equal to the maximum loan rate of that mortgage loan less the sum of the rates at which the less the rate at which the related servicing fee is calculated.

See “Description of the Certificates—Interest” and “—Pass-Through Rates” in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates, other than the interest-only certificates, to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Principal.”

In addition, the manner of allocating payments of principal to the certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

•
up to and including the distribution date in February 2013, the group 1 subordinate certificates may not receive any principal prepayments unless the group 1 senior certificates are paid down to zero or the two times test is in effect;

•	after that time, subject to certain performance triggers, the group 1 subordinate certificates will receive increased portions of principal prepayments over time; and

•
up to and including the distribution date in February 2016, the group 2 subordinate certificates may not receive any principal prepayments unless the group 2 senior certificates are paid down to zero or the two times test is in effect;

•	after that time, subject to certain performance triggers, the group 2 subordinate certificates will receive increasing portions of principal prepayments over time; and

•	a “senior credit support depletion date” occurs on a distribution date on which the total principal balance of the subordinate certificates has been reduced to zero.

The Class 1-X, Class 2-X and Class 2-X-B Certificates are interest-only certificates and are not entitled to payments of principal.

Payment Priorities

Group 1

On each distribution date, the securities administrator will apply the amounts in respect of the group 1 mortgage loans in each subgroup available for payment and amounts on deposit in the group 1 basis risk reserve fund generally in the following order of priority:

• interest on the related senior certificates; provided, that interest otherwise payable on the Class 1-X Certificates on that distribution date, will be deposited in the group 1 basis risk reserve fund, to the extent of the related required basis risk reserve fund deposit for that date;

• principal of the related group 1 senior certificates (other than the Class 1-X Certificates) in the order and amounts described in this prospectus supplement;

• from the group 1 basis risk reserve fund, to the group 1 senior certificates (after application of any amounts received from the related yield maintenance agreement), any unpaid basis risk shortfall, as described in this prospectus supplement;

• interest on, and then principal of, each class of group 1 subordinate certificates in the order of their numerical class designations, beginning with the Class 1-B1 Certificates;

• from the group 1 basis risk reserve fund, to the Class 1-B1 and Class 1-B2 Certificates (after application of any amounts received from any related yield maintenance agreement), any unpaid basis risk shortfall, as described in this prospectus supplement; and

• any remaining available funds to the Class A-R Certificate.

Group 2

On each distribution date, the securities administrator will apply the amounts in respect of the group 2 mortgage loans available for payment and amounts on deposit in the group 2 basis risk reserve fund generally in the following order of priority:

• interest on the related senior certificates; provided, that interest otherwise payable on the Class 2-X and Class 2-X-B Certificates (after giving effect to any reduction in respect of net deferred interest on the mortgage loans allocated to the Class 2-PO and Class 2-PO-B Certificates, respectively, on that distribution date) on that distribution date will be deposited in the group 2 basis risk reserve fund, to the extent of the related required basis risk reserve fund deposit for that date;

• principal of the related group 2 senior certificates (other than the Class 2-X and Class 2-X-B Certificates) in the order and amounts described in this prospectus supplement;

• from the group 2 basis risk reserve fund, to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates (after application of any amounts received from the related yield maintenance agreement), any unpaid basis risk shortfall, as described in this prospectus supplement;

• interest on, and then principal of, each class of group 2 subordinate certificates in the order of their numerical class designations, beginning with the Class 2-B1 Certificates;

• from the group 2 basis risk reserve fund, to the group 2 subordinate certificates, any unpaid basis risk shortfall, as described in this prospectus supplement; and

• any remaining available funds to the Class A-R Certificate.

See “Description of the Certificates” in this prospectus supplement for additional information.

Limited Cross-Collateralization

Loan group 1 and loan group 2 will not be cross-collateralized between each other for payments of interest and principal.

For loan group 1, in certain very limited circumstances relating to a subgroup’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other subgroup in group 1 may be applied to pay principal or interest, or both, to the senior certificates related to the subgroup of group 1 experiencing those conditions.

See “Description of the Certificates—Principal—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Advances

The servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if the servicer fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer is also required to make certain servicing-related advances.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement for additional information.

Optional Termination of the Trust Fund

The servicer may purchase from the trust fund all of the assets of the trust fund and retire all outstanding certificates when the aggregate principal balance of the mortgage loans and any real estate owned by the trust fund is 10% or less of the aggregate principal balance of the mortgage loans as of the cut-off date.

If the servicer fails to exercise its optional termination right, on the first optional termination date the margin over the LIBOR component of the pass-through rates on the LIBOR certificates, respectively, will increase as described in the table on page S-1, and under “Description of the Certificates—Interest—Pass-Through Rates” and “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund” in this prospectus supplement.

If the servicer does not exercise its option to purchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may purchase from the trust fund all mortgage loans and REO properties remaining in the trust fund when the stated principal balance of the mortgage loans is less than 1% of their aggregate stated principal balance as of the cut-off date. We refer to the option of the servicer to purchase the mortgage loans from the trust as the “optional termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund” in this prospectus supplement for additional information.

Optional Sale of Defaulted Mortgage Loans

The servicer may, in its discretion, as an alternative to foreclosure, sell a defaulted mortgage loan at fair market value to third parties, if the servicer reasonably believes that such sale would maximize proceeds to the certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

See “Mortgage Loan Servicing—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement for additional information.

Fees and Expenses

The servicer, the subservicer, the master servicer, the securities administrator, the trustee and the custodian will receive the following compensation:

• For the servicer, for each group 1 mortgage loan, a monthly fee out of interest collections received from that mortgage loan calculated as the product of the outstanding principal balance of such group 1 mortgage loan and the servicing fee rate, equal to 0.250% per annum.

• For the servicer, for each group 2 mortgage loan, a monthly fee out of interest collections received from that mortgage loan calculated as the product of the outstanding principal balance of such group 2 mortgage loan and the servicing fee rate, equal to 0.375% per annum.

• For the subservicer, for each mortgage loan, a monthly fee paid by the servicer out of the related servicing fee calculated as the product of the outstanding principal balance of such mortgage loan and the subservicing fee rate, equal to 0.030% per annum.

• For the master servicer and the securities administrator, any investment earnings on amounts on deposit in the distribution account.

• For the trustee and the custodian, a fee as agreed with the master servicer and payable by the master servicer from its own funds.

The servicer, the subservicer, the master servicer, the securities administrator, the trustee and the custodian will also be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of the offered certificates will be the applicable distribution date specified in the table on pages S-1. The actual final distribution date for each such class of certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

Credit Enhancement

The senior certificates related to each loan group will have a prior right of payment over the subordinate certificates related to that loan group. Among the classes of group 1 subordinate certificates, the Class 1-B1 Certificates will have the highest payment priority and the Class 1-B6 Certificates will have the lowest payment priority. Similarly, among the classes of group 2 subordinate certificates, the Class 2-B1 Certificates will have the highest payment priority and the Class 2-B6 Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. This loss protection is accomplished by allocating the realized losses first, among the subordinate certificates related to that loan group, beginning with the subordinate certificates having the lowest payment priority, and second, to the related class or classes of senior certificates related to that loan group (other than any related interest-only certificates), on a pro rata basis; provided, that:

•
realized losses allocable to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates will be allocated to the Class 2-A1C, Class 2-A1B and Class 2-A1A Certificates, in that order, until the class principal balance of each such class has been reduced to zero, in each case as described in this prospectus supplement under “Description of the Certificates—Allocation of Losses.”

In addition, before the distribution date in March 2013, in the case of the group 1 subordinate certificates, and March 2016, in the case of the group 2 subordinate certificates, the related subordinate certificates will not receive any principal prepayments (net of deferred interest) from the mortgage loans related to each loan group unless the senior certificates related to that loan group are paid down to zero or the credit enhancement provided by the related subordinate certificates has doubled and certain performance tests have been satisfied. On or after March 2013, in the case of loan group 1, or March 2016, in the case of loan group 2, and subject to certain performance triggers, the subordinate certificates in the related loan group will receive increasing portions of principal prepayments (net of deferred interest) over time.

See “Description of the Certificates—Principal,” “—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement.

Yield Maintenance Agreements

The trust fund will have the benefit of five yield maintenance agreements. Payments received under the yield maintenance agreements with respect to a distribution date will be allocated among the holders of the Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates as described in this prospectus supplement. These payments may reduce the effects of a mismatch between the weighted average net loan rate of certain of the mortgage loans, as described in this prospectus supplement, and one-month LIBOR used to determine the interest rates on those certificates.

See “Description of the Certificates—The Yield Maintenance Agreements” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates initially have the ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on pages S-1.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

The ratings do not address the likelihood that any basis risk shortfall will be repaid to the holders of the LIBOR certificates.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, the trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs. An owner of a certificate (other than the Class A-R Certificate) will be treated as having purchased REMIC “regular interests” (exclusive of the right of any certificates to receive or obligation to make payments in respect of basis risk shortfalls). The Class A-R Certificate will represent the sole “residual interest” in each remaining REMIC created under the pooling and servicing agreement.

The certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the certificates (other than the Class A-R Certificate) will be required to report income on those certificates in accordance with the accrual method of accounting.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

Employee retirement benefit plans and other retirement benefit arrangements generally may purchase the Class 1-A1, Class 2-A1, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-X, Class 2-A1A, Class 2-X and Class 2-X-B Certificates. The remaining classes of certificates may be not be purchased by plan investors other than certain insurance company general accounts, as described in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The senior certificates and the Class 1-B1, Class 1-B2, Class 2-B1 and Class 2-B2 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Listing

The certificates are not listed on any exchange, and no party to the transaction intends to list the certificates on any exchange or to quote them in the automated quotation system of any registered securities organization.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the certificates.

Loan prepayments may adversely affect the average life of, and rate of return on, your certificates	Borrowers may prepay their mortgage loans in whole or in part at any time; however, as of the cut-off date, approximately 41.02% and 89.23% of the group 1 and group 2 mortgage loans, respectively, and approximately 43.52% and 39.45% of the subgroup 1-A1 and group 1-A2 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of 1 to 3 years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Prepayment penalty payments received on the group 1 mortgage loans and the group 2 mortgage loans will be distributed to the Class 1-P and Class 2-P Certificates, respectively. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•
If you purchase Class 1-X, Class 2-X and Class 2-X-B Certificates or if you purchase other certificates at a premium, and principal on the related mortgage loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•
As of the cut-off date, all of the group 1 mortgage loans are adjustable rate mortgage loans, 0.81%, 0.85%, 2.76% and 95.58% of which have fixed interest rates for the first 6 months, 1 year, 3 years and 5 years, respectively, after origination, which then convert to adjustable interest rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on adjustable-rate mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to a variety of factors, including provisions for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

•
The seller is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured, as described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties” in this prospectus supplement. These purchases will have the same effect on the holders of the certificates as a prepayment in full of the related mortgage loans.

•	If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
Under the principal payment priorities described in this prospectus supplement, if prepayments in one subgroup of group 1 reduce the total class principal balances of the related senior certificates of that subgroup to zero, future payments which would otherwise be payable to the group 1 subordinate certificates may be used to pay senior certificates in the other subgroup, thereby reducing the amount distributable to the group 1 subordinate certificates and increasing the amount distributable to the group 1 senior certificates. If you purchase group 2 subordinate certificates and this occurs, your yield may be lower than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Mortgage loans with interest-only payments
As of the cut-off date, approximately 89.05% of the group 1 mortgage loans, and approximately 86.49% and 90.67% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period of three, five or ten years following the origination of the related group 1 mortgage loans. After the interest-only period, each borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no scheduled principal payments are required to be made on these mortgage loans for a period of time, certificateholders will receive smaller principal payments during such period than they would have received if the borrowers were required to make monthly payments of interest and principal from origination of the mortgage loans. Absent other considerations, this slower rate of principal payments will result in longer, and in some cases substantially longer, weighted average lives of the related certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal balance.

See “The Mortgage Loan Groups” in this prospectus supplement.

The yield on your certificates may be limited by initial fixed mortgage interest rates on some mortgage loans and maximum mortgage interest rates
For each group 1 mortgage loan, the mortgage interest rate will be fixed generally for the first 6 months or 1, 3, or 5 years of the term of the mortgage loan, and for each group 2 mortgage loan, the mortgage interest rate will be fixed generally for the first one or three months of the term of the mortgage loan. As of February 1, 2006, all of the group 1 mortgage loans and approximately 41.12% of the group 2 mortgage loans were still in their fixed rate period. In addition, each mortgage loan has a maximum mortgage interest rate. These factors may prevent the mortgage interest rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected. On the closing date, a deposit will be made to each basis risk reserve fund that may mitigate the effect of such maximum interest rates.

See “The Mortgage Loan Groups” in this prospectus supplement.

The yield and weighted average maturity of the group 2 certificates will be subject to negative amortization on the group 2 mortgage loans
After an initial fixed rate period of generally one, two or three months after origination, the interest rates on the group 2 mortgage loans adjust monthly but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. After the end of the initial fixed rate period, the interest rates on some of the group 2 mortgage loans may be lower than the sum of the index applicable at origination and the related margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of the group 2 mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the group 2 mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates. In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a group 2 mortgage loan over its remaining term to maturity. If interest rates on the group 2 mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the group 2 mortgage loan, which may cause the related classes of group 2 certificates to amortize faster. If the unpaid principal balance of a group 2 mortgage loan exceeds the original balance of the group 2 mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. In addition, on the fifth payment adjustment date of a group 2 mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the group 2 mortgage loan to be paid in full in equal monthly installments at its maturity. These features may affect the rate at which principal on the group 2 mortgage loans is paid and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances.

Any deferral of interest on the group 2 mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the group 2 certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the group 2 mortgage loans to interest payments on the group 2 certificates. The excess of any deferred interest on the group 2 mortgage loans over the prepayments received on the group 2 mortgage loans, or net deferred interest, will be allocated among the classes of group 2 certificates in an amount equal to the excess of the interest accrued on each such class at its applicable pass-through rate over the amount of interest that would have accrued if the applicable pass-through rate for each class had been equal to a pass-through rate adjusted for net deferred interest on the related group 2 mortgage loans as described under “Description of the Certificates—Interest” in this prospectus supplement. Accordingly, those classes of group 2 certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of group 2 certificates. The amount deducted from the interest distributable to the Class 2-X-B Certificates will be added to the class principal balance of the Class 2-PO-B Certificates. The amount deducted from the interest distributable to the Class 2-X-B Certificates will be added to the class principal balance of the Class 2-PO-B Certificates.

If credit enhancement is insufficient, you could experience losses on your certificates
Credit enhancement will be provided for the certificates, first, by the right of the holders of more senior classes of certificates to receive payments before the related classes subordinate to them and, second, by the allocation of realized losses on the related mortgage loans to the related subordinated classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of the related loan group. Collections otherwise payable to the related subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement provides that, except as described below, realized losses from each loan group are allocated:

first, to the subordinate certificates related to such loan group in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and second, in the case of the group 1 mortgage loans, losses from the related loan subgroup will be allocated to the class or classes of related senior certificates (other than the Class 1-X Certificates), pro rata based on the related class principal balance, until their respective class principal balances are reduced to zero; and in the case of the group 2 mortgage loans, losses will be allocated to the classes of related senior certificates (other than the Class 2-X and Class 2-X-B Certificates), pro rata based on the related class principal balance, until their respective class principal balances are reduced to zero; provided, that realized losses allocable to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates will be allocated to the Class 2-A1C, Class 2-A1B and Class 2-A1A Certificates, in that order, until the class principal balance of each such class has been reduced to zero.

Accordingly, if the aggregate principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group or subgroup, as applicable, would reduce the amount of funds available for monthly payments to holders of the related senior certificates. In addition, in the case of loan group 2, higher than expected losses on one subgroup will decrease the amount of credit support provided by the group 2 subordinate certificates to the group 2 senior certificates with respect to the other subgroup of mortgage loans.

See “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement for additional information.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicer, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

The yields on the LIBOR Certificates may be affected by changes in interest rates
No prediction can be made as to future levels of one-month LIBOR (the applicable index in determining the pass-through rate for the LIBOR Certificates) or as to the timing of any changes in levels of LIBOR that will affect the yield of the LIBOR Certificates.

The holders of the LIBOR Certificates may not always receive interest at a rate equal to one-month LIBOR plus the applicable margin. With respect to the Class 1-A1, Class 1-A2, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, if one-month LIBOR plus the applicable margin is greater than either (1) the cap generally based on the weighted average of the net loan rates of the related group or subgroup of mortgage loans, as applicable, adjusted for the related accrual period or (2) 10.500%, the pass-through rate of those certificates will be reduced to the lesser of the related net rate cap or the related hard rate cap (adjusted for the related accrual period).

With respect to the Class 1-B1 and Class 1-B2 Certificates, if one-month LIBOR plus the applicable margin is greater than either (i) the cap generally based on the weighted average of the weighted average net loan rates of the mortgage loans in each subgroup (weighted on the basis of the related subordinate component for each subgroup) or (ii) 10.500%, in each case, adjusted for the related accrual period, the pass-through rate of those certificates will be reduced to the lesser of the related net rate cap or the related hard rate cap.

With respect to the group 2 subordinate certificates, if one-month LIBOR plus the applicable margin is greater than either the cap generally based on the weighted average of the weighted average net loan rates of the group 2 mortgage loans or the cap generally based on the weighted average of the weighted average net maximum loan rates of the group 2 mortgage loans, in each case, adjusted for the related accrual period, the pass-through rate of those certificates will be reduced to the lesser of the related net rate cap or net maximum rate cap.

Thus, the yield to investors in the LIBOR Certificates will be sensitive to fluctuations in the level of one-month LIBOR, and may be adversely affected by the application of the related net rate cap, hard rate cap or the related net maximum rate cap, as applicable.

The prepayment of mortgage loans with relatively higher net loan rates may result in a lower weighted average net loan rate. Consequently, if on any distribution date the application of the related net rate cap results in an interest payment lower than one-month LIBOR plus the applicable margin, in the case of the LIBOR Certificates, during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.

To the extent that the related net rate cap limits the amount of interest paid on the LIBOR Certificates, the excess, if any, between the related index plus the related margin (which will be an amount no greater than the net maximum loan rate cap for each such class) over the applicable net rate cap, will create a shortfall that will carry forward, with interest thereon as described in this prospectus supplement. However, any such resulting shortfall will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts on deposit in the applicable basis risk reserve fund or amounts available for distribution from a yield maintenance agreement. Accordingly, these shortfalls may remain unpaid on the final distribution date.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Changes in mortgage indices may reduce the yields on the Class 1-X, Class 2-X and Class 2-X-B Certificates
As described in this prospectus supplement, the Class 1-X, Class 2-X and Class 2-X-B Certificates will accrue interest at a rate based, among other factors, on the weighted average of the net loan rates on all of the mortgage loans in the related loan group or loan subgroups, as applicable. The interest rates on the applicable mortgage loans will be calculated, after the initial fixed rate period, on the basis of the related index plus the applicable margin, as described in this prospectus supplement. As a result, declines in the index on which the interest rates on the mortgage loans in any loan group or subgroup are based, without a corresponding decline in the rates at which interest on the related classes of certificates is based, could result, over time, in lower yields on the these certificates. The yields on the Class 1-X, Class 2-X and Class 2-X-B Certificates will be particularly sensitive to declines in the index at which the related mortgage loans accrue interest since the pass-through rates of the Class 1-X, Class 2-X and Class 2-X-B Certificates could also be reduced. Furthermore, any increase in the indices in the related loan group or subgroup on which the interest rates are based may result in prepayments on the mortgage loans, payments of principal on the related certificates then entitled to principal and a decrease in the notional amounts of the Class 1-X, Class 2-X and Class 2-X-B Certificates, as applicable. In addition, prepayments on mortgage loans with higher interest rates will reduce the weighted average of the interest rates on the related mortgage loans and, consequently, reduce the pass-through rate of the Class 1-X, Class 2-X and Class 2-X-B Certificates, as applicable.

Prepayments will affect the yields on the Class 1-X, Class 2-X and Class 2-X-B Certificates
The Class 1-X, Class 2-X and Class 2-X-B Certificates will be entitled to receive only payments of interest. The yields to maturity on the Class 1-X, Class 2-X and Class 2-X-B Certificates will be extremely sensitive to the level of prepayments on the related mortgage loans. Generally, the faster that the related mortgage loans prepay, the less interest the Class 1-X, Class 2-X and Class 2-X-B Certificates will receive.

The yields to maturity on the Class 1-X, Class 2-X and Class 2-X-B Certificates will be especially sensitive to the level of prepayments on the related mortgage loans with higher interest rates.

The pass-through rates for the Class 1-X, Class 2-X and Class 2-X-B Certificates, as described under “Summary of Terms—Interest Payments on the Certificates—Pass-Through Rates,” are determined generally based on the excess, if any, of the weighted average of the net mortgage rates on the related mortgage loans over the interest accrued on the related certificates.

If mortgage interest rates decline, the higher interest rate mortgage loans are more likely to be refinanced and, therefore, prepayments in full on these mortgage loans are more likely to occur. Generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described in this prospectus supplement. Such order will have the likely effect of reducing the class principal balances of classes with lower certificate rates relative to other classes. This will have the effect of raising the weighted average certificate rate and lowering the applicable net weighted average interest rate at which interest accrues on the mortgage loans, which in turn will lower the pass-through rates on the Class 1-X, Class 2-X and Class 2-X-B Certificates related to the applicable mortgage loans. If for any distribution date, the weighted average of the net loan rates for the related mortgage loans is equal to the interest accrued on the related certificates, the Class 1-X, Class 2-X and Class 2-X-B Certificates will receive no payments of interest on that distribution date.

An increase in prepayments on the related mortgage loans will result in a reduced class notional amount and, consequently, a reduction in interest payable to the Class 1-X, Class 2-X and Class 2-X-B Certificates, as applicable.

You should fully consider the risks associated with an investment in the Class 1-X, Class 2-X and Class 2-X-B Certificates. If the related mortgage loans prepay faster than expected or if the trust fund is terminated earlier than expected, you may not fully recover your initial investment. See “Yield, Prepayment and Maturity Considerations―Yield Considerations with Respect to the Class 1-X, Class 2-X and Class 2-X-B Certificates” in this prospectus supplement for a table showing expected yields at different prepayment rates.

Default risk on high-balance mortgage loans
As of the cut-off date, approximately 0.21% and 5.23% of the group 1 and group 2 mortgage loans, respectively, and approximately 0% and 0.35% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, had principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group or subgroup.

Risks associated with mortgage loans secured by non-owner occupied properties
Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default. Approximately 5.74% and 6.29% of the group 1 and group 2 mortgage loans, respectively, and approximately 13.84% and 0.63% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, are secured by investment properties, and approximately 1.94% and 3.06% of the group 1 and group 2 mortgage loans, respectively, and approximately 2.98% and 1.28% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, are secured by second homes.

Simultaneous second lien risk
With respect to approximately 65.07% and 12.70% of the group 1 and group 2 mortgage loans, respectively, and approximately 46.46% and 76.83% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, at the time of origination of such first lien mortgage loan, the originator also originated a second lien mortgage loan that will not be included in the trust fund. The weighted average loan-to-value ratio of such mortgage loans is approximately 78.32% and 75.54% for the group 1 and group 2 mortgage loans, respectively, and approximately 76.60% and 78.98% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively. The original weighted average combined loan-to-value ratio of such mortgage loans (including the simultaneous second lien) is approximately 96.04% and 85.89% of the group 1 and group 2 mortgage loans, respectively, and approximately 93.47% and 97.02% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively. With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since borrowers have less equity in the mortgaged property. Investors should also note that any borrower may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Delinquencies due to transfer of servicing or servicing rights
On the closing date, the mortgage loans will be subserviced on behalf of the servicer by GMAC Mortgage Corporation. Servicing of the mortgage loans may be transferred to other primary servicers or subservicers in the future, provided such transfers are approved by the rating agencies and are accomplished in accordance with the provisions of the pooling and servicing agreement and the related servicing or subservicing agreement. Mortgage loans subject to servicing transfers may experience increased delays in payments.

The servicer has the right, at its discretion, to transfer servicing responsibilities to another entity that is qualified to service the mortgage loans and that is acceptable to the master servicer. At any time that a servicer transfers servicing responsibilities as described above, the mortgage loans may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

The originator or servicer may be subject to litigation or governmental proceedings
The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to the originator, servicer or subservicer of the mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the servicer or subservicer, as applicable, to service the mortgage loans in accordance with the related servicing agreement, or the ability of the originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

If the receipt of liquidation proceeds is delayed or if liquidation proceeds are less than the mortgage loan balance, you could suffer a loss on your certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

An investment in the certificates may not be appropriate for some investors
The certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the certificates. This may be the case due, for example, to the following reasons.

•	The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans.

•
The rate of principal payments on and the weighted average lives of the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans and the priority of principal payments among the classes of certificates. Accordingly, the certificates may be an inappropriate investment if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments.

•
You may not be able to reinvest payments on a certificate at a rate at least as high as the pass-through rate applicable to your certificate, since payments generally are expected to be greater during periods of relatively low interest rates.

•	Your investment in any of the certificates may be ended before you desire if the optional termination of the trust fund is exercised.

Geographic concentration of the mortgage loans may adversely affect your certificates
Approximately 44.55% and 57.19% of the group 1 and group 2 mortgage loans, respectively, and approximately 37.24% and 49.17% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, are secured by properties in California. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the mortgage loans in general:

•	Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•	Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•
Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California and Florida may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

It may be difficult to resell your certificates
There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

Terrorist attacks and related military action
The effects that terrorist attacks in the United States, possible future attacks or other incidents and related military action, or military action by U.S. forces in Iraq or other regions, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

In addition, activation of a substantial number of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws, referred to collectively as the “Relief Act.” Interest payable to holders of the senior certificates and the subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act. The master servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates. In addition, certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state laws.

Bankruptcy or insolvency may affect the timing and amount of payments on your certificates
The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

Glossary

There is a glossary of terms beginning on page S-133 where you will find definitions of the capitalized terms used in this prospectus supplement. You should read the glossary of terms carefully because it defines many concepts that are important to understanding the certificates.

The Mortgage Loan Groups

General

Statistical information in this section, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

The assets held by MortgageIT Mortgage Loan Trust 2006-1 will consist primarily of two loan groups of adjustable rate, first lien, residential mortgage loans. The mortgage loans have interest rates (“loan rates”) that adjust based on the index with original terms to maturity of 30 years. As of the cut-off date, there are mortgage loans with an aggregate principal balance of approximately $754,292,591. As of the cut-off date, there are 1678 group 1 mortgage loans with an aggregate principal balance of approximately $494,105,297, 820 subgroup 1-A1 mortgage loans with an aggregate principal balance of approximately $191,381,522 and 858 subgroup 1-A2 mortgage loans with an aggregate principal balance of approximately $302,723,775. As of the cut-off date, there are 760 group 2 mortgage loans with an aggregate principal balance of approximately $260,187,294. The mortgage loans are “adjustable rate mortgage loans” and generally have loan rates that adjust semi-annually or annually for group 1 mortgage loans and monthly for group 2 mortgage loans depending on the terms of the particular mortgage note.

The mortgage loans have been divided into two loan groups designated as the “group 1 mortgage loans,” and “group 2 mortgage loans.” We refer to each of the groups of mortgage loans as a “loan group.” The group 1 mortgage loans are further divided into two subgroups, designated as the “subgroup 1-A1 mortgage loans” and the “subgroup 1-A2 mortgage loans.” We refer to each of the subgroups of mortgage loans as a “subgroup.”

The Stated Principal Balance of each mortgage loan in group 2, as of the cut-off date, reflects the application of scheduled payments of principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any amounts of deferred interest added to the unpaid principal balance of such mortgage loan as a result of negative amortization (as described below). Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the Stated Principal Balances of such mortgage loans as of the cut-off date, unless otherwise specified. The aggregate principal balance of the mortgage loans set forth above is subject to a variance of plus or minus ten percent.

Each of the mortgage loans in the trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as “mortgages” in this prospectus supplement. The mortgaged properties are one- to four-family dwelling units, individual condominium units, cooperatives, townhouses and planned unit developments.

Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. Under the pooling and servicing agreement, the depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders. See “The Pooling and Servicing Agreement” in this prospectus supplement.

All of the mortgage loans were originated by MortgageIT, Inc. (“MortgageIT,” the “originator” or the “seller”). The mortgage loans were originated in accordance with the underwriting guidelines described under “The Seller and the Originator—Underwriting Standards” herein. All of the mortgage loans are being serviced on behalf of the servicer, MortgageIT, Inc. (the “servicer”) by GMAC Mortgage Corporation (“GMACM” or the “subservicer”). See “The Servicer and the Subservicer—GMAC Mortgage Corporation” herein.

The mortgage loans will be purchased by the depositor from the seller pursuant to a mortgage loan purchase agreement (referred to herein as the “mortgage loan purchase agreement”). Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor. Under the pooling and servicing agreement, the depositor will assign all of its rights with respect to the mortgage loans, including rights with respect to representations and warranties made by the seller, to the trust fund. Subject to certain limitations set forth in the pooling and servicing agreement, the seller will be obligated to repurchase, or substitute a similar loan for, any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if the breach of such representation or warranty materially and adversely affects the certificateholders’ interests in such mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above.

The Indices. The indices applicable to the determination of the loan rates for the group 1 mortgage loans generally will be a per annum rate equal to the average of interbank offered rates for six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “6-Month LIBOR index” and the “1-Year LIBOR index,” respectively), or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year as published by the Federal Reserve Board in Statistical Release H.15(519) (the “1-Year CMT index”). The index applicable to the determination of the loan rates for the group 2 mortgage loans generally will be the 1-Year LIBOR index, or a per annum rate equal to the average of interbank offered rates for three-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in the Wall Street Journal (the “3-Month LIBOR index”) or a per annum rate equal to the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the “MTA” index).

The 3-Month LIBOR index, the 6-Month LIBOR index, the 1-Year LIBOR index, the 1-Year CMT index and the MTA index are each referred to herein as an “index” or together as the “indices.”

The related index will be calculated as of the date specified in the related mortgage note. In the event that the related index described above becomes unavailable or is otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Loan Rate Adjustments. The loan rates for all the group 1 mortgage loans, and all of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, are fixed for 6 months, 1, 3 or 5 years following their origination and thereafter adjust semi-annually or annually. The loan rates for the group 2 mortgage loans are generally fixed for one or three months following their origination and then adjust monthly. As of the cut-off date, approximately 100% and 41.12% of the group 1 and group 2 mortgage loans, respectively, and all of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, were still in their initial fixed rate period. These mortgage loans bear a weighted average fixed mortgage rate of approximately 6.231% and 3.836% of the group 1 and group 2 mortgage loans, respectively, and approximately 6.173% and 6.267% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively. The loan rate for each mortgage loan after the initial fixed rate period will be adjusted to equal the sum, generally rounded to or rounded up to, as applicable, the nearest multiple of 0.125% of the index applicable to that loan and a fixed percentage amount known as the “gross margin” for that loan. The mortgage loan rates adjust according to the applicable index as discussed under “—The Indices” above.

No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of the maximum loan rates, the loan rate on each mortgage loan that has such a maximum loan rate, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See “—The Indices” above.

Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a loan rate adjustment date (or subsequent to any interest-only period) for any group 1 mortgage loan, the monthly payment amount for each group 1 mortgage loan will be adjusted to equal the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the loan rate as adjusted.

Monthly scheduled payments on the group 2 mortgage loans adjust annually on a date specified in the related mortgage note (each, a “Payment Adjustment Date”), subject to the conditions (the “Payment Caps”) that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the monthly payment prior to the related Payment Adjustment Date, (ii) as of the fifth Payment Adjustment Date and on the same day every fifth Payment Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either, 110% or 115%, depending on the mortgage loan) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the group 2 mortgage loan over its remaining term to maturity.

Since the loan rates on the group 2 mortgage loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the Stated Principal Balance of the group 2 mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the group 2 mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable loan rate is greater than the entire monthly payment due on the related due date (such excess accrued interest, “deferred interest”)); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event a group 2 mortgage loan negatively amortizes, deferred interest, if any, is added to the Stated Principal Balance of such group 2 mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Interest-Only Loans. Approximately 89.05% of the group 1 mortgage loans, and approximately 86.49% and 90.67% of the subgroup 1-A1 and group 1-A2 mortgage loans, respectively, have an interest-only period of three, five or ten years following the origination of the group 1 mortgage loans. During this period, the scheduled monthly payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that group 1 mortgage loan and payment of interest at the then-current loan rate.

High Loan-to-Value Mortgage Loans. Approximately 1.36% and 8.66% of the group 1 and group 2 mortgage loans, respectively, and approximately 1.94% and 0.99% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, have original loan-to-value ratios in excess of 80%. Substantially all of such mortgage loans are covered by a primary mortgage guaranty insurance policy (which policy insures, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 80% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less.

For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at origination and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan.

Prepayment Penalty Payments. Approximately 41.02% and 89.23% of the group 1 and group 2 mortgage loans, respectively, and approximately 43.52% and 39.45% of the subgroup 1-A1 and subgroup 1-A2 mortgage loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment of principal. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan. Certain mortgage loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty. The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note. Generally, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.

Prepayment penalty payments received on the group 1 mortgage loans and the group 2 mortgage loans will be distributed to the Class 1-P and Class 2-P Certificates, respectively.

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of the cut-off date.

General Characteristics. All of the group 1 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 359 months as of the cut-off date. None of the group 1 mortgage loans had a first due date prior to January 2005 or after April 2006 or had a remaining term to stated maturity of less than 346 months or greater than 360 months as of the cut-off date. The latest stated maturity date of any group 1 mortgage loan occurs in March 2036.

The average Stated Principal Balance of the group 1 mortgage loans at origination was approximately $294,497. The average Stated Principal Balance of the group 1 mortgage loans as of the cut-off date was approximately $294,461. No group 1 mortgage loan had a Stated Principal Balance of less than approximately $38,865 or greater than approximately $1,050,000 as of the cut-off date.

As of the cut-off date, approximately 0.27% of the group 1 mortgage loans were 30-59 days delinquent in payment and none of the group 1 mortgage loans were 60 days or more delinquent.

Certain historical delinquency information with respect to the group 1 mortgage loans is provided in the tables following this section. No group 1 mortgage loans have been more than 89 days delinquent in the twelve months preceding the cut-off date.

The group 1 mortgage loans had annual loan rates of not less than 4.250% and not more than 7.500% and the weighted average annual loan rate was approximately 6.231%. As of the cut-off date, the group 1 mortgage loans had gross margins ranging from 2.000% to 2.750%. As of the cut-off date, the group 1 mortgage loans had minimum loan rates ranging from 2.000% to 2.750% and maximum loan rates ranging from 9.875% to 20.000%. As of the cut-off date, the weighted average gross margin was approximately 2.255%, the weighted average minimum loan rate was approximately 2.255% and the weighted average maximum loan rate was approximately 12.098% for all of the group 1 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any group 1 mortgage loan occurs in approximately 61 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 1 mortgage loans occurs in approximately 58 months. The latest next payment adjustment date following the cut-off date on any group 1 mortgage loan occurs in 61 months and the weighted average next payment adjustment date following the cut-off date for the group 1 mortgage loans occurs in approximately 58 months.

As of the cut-off date, approximately 41.02% of the group 1 mortgage loans provided, at origination, for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal. All of the prepayment penalty payments received on the group 1 mortgage loans will be distributed to the Class 1-P Certificates.

The group 1 mortgage loans have the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 1 Mortgage Loans

Stated Principal Balance ($)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

38,865 - 50,000	1	$38,864.55	0.01%
50,001 - 100,000	50	4,172,473.41	0.84
100,001 - 150,000	171	21,592,639.89	4.37
150,001 - 200,000	264	47,114,322.47	9.54
200,001 - 250,000	286	64,505,147.36	13.05
250,001 - 300,000	246	67,940,212.35	13.75
300,001 - 350,000	187	61,000,020.60	12.35
350,001 - 400,000	172	64,295,957.37	13.01
400,001 - 450,000	97	40,809,792.51	8.26
450,001 - 500,000	68	32,521,996.08	6.58
500,001 - 550,000	37	19,366,986.20	3.92
550,001 - 600,000	29	16,744,418.45	3.39
600,001 - 650,000	16	10,181,499.48	2.06
650,001 - 700,000	18	12,272,695.35	2.48
700,001 - 750,000	5	3,582,021.19	0.72
750,001 - 800,000	7	5,437,200.00	1.10
800,001 - 850,000	2	1,640,000.00	0.33
850,001 - 900,000	6	5,266,300.00	1.07
900,001 - 950,000	4	3,751,550.00	0.76
950,001 - 1,000,000	11	10,821,200.00	2.19
1,000,001 - 1,050,000	1	1,050,000.00	0.21
Total	1,678	$494,105,297.26	100.00%

The average Stated Principal Balance of the group 1 mortgage loans was approximately $294,461 as of the cut-off date.

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

360	1,678	$494,105,297.26	100.00%
Total	1,678	$494,105,297.26	100.00%

The weighted average original term to stated maturity of the group 1 mortgage loans was approximately 360 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

346 - 348	3	$800,400.00	0.16%
349 - 354	1	133,000.00	0.03
355 - 360	1,674	493,171,897.26	99.81
Total	1,678	$494,105,297.26	100.00%

The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 359 months as of the cut-off date.

Property Types of the Group 1 Mortgage Loans

Property Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Single Family	948	$284,300,088.54	57.54%
PUD	450	138,055,521.78	27.94
Condominium	247	61,468,130.57	12.44
Two Units	16	5,572,600.00	1.13
Three Units	8	2,658,456.37	0.54
Townhouse	3	915,000.00	0.19
Four Units	3	693,700.00	0.14
Cooperative	3	441,800.00	0.09
Total	1,678	$494,105,297.26	100.00%

Stated Occupancy Status of the Group 1 Mortgage Loans*

Stated Occupancy Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Primary	1,516	$456,152,822.59	92.32%
Non-owner	130	28,377,620.86	5.74
Second Home	32	9,574,853.81	1.94
Total	1,678	$494,105,297.26	100.00%

*In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related group 1 mortgage loan was originated.

Loan Purposes of the Group 1 Mortgage Loans

Purpose	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Purchase	1,043	$299,979,443.57	60.71%
Cash Out Refinance	368	111,337,675.58	22.53
Refinance	267	82,788,178.11	16.76
Total	1,678	$494,105,297.26	100.00%

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Stated Income/Verified Asset	907	$282,968,118.21	57.27%
Full Documentation	446	115,273,683.27	23.33
Stated Documentation	174	52,836,271.82	10.69
Stated Income/Stated Asset	53	16,666,197.06	3.37
No Documentation	56	13,437,714.35	2.72
No Ratio	42	12,923,312.55	2.62
Total	1,678	$494,105,297.26	100.00%

Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

14.93-15.00	1	$99,902.81	0.02%
15.01-20.00	2	600,500.00	0.12
20.01-25.00	2	334,911.25	0.07
25.01-30.00	3	505,000.00	0.10
30.01-35.00	15	4,303,239.62	0.87
35.01-40.00	10	2,580,224.81	0.52
40.01-45.00	16	4,011,585.26	0.81
45.01-50.00	24	7,496,749.38	1.52
50.01-55.00	28	8,775,041.03	1.78
55.01-60.00	45	16,008,263.96	3.24
60.01-65.00	103	31,365,264.25	6.35
65.01-70.00	124	37,345,588.80	7.56
70.01-75.00	108	35,410,973.35	7.17
75.01-80.00	1,164	338,554,506.34	68.52
80.01-85.00	10	1,886,751.31	0.38
85.01-90.00	12	2,836,055.00	0.57
90.01-95.00	11	1,990,740.09	0.40
Total	1,678	$494,105,297.26	100.00%

The weighted average original loan-to-value ratio of the group 1 mortgage loans was approximately 74.80% as of the cut-off date.

Geographic Distribution of the Group 1 Mortgage Loans

State	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

California	607	$220,108,421.64	44.55%
Washington	175	43,616,173.79	8.83
Arizona	159	42,575,801.79	8.62
Florida	108	29,016,030.44	5.87
Nevada	74	19,918,065.00	4.03
Virginia	53	17,821,496.09	3.61
All Others (37)	502	121,049,308.51	24.50
Total	1,678	$494,105,297.26	100.00%

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 1 mortgage loans by Stated Principal Balance was approximately 0.49% in the 98012 ZIP Code.

Loan Rates of the Group 1 Mortgage Loans

Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

4.250 - 4.500	3	$1,560,455.36	0.32%
4.501 - 5.000	3	1,227,305.60	0.25
5.001 - 5.500	100	30,047,690.75	6.08
5.501 - 6.000	459	137,443,352.31	27.82
6.001 - 6.500	786	225,287,999.99	45.60
6.501 - 7.000	298	87,937,469.71	17.80
7.001 - 7.500	29	10,601,023.54	2.15
Total	1,678	$494,105,297.26	100.00%

The weighted average loan rate of the group 1 mortgage loans was approximately 6.231% as of the cut-off date.

Maximum Loan Rates of the Group 1 Mortgage Loans

Maximum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

9.875 - 10.000	2	$1,124,500.00	0.23%
10.001 - 10.500	24	9,665,096.43	1.96
10.501 - 11.000	98	35,665,451.65	7.22
11.001 - 11.500	165	57,257,743.67	11.59
11.501 - 12.000	376	106,564,477.41	21.57
12.001 - 12.500	688	187,451,647.31	37.94
12.501 - 13.000	279	82,161,571.92	16.63
13.001 - 13.500	28	10,472,923.54	2.12
15.001 - 15.500	1	116,080.00	0.02
15.501 - 16.000	1	131,080.00	0.03
17.001 - 17.500	8	1,656,805.61	0.34
18.001 - 18.500	4	900,582.00	0.18
18.501 - 19.000	3	777,377.72	0.16
19.501 - 20.000	1	159,960.00	0.03
Total	1,678	$494,105,297.26	100.00%

The weighted average maximum loan rate of the group 1 mortgage loans was approximately 12.098% as of the cut-off date.

Minimum Loan Rates of the Group 1 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.000 - 2.000	3	$1,992,000.00	0.40%
2.001 - 2.500	1,659	486,177,077.26	98.40
2.501 - 2.750	16	5,936,220.00	1.20
Total	1,678	$494,105,297.26	100.00%

The weighted average minimum loan rate of the group 1 mortgage loans was approximately 2.255% as of the cut-off date.

Gross Margins of the Group 1 Mortgage Loans

Gross Margin (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.000 - 2.000	4	$2,642,000.00	0.53%
2.001 - 2.250	1,658	485,527,077.26	98.26
2.501 - 2.750	16	5,936,220.00	1.20
Total	1,678	$494,105,297.26	100.00%

The weighted average gross margin of the group 1 mortgage loans was approximately 2.255% as of the cut-off date.

Indices of the Group 1 Mortgage Loans

Index	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

6 Month LIBOR	1,454	$404,751,787.90	81.92%
1 Year LIBOR	207	83,112,159.36	16.82
1 Year CMT	17	6,241,350.00	1.26
Total	1,678	$494,105,297.26	100.00%

For a description of the index referred to above, see “—The Indices” above.

Rate Adjustment Frequencies of the Group 1 Mortgage Loans

Rate Adjustment Frequency	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

6	1,430	$401,173,026.71	81.19%
12	248	92,932,270.55	18.81
Total	1,678	$494,105,297.26	100.00%

Months to Next Loan Rate Adjustment Date of the Group 1 Mortgage Loans

Months to Next Loan Rate Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

3 - 12	14	$7,226,875.36	1.46%
13 - 24	1	958,200.00	0.19
25 - 36	44	13,657,413.53	2.76
37 - 48	3	800,400.00	0.16
49 - 60	1,611	470,444,808.37	95.21
61 - 61	5	1,017,600.00	0.21
Total	1,678	$494,105,297.26	100.00%

Months to Next Payment Adjustment Date of the Group 1 Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

3 - 12	14	$7,226,875.36	1.46%
13 - 24	1	958,200.00	0.19
25 - 36	44	13,657,413.53	2.76
37 - 48	3	800,400.00	0.16
49 - 60	1,611	470,444,808.37	95.21
61 - 61	5	1,017,600.00	0.21
Total	1,678	$494,105,297.26	100.00%

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

624 - 640	6	$1,333,663.72	0.27%
641 - 660	25	6,453,434.17	1.31
661 - 680	125	36,572,090.99	7.40
681 - 700	253	71,198,927.82	14.41
701 - 720	336	102,494,694.85	20.74
721 - 740	286	85,941,617.29	17.39
741 - 760	281	83,883,604.58	16.98
761 - 780	202	60,633,969.66	12.27
781 - 800	128	35,954,545.95	7.28
801 - 817	36	9,638,748.23	1.95
Total	1,678	$494,105,297.26	100.00%

The weighted average credit score of the group 1 mortgage loans was approximately 729 as of the cut-off date.

Original Prepayment Penalty Periods of the Group 1 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	921	$291,401,483.98	58.98%
36	757	202,703,813.28	41.02
Total	1,678	$494,105,297.26	100.00%

30-59 Day Delinquencies of the Group 1 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	1,669	$491,648,757.73	99.50%
1	8	2,323,539.53	0.47
3	1	133,000.00	0.03
Total	1,678	$494,105,297.26	100.00%

60-89 Day Delinquencies of the Group 1 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	1,677	$493,972,297.26	99.97%
1	1	133,000.00	0.03
Total	1,678	$494,105,297.26	100.00%

Subgroup 1-A1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the subgroup 1-A1 mortgage loans as of the cut-off date.

General Characteristics. All of the subgroup 1-A1 mortgage loans consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the subgroup 1-A1 mortgage loans was approximately 359 months as of the cut-off date. None of the subgroup 1-A1 mortgage loans had a first due date prior to January 2005 or after April 2006 or had a remaining term to stated maturity of less than 346 months or greater than 360 months as of the cut-off date. The latest stated maturity date of any subgroup 1-A1 mortgage loan occurs in March 2036.

The average Stated Principal Balance of the subgroup 1-A1 mortgage loans at origination was approximately $233,431. The average Stated Principal Balance of the subgroup 1-A1 mortgage loans as of the cut-off date was approximately $233,392. No subgroup 1-A1 mortgage loan had a Stated Principal Balance of less than approximately $38,865 or greater than approximately $570,000 as of the cut-off date.

As of the cut-off date, approximately 0.27% of the subgroup 1-A1 mortgage loans were 30-59 days delinquent in payment and none of the subgroup 1-A1 mortgage loans were 60 days or more delinquent.

Certain historical delinquency information with respect to the group 1 mortgage loans is provided in the tables following this section. No subgroup 1-A1 mortgage loans have been more than 89 days delinquent in the twelve months preceding the cut-off date.

The subgroup 1-A1 mortgage loans had annual loan rates of not less than 5.130% and not more than 7.500% and the weighted average annual loan rate was approximately 6.173%. As of the cut-off date, the subgroup 1-A1 mortgage loans had gross margins ranging from 2.250% to 2.750%. As of the cut-off date, the subgroup 1-A1 mortgage loans had minimum loan rates ranging from 2.250% to 2.750% and maximum loan rates ranging from 10.250% to 20.000%. As of the cut-off date, the weighted average gross margin was approximately 2.255%, the weighted average minimum loan rate was approximately 2.255% and the weighted average maximum loan rate was approximately 12.071% for all of the subgroup 1-A1 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any subgroup 1-A1 mortgage loan occurs in approximately 61 months and the weighted average next loan rate adjustment date following the cut-off date for all of the subgroup 1-A1 mortgage loans occurs in approximately 59 months. The latest next payment adjustment date following the cut-off date on any subgroup 1-A1 mortgage loan occurs in 61 months and the weighted average next payment adjustment date following the cut-off date for the subgroup 1-A1 mortgage loans occurs in approximately 59 months.

As of the cut-off date, approximately 43.52% of the subgroup 1-A1 mortgage loans provided, at origination, for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal. None of the subgroup 1-A1 mortgage loans originated after October 1, 2002 will be subject to a prepayment penalty term in excess of three years.

The subgroup 1-A1 mortgage loans have the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Subgroup 1-A1 Mortgage Loans

Stated Principal Balance ($)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

38,865 - 50,000	1	$38,864.55	0.02%
50,001 - 100,000	45	3,731,123.41	1.95
100,001 - 150,000	125	15,653,680.66	8.18
150,001 - 200,000	174	30,989,239.59	16.19
200,001 - 250,000	149	33,442,364.03	17.47
250,001 - 300,000	128	35,503,607.94	18.55
300,001 - 350,000	83	27,070,957.35	14.15
350,001 - 400,000	76	28,427,885.07	14.85
400,001 - 450,000	35	14,425,799.69	7.54
450,001 - 500,000	1	500,000.00	0.26
500,001 - 550,000	2	1,028,000.00	0.54
550,001 - 570,000	1	570,000.00	0.30
Total	820	$191,381,522.29	100.00%

The average Stated Principal Balance of the subgroup 1-A1 mortgage loans was approximately $233,392 as of the cut-off date.

Original Terms to Stated Maturity of the Subgroup 1-A1 Mortgage Loans

Original Term (months)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

360	820	$191,381,522.29	100.00%
Total	820	$191,381,522.29	100.00%

The weighted average original term to stated maturity of the subgroup 1-A1 mortgage loans was approximately 360 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Subgroup 1-A1 Mortgage Loans

Remaining Term (months)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

346 - 348	2	$350,400.00	0.18%
349 - 354	1	133,000.00	0.07
355 - 360	817	190,898,122.29	99.75
Total	820	$191,381,522.29	100.00%

The weighted average remaining term to stated maturity of the subgroup 1-A1 mortgage loans was approximately 359 months as of the cut-off date.

Property Types of the Subgroup 1-A1 Mortgage Loans

Property Type	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Single Family	488	$113,402,443.99	59.25%
PUD	189	46,088,818.90	24.08
Condominium	115	23,408,203.03	12.23
Two Units	15	4,792,600.00	2.50
Three Units	7	2,322,456.37	1.21
Four Units	3	693,700.00	0.36
Townhouse	2	595,000.00	0.31
Cooperative	1	78,300.00	0.04
Total	820	$191,381,522.29	100.00%

Stated Occupancy Status of the Subgroup 1-A1 Mortgage Loans*

Stated Occupancy Status	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Primary	670	$159,197,500.65	83.18%
Non-owner	125	26,479,370.85	13.84
Second Home	25	5,704,650.79	2.98
Total	820	$191,381,522.29	100.00%

*In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related subgroup 1-A1 mortgage loan was originated.

Loan Purposes of the Subgroup 1-A1 Mortgage Loans

Purpose	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Cash Out Refinance	310	$81,314,121.08	42.49%
Purchase	296	56,995,850.51	29.78
Refinance	214	53,071,550.70	27.73
Total	820	$191,381,522.29	100.00%

Documentation Programs of the Subgroup 1-A1 Mortgage Loans

Documentation	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Stated Income/Verified Asset	342	$84,413,899.93	44.11%
Full Documentation	286	59,121,781.92	30.89
Stated Documentation	91	22,192,249.13	11.60
No Documentation	46	10,609,041.05	5.54
No Ratio	30	7,740,424.98	4.04
Stated Income/Stated Asset	25	7,304,125.28	3.82
Total	820	$191,381,522.29	100.00%

Original Loan-to-Value Ratios of the Subgroup 1-A1 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

14.93 - 15.00	1	$99,902.81	0.05%
15.01 - 20.00	1	183,500.00	0.10
20.01 - 25.00	2	334,911.25	0.17
25.01 - 30.00	3	505,000.00	0.26
30.01 - 35.00	10	1,794,806.43	0.94
35.01 - 40.00	10	2,580,224.81	1.35
40.01 - 45.00	15	3,896,585.26	2.04
45.01 - 50.00	20	4,833,439.89	2.53
50.01 - 55.00	20	5,269,042.83	2.75
55.01 - 60.00	33	7,980,221.42	4.17
60.01 - 65.00	79	20,457,339.12	10.69
65.01 - 70.00	96	25,335,297.03	13.24
70.01 - 75.00	73	19,005,196.68	9.93
75.01 - 80.00	437	95,402,183.90	49.85
80.01 - 85.00	10	1,886,751.31	0.99
85.01 - 90.00	6	1,134,155.00	0.59
90.01 - 95.00	4	682,964.55	0.36
Total	820	$191,381,522.29	100.00%

The weighted average original loan-to-value ratio of the subgroup 1-A1 mortgage loans was approximately 71.45% as of the cut-off date.

Geographic Distribution of the Subgroup 1-A1 Mortgage Loans

State	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

California	236	$71,268,880.01	37.24%
Washington	106	22,672,852.91	11.85
Arizona	74	16,462,456.94	8.60
Florida	49	9,126,690.47	4.77
Nevada	36	8,229,022.85	4.30
Oregon	42	8,054,612.70	4.21
Maryland	25	6,318,115.54	3.30
Colorado	32	5,968,035.36	3.12
All Others (29)	220	43,280,855.51	22.61
Total	820	$191,381,522.29	100.00%

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of subgroup 1-A1 mortgage loans by Stated Principal Balance was approximately 0.58% in the 96740 ZIP Code.

Loan Rates of the Subgroup 1-A1 Mortgage Loans

Loan Rate (%)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

5.130-5.500	57	$14,913,234.88	7.79%
5.501-6.000	258	62,805,934.87	32.82
6.001-6.500	375	85,390,751.70	44.62
6.501-7.000	121	26,261,300.84	13.72
7.001-7.500	9	2,010,300.00	1.05
Total	820	$191,381,522.29	100.00%

The weighted average loan rate of the subgroup 1-A1 mortgage loans was approximately 6.173% as of the cut-off date.

Maximum Loan Rates of the Subgroup 1-A1 Mortgage Loans

Maximum Loan Rate (%)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

10.250 - 10.500	9	$2,590,795.74	1.35%
10.501 - 11.000	52	13,287,275.20	6.94
11.001 - 11.500	93	24,255,098.71	12.67
11.501 - 12.000	210	49,985,392.95	26.12
12.001 - 12.500	327	73,057,586.52	38.17
12.501 - 13.000	112	24,557,107.56	12.83
13.001 - 13.500	8	1,882,200.00	0.98
17.001 - 17.500	6	1,153,605.61	0.60
18.001 - 18.500	2	452,500.00	0.24
19.501 - 20.000	1	159,960.00	0.08
Total	820	$191,381,522.29	100.00%

The weighted average maximum loan rate of the subgroup 1-A1 mortgage loans was approximately 12.071% as of the cut-off date.

Minimum Loan Rates of the Subgroup 1-A1 Mortgage Loans

Minimum Loan Rate (%)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.250-2.500	813	$189,500,522.29	99.02%
2.501-2.750	7	1,881,000.00	0.98
Total	820	$191,381,522.29	100.00%

The weighted average minimum loan rate of the subgroup 1-A1 mortgage loans was approximately 2.255% as of the cut-off date.

Gross Margins of the Subgroup 1-A1 Mortgage Loans

Gross Margin (%)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.250-2.250	813	$189,500,522.29	99.02%
2.501-2.750	7	1,881,000.00	0.98
Total	820	$191,381,522.29	100.00%

The weighted average gross margin of the subgroup 1-A1 mortgage loans was approximately 2.255% as of the cut-off date.

Indices of the Subgroup 1-A1 Mortgage Loans

Index	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

6 Month LIBOR	719	$164,452,662.36	85.93%
1 Year LIBOR	91	23,913,859.93	12.50
1 Year CMT	10	3,015,000.00	1.58
Total	820	$191,381,522.29	100.00%

For a description of the index referred to above, see “—The Indices” above.

Rate Adjustment Frequencies of the Subgroup 1-A1 Mortgage Loans

Rate Adjustment Frequency	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

6	702	$161,342,652.89	84.30%
12	118	30,038,869.40	15.70
Total	820	$191,381,522.29	100.00%

Months to Next Loan Rate Adjustment Date of the Subgroup 1-A1 Mortgage Loans

Months to Next Loan Rate Adjustment Date	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

46 - 48	2	$350,400.00	0.18%
49 - 60	815	190,561,522.29	99.57
61 - 61	3	469,600.00	0.25
Total	820	$191,381,522.29	100.00%

Months to Next Payment Adjustment Date of the Subgroup 1-A1 Mortgage Loans

Months to Next Payment Adjustment Date	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

46 - 48	2	$350,400.00	0.18%
49 - 60	815	190,561,522.29	99.57
61 - 61	3	469,600.00	0.25
Total	820	$191,381,522.29	100.00%

Credit Scores of the Subgroup 1-A1 Mortgage Loans

Credit Score	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

624- 640	5	$1,038,463.72	0.54%
641- 660	16	3,645,697.16	1.90
661- 680	77	18,602,899.55	9.72
681- 700	135	32,201,111.44	16.83
701- 720	136	32,111,487.47	16.78
721- 740	127	29,293,198.65	15.31
741- 760	125	28,655,919.09	14.97
761- 780	105	24,643,797.76	12.88
781- 800	76	17,442,566.39	9.11
801- 816	18	3,746,381.06	1.96
Total	820	$191,381,522.29	100.00%

The weighted average credit score of the subgroup 1-A1 mortgage loans was approximately 728 as of the cut-off date.

Original Prepayment Penalty Periods of the Subgroup 1-A1 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	438	$108,096,887.88	56.48%
36	382	83,284,634.41	43.52
Total	820	$191,381,522.29	100.00%

30-59 Day Delinquencies of the Subgroup 1-A1 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	813	$189,725,882.76	99.13%
1	6	1,522,639.53	0.80
3	1	133,000.00	0.07
Total	820	$191,381,522.29	100.00%

60-89 Day Delinquencies of the Subgroup 1-A1 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Subgroup 1-A1 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	819	$191,248,522.29	99.93%
1	1	133,000.00	0.07
Total	820	$191,381,522.29	100.00%

Subgroup 1-A2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the subgroup 1-A2 mortgage loans as of the cut-off date.

General Characteristics. All of the subgroup 1-A2 mortgage loans consist of conforming and non conforming balance adjustable rate, first lien residential mortgage loans with original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the subgroup 1-A2 mortgage loans was approximately 359 months as of the cut-off date. None of the subgroup 1-A2 mortgage loans had a first due date prior to February 2005 or after April 2006 or had a remaining term to stated maturity of less than 347 months or greater than 360 months as of the cut-off date. The latest stated maturity date of any subgroup 1-A2 mortgage loan occurs in March 2036.

The average Stated Principal Balance of the subgroup 1-A2 mortgage loans at origination was approximately $352,859. The average Stated Principal Balance of the subgroup 1-A2 mortgage loans as of the cut-off date was approximately $352,825. No subgroup 1-A2 mortgage loan had a Stated Principal Balance of less than approximately $80,500 or greater than approximately $1,050,000 as of the cut-off date.

As of the cut-off date, approximately 0.26% of the subgroup 1-A2 mortgage loans were 30-59 days delinquent in payment and none of the subgroup 1-A2 mortgage loans were 60 days or more delinquent.

Certain historical delinquency information with respect to the group 1 mortgage loans is provided in the tables following this section. No subgroup 1-A2 mortgage loans have been more than 59 days delinquent in the twelve months preceding the cut-off date.

The subgroup 1-A2 mortgage loans had annual loan rates of not less than 4.250% and not more than 7.500% and the weighted average annual loan rate was approximately 6.267%. As of the cut-off date, the subgroup 1-A2 mortgage loans had gross margins ranging from 2.000% to 2.750%. As of the cut-off date, the subgroup 1-A2 mortgage loans had minimum loan rates ranging from 2.000% to 2.750% and maximum loan rates ranging from 9.875% to 19.000%. As of the cut-off date, the weighted average gross margin was approximately 2.255%, the weighted average minimum loan rate was approximately 2.255% and the weighted average maximum loan rate was approximately 12.115% for all of the subgroup 1-A2 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any subgroup 1-A2 mortgage loan occurs in approximately 61 months and the weighted average next loan rate adjustment date following the cut-off date for all of the subgroup 1-A2 mortgage loans occurs in approximately 57 months. The latest next payment adjustment date following the cut-off date on any subgroup 1-A2 mortgage loan occurs in 61 months and the weighted average next payment adjustment date following the cut-off date for the subgroup 1-A2 mortgage loans occurs in approximately 57 months.

As of the cut-off date, approximately 39.45% of the subgroup 1-A2 mortgage loans provided, at origination, for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The subgroup 1-A2 mortgage loans have the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Subgroup 1-A2 Mortgage Loans

Stated Principal Balance ($)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

80,500 - 100,000	5	$441,350.00	0.15%
100,001 - 150,000	46	5,938,959.23	1.96
150,001 - 200,000	90	16,125,082.88	5.33
200,001 - 250,000	137	31,062,783.33	10.26
250,001 - 300,000	118	32,436,604.41	10.71
300,001 - 350,000	104	33,929,063.25	11.21
350,001 - 400,000	96	35,868,072.30	11.85
400,001 - 450,000	62	26,383,992.82	8.72
450,001 - 500,000	67	32,021,996.08	10.58
500,001 - 550,000	35	18,338,986.20	6.06
550,001 - 600,000	28	16,174,418.45	5.34
600,001 - 650,000	16	10,181,499.48	3.36
650,001 - 700,000	18	12,272,695.35	4.05
700,001 - 750,000	5	3,582,021.19	1.18
750,001 - 800,000	7	5,437,200.00	1.80
800,001 - 850,000	2	1,640,000.00	0.54
850,001 - 900,000	6	5,266,300.00	1.74
900,001 - 950,000	4	3,751,550.00	1.24
950,001 - 1,000,000	11	10,821,200.00	3.57
1,000,001 - 1,050,000	1	1,050,000.00	0.35
Total	858	$302,723,774.97	100.00%

The average Stated Principal Balance of the subgroup 1-A2 mortgage loans was approximately $352,825 as of the cut-off date.

Original Terms to Stated Maturity of the Subgroup 1-A2 Mortgage Loans

Original Term (months)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

360	858	$302,723,774.97	100.00%
Total	858	$302,723,774.97	100.00%

The weighted average original term to stated maturity of the subgroup 1-A2 mortgage loans was approximately 360 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Subgroup 1-A2 Mortgage Loans

Remaining Term (months)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

347 - 348	1	$450,000.00	0.15%
355 - 360	857	302,273,774.97	99.85
Total	858	$302,723,774.97	100.00%

The weighted average remaining term to stated maturity of the subgroup 1-A2 mortgage loans was approximately 359 months as of the cut-off date.

Property Types of the Subgroup 1-A2 Mortgage Loans

Property Type	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Single Family	460	$170,897,644.55	56.45%
PUD	261	91,966,702.88	30.38
Condominium	132	38,059,927.54	12.57
Two Units	1	780,000.00	0.26
Cooperative	2	363,500.00	0.12
Three Units	1	336,000.00	0.11
Townhouse	1	320,000.00	0.11
Total	858	$302,723,774.97	100.00%

Stated Occupancy Status of the Subgroup 1-A2 Mortgage Loans*

Stated Occupancy Status	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Primary	846	$296,955,321.94	98.09%
Second Home	7	3,870,203.02	1.28
Non-owner	5	1,898,250.01	0.63
Total	858	$302,723,774.97	100.00%

*In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related subgroup 1-A2 mortgage loan was originated.

Loan Purposes of the Subgroup 1-A2 Mortgage Loans

Purpose	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Purchase	747	$242,983,593.06	80.27%
Cash Out Refinance	58	30,023,554.50	9.92
Rate/Term Refinance	53	29,716,627.41	9.82
Total	858	$302,723,774.97	100.00%

Documentation Programs of the Subgroup 1-A2 Mortgage Loans

Documentation	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Stated Income/Verified Asset	565	$198,554,218.28	65.59%
Full Documentation	160	56,151,901.35	18.55
Stated Documentation	83	30,644,022.69	10.12
Stated Income/Stated Asset	28	9,362,071.78	3.09
No Ratio	12	5,182,887.57	1.71
No Documentation	10	2,828,673.30	0.93
Total	858	$302,723,774.97	100.00%

Original Loan-to-Value Ratios of the Subgroup 1-A2 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

16.68 - 20.00	1	$417,000.00	0.14%
30.01 - 35.00	5	2,508,433.19	0.83
40.01 - 45.00	1	115,000.00	0.04
45.01 - 50.00	4	2,663,309.49	0.88
50.01 - 55.00	8	3,505,998.20	1.16
55.01 - 60.00	12	8,028,042.54	2.65
60.01 - 65.00	24	10,907,925.13	3.60
65.01 - 70.00	28	12,010,291.77	3.97
70.01 - 75.00	35	16,405,776.67	5.42
75.01 - 80.00	727	243,152,322.44	80.32
85.01 - 90.00	6	1,701,900.00	0.56
90.01 - 95.00	7	1,307,775.54	0.43
Total	858	$302,723,774.97	100.00%

The weighted average original loan-to-value ratio of the subgroup 1-A2 mortgage loans was approximately 76.92% as of the cut-off date.

Geographic Distribution of the Subgroup 1-A2 Mortgage Loans

State	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

California	371	$148,839,541.63	49.17%
Arizona	85	26,113,344.85	8.63
Washington	69	20,943,320.88	6.92
Florida	59	19,889,339.97	6.57
Virginia	33	12,381,417.41	4.09
Nevada	38	11,689,042.15	3.86
All Others (31)	203	62,867,768.08	20.77
Total	858	$302,723,774.97	100.00%

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of subgroup 1-A2 mortgage loans by Stated Principal Balance was approximately 0.67% in the 98012 ZIP Code.

Loan Rates of the Subgroup 1-A2 Mortgage Loans

Loan Rate (%)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

4.250 - 4.500	3	$1,560,455.36	0.52%
4.501 - 5.000	3	1,227,305.60	0.41
5.001 - 5.500	43	15,134,455.87	5.00
5.501 - 6.000	201	74,637,417.44	24.66
6.001 - 6.500	411	139,897,248.29	46.21
6.501 - 7.000	177	61,676,168.87	20.37
7.001 - 7.500	20	8,590,723.54	2.84
Total	858	$302,723,774.97	100.00%

The weighted average loan rate of the subgroup 1-A2 mortgage loans was approximately 6.267% as of the cut-off date.

Maximum Loan Rates of the Subgroup 1-A2 Mortgage Loans

Maximum Loan Rate (%)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

9.875 - 10.000	2	$1,124,500.00	0.37%
10.001 - 10.500	15	7,074,300.69	2.34
10.501 - 11.000	46	22,378,176.45	7.39
11.001 - 11.500	72	33,002,644.96	10.90
11.501 - 12.000	166	56,579,084.46	18.69
12.001 - 12.500	361	114,394,060.79	37.79
12.501 - 13.000	167	57,604,464.36	19.03
13.001 - 13.500	20	8,590,723.54	2.84
15.001 - 15.500	1	116,080.00	0.04
15.501 - 16.000	1	131,080.00	0.04
17.001 - 17.500	2	503,200.00	0.17
18.001 - 18.500	2	448,082.00	0.15
18.501 - 19.000	3	777,377.72	0.26
Total	858	$302,723,774.97	100.00%

The weighted average maximum loan rate of the subgroup 1-A2 mortgage loans was approximately 12.115% as of the cut-off date.

Minimum Loan Rates of the Subgroup 1-A2 Mortgage Loans

Minimum Loan Rate (%)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.000 - 2.000	3	$1,992,000.00	0.66%
2.001 - 2.500	846	296,676,554.97	98.00
2.501 - 2.750	9	4,055,220.00	1.34
Total	858	$302,723,774.97	100.00%

The weighted average minimum loan rate of the subgroup 1-A2 mortgage loans was approximately 2.255% as of the cut-off date.

Gross Margins of the Subgroup 1-A2 Mortgage Loans

Gross Margin (%)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.000 - 2.000	4	$2,642,000.00	0.87%
2.001 - 2.250	845	296,026,554.97	97.79
2.501 - 2.750	9	4,055,220.00	1.34
Total	858	$302,723,774.97	100.00%

The weighted average gross margin of the subgroup 1-A2 mortgage loans was approximately 2.255% as of the cut-off date.

Indices of the Subgroup 1-A2 Mortgage Loans

Index	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

6 Month LIBOR	735	$240,299,125.54	79.38%
1 Year LIBOR	116	59,198,299.43	19.56
1 Year CMT	7	3,226,350.00	1.07
Total	858	$302,723,774.97	100.00%

For a description of the index referred to above, see “—The Indices” above.

Rate Adjustment Frequencies of the Subgroup 1-A2 Mortgage Loans

Rate Adjustment Frequency	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

6	728	$239,830,373.82	79.22%
12	130	62,893,401.15	20.78
Total	858	$302,723,774.97	100.00%

Months to Next Loan Rate Adjustment Date of the Subgroup 1-A2 Mortgage Loans

Months to Next Loan Rate Adjustment Date	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

3 - 12	14	$7,226,875.36	2.39%
13 - 24	1	958,200.00	0.32
25 - 36	44	13,657,413.53	4.51
37 - 48	1	450,000.00	0.15
49 - 60	796	279,883,286.08	92.46
61 - 61	2	548,000.00	0.18
Total	858	$302,723,774.97	100.00%

Months to Next Payment Adjustment Date of the Subgroup 1-A2 Mortgage Loans

Months to Next Payment Adjustment Date	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

3 - 12	14	$7,226,875.36	2.39%
13 - 24	1	958,200.00	0.32
25 - 36	44	13,657,413.53	4.51
37 - 48	1	450,000.00	0.15
49 - 60	796	279,883,286.08	92.46
61 - 61	2	548,000.00	0.18
Total	858	$302,723,774.97	100.00%

Credit Scores of the Subgroup 1-A2 Mortgage Loans

Credit Score	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

633 - 640	1	$295,200.00	0.10%
641 - 660	9	2,807,737.01	0.93
661 - 680	48	17,969,191.44	5.94
681 - 700	118	38,997,816.38	12.88
701 - 720	200	70,383,207.38	23.25
721 - 740	159	56,648,418.64	18.71
741 - 760	156	55,227,685.49	18.24
761 - 780	97	35,990,171.90	11.89
781 - 800	52	18,511,979.56	6.12
801 - 817	18	5,892,367.17	1.95
Total	858	$302,723,774.97	100.00%

The weighted average credit score of the subgroup 1-A2 mortgage loans was approximately 730 as of the cut-off date.

Original Prepayment Penalty Periods of the Subgroup 1-A2 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	483	$183,304,596.10	60.55%
36	375	119,419,178.87	39.45
Total	858	$302,723,774.97	100.00%

30-59 Day Delinquencies of the Subgroup 1-A2 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	856	$301,922,874.97	99.74%
1	2	800,900.00	0.26
Total	858	$302,723,774.97	100.00%

60-89 Day Delinquencies of the Subgroup 1-A2 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Subgroup 1-A2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	858	$302,723,774.97	100.00%
Total	858	$302,723,774.97	100.00%

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of the cut-off date.

General Characteristics. All of the group 2 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 358 months as of the cut-off date. None of the group 2 mortgage loans had a first due date prior to March 2005 or after April 2006 or had a remaining term to stated maturity of less than 348 months or greater than 360 months as of the cut-off date. The latest stated maturity date of any group 2 mortgage loan occurs in March 2036.

The average Stated Principal Balance of the group 2 mortgage loans at origination was approximately $342,318. The average Stated Principal Balance of the group 2 mortgage loans as of the cut-off date was approximately $342,352. No group 2 mortgage loan had a Stated Principal Balance of less than approximately $42,987 or greater than approximately $1,496,829 as of the cut-off date.

As of the cut-off date, approximately 0.34% of the group 2 mortgage loans were 30-59 days delinquent in payment and none of the group 2 mortgage loans were 60 days or more delinquent.

Certain historical delinquency information with respect to the group 2 mortgage loans is provided in the tables following this section. No group 2 mortgage loans have been more than 59 days delinquent in the twelve months preceding the cut-off date.

The group 2 mortgage loans had annual loan rates of not less than 1.000% and not more than 7.630% and the weighted average annual loan rate was approximately 3.836%. As of the cut-off date, the group 2 mortgage loans had gross margins ranging from 2.150% to 4.200%. As of the cut-off date, the group 2 mortgage loans had minimum loan rates ranging from 2.150% to 4.200% and had maximum loan rates ranging from 9.950% to 9.950%. As of the cut-off date, the weighted average gross margin was approximately 3.309%, the weighted average minimum loan rate was approximately 3.309% and the weighted average maximum loan rate was approximately 9.950% for all of the group 2 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any group 2 mortgage loan occurs in approximately 3 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 2 mortgage loans occurs in approximately 1 month. The latest next payment adjustment date following the cut-off date on any group 2 mortgage loan occurs in 13 months and the weighted average next payment adjustment date following the cut-off date for the group 2 mortgage loans occurs in approximately 7 months.

As of the cut-off date, approximately 89.23% of the group 2 mortgage loans provided, at origination, for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal. All of the prepayment penalty payments received on the group 2 mortgage loans will be distributed to the Class 2-P Certificates.

The group 2 mortgage loans have the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 2 Mortgage Loans

Stated Principal Balance ($)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

42,987 - 50,000	3	$138,882.58	0.05%
50,001 - 100,000	12	974,309.69	0.37
100,001 - 150,000	58	7,503,896.12	2.88
150,001 - 200,000	91	16,161,716.69	6.21
200,001 - 250,000	115	25,998,850.14	9.99
250,001 - 300,000	104	28,642,329.19	11.01
300,001 - 350,000	94	30,748,976.90	11.82
350,001 - 400,000	83	31,399,592.32	12.07
400,001 - 450,000	48	20,111,408.00	7.73
450,001 - 500,000	44	20,929,827.30	8.04
500,001 - 550,000	24	12,575,523.86	4.83
550,001 - 600,000	19	11,049,867.89	4.25
600,001 - 650,000	17	10,677,470.87	4.10
650,001 - 700,000	7	4,689,004.61	1.80
700,001 - 750,000	8	5,862,984.49	2.25
750,001 - 800,000	8	6,214,545.59	2.39
800,001 - 850,000	2	1,650,461.42	0.63
850,001 - 900,000	4	3,535,156.97	1.36
900,001 - 950,000	2	1,826,000.00	0.70
950,001 - 1,000,000	6	5,886,517.28	2.26
1,000,001 - 1,050,000	3	3,007,676.43	1.16
1,150,001 - 1,200,000	1	1,174,474.70	0.45
1,200,001 - 1,250,000	2	2,452,032.63	0.94
1,250,001 - 1,300,000	1	1,274,000.00	0.49
1,350,001 - 1,400,000	2	2,726,747.12	1.05
1,450,001 - 1,496,829	2	2,975,041.29	1.14
Total	760	$260,187,294.08	100.00%

The average Stated Principal Balance of the group 2 mortgage loans was approximately $342,352 as of the cut-off date.

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

360	760	$260,187,294.08	100.00%
Total	760	$260,187,294.08	100.00%

The weighted average original term to stated maturity of the group 2 mortgage loans was approximately 360 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

348 - 348	1	$245,700.00	0.09%
349 - 354	27	11,585,247.76	4.45
355 - 360	732	248,356,346.32	95.45
Total	760	$260,187,294.08	100.00%

The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 358 months as of the cut-off date.

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Single Family	526	$181,585,300.28	69.79%
PUD	130	49,364,577.92	18.97
Condominium	82	21,794,440.44	8.38
Two Units	11	3,088,383.97	1.19
Four Units	5	2,290,501.55	0.88
Three Units	5	1,824,661.85	0.70
Townhouse	1	239,428.07	0.09
Total	760	$260,187,294.08	100.00%

Stated Occupancy Status of the Group 2 Mortgage Loans*

Stated Occupancy Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Primary	673	$235,862,646.74	90.65%
Non-owner	66	16,369,379.52	6.29
Second Home	21	7,955,267.82	3.06
Total	760	$260,187,294.08	100.00%

*In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related group 2 mortgage loan was originated.

Loan Purposes of the Group 2 Mortgage Loans

Purpose	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Cash Out Refinance	492	$168,944,067.90	64.93%
Rate/Term Refinance	133	48,133,547.29	18.50
Purchase	135	43,109,678.89	16.57
Total	760	$260,187,294.08	100.00%

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

Stated Income/Verified Asset	349	$129,716,575.35	49.86%
Stated Documentation	171	60,430,406.93	23.23
Stated Income/Stated Asset	130	40,793,860.90	15.68
Full Documentation	110	29,246,450.90	11.24
Total	760	$260,187,294.08	100.00%

Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

13.51 - 15.00	1	$75,000.00	0.03%
15.01 - 20.00	1	51,000.00	0.02
20.01 - 25.00	1	140,000.00	0.05
25.01 - 30.00	5	1,546,008.04	0.59
30.01 - 35.00	6	2,127,538.76	0.82
35.01 - 40.00	11	4,412,713.78	1.70
40.01 - 45.00	18	5,325,013.73	2.05
45.01 - 50.00	30	7,882,184.78	3.03
50.01 - 55.00	32	10,491,393.71	4.03
55.01 - 60.00	49	17,886,613.38	6.87
60.01 - 65.00	36	13,272,626.59	5.10
65.01 - 70.00	81	35,305,718.01	13.57
70.01 - 75.00	133	50,636,549.02	19.46
75.01 - 80.00	276	88,512,626.22	34.02
80.01 - 85.00	8	2,207,251.17	0.85
85.01 - 90.00	51	14,435,027.06	5.55
90.01 - 95.00	21	5,880,029.83	2.26
Total	760	$260,187,294.08	100.00%

The weighted average original loan-to-value ratio of the group 2 mortgage loans was approximately 71.38% as of the cut-off date.

Geographic Distribution of the Group 2 Mortgage Loans

State	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

California	378	$148,797,010.80	57.19%
Arizona	51	17,723,000.82	6.81
Florida	60	16,868,554.33	6.48
Virginia	38	14,847,961.92	5.71
Nevada	38	10,380,221.39	3.99
Maryland	30	8,690,722.95	3.34
All Others (25)	165	42,879,821.87	16.48
Total	760	$260,187,294.08	100.00%

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 2 mortgage loans by Stated Principal Balance was approximately 0.90% in the 92114 ZIP Code.

Loan Rates of the Group 2 Mortgage Loans

Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

1.000 - 1.000	311	$108,228,920.92	41.60%
1.001 - 1.500	13	3,467,078.33	1.33
1.501 - 2.000	69	23,249,724.95	8.94
2.001 - 2.500	5	1,094,382.16	0.42
2.501 - 3.000	1	245,700.00	0.09
3.001 - 3.500	4	463,587.83	0.18
5.501 - 6.000	11	5,555,341.28	2.14
6.001 - 6.500	67	25,192,622.08	9.68
6.501 - 7.000	189	63,294,338.03	24.33
7.001 - 7.500	88	28,327,643.92	10.89
7.501 - 7.630	2	1,067,954.58	0.41
Total	760	$260,187,294.08	100.00%

The weighted average loan rate of the group 2 mortgage loans was approximately 3.836% as of the cut-off date.

Maximum Loan Rates of the Group 2 Mortgage Loans

Maximum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

9.950 - 9.950	760	$260,187,294.08	100.00%
Total	760	$260,187,294.08	100.00%

The weighted average maximum loan rate of the group 2 mortgage loans was approximately 9.950% as of the cut-off date.

Minimum Loan Rates of the Group 2 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.150 - 2.500	12	$5,099,807.21	1.96%
2.501 - 3.000	114	45,930,055.98	17.65
3.001 - 3.500	492	160,661,898.97	61.75
3.501 - 4.000	140	48,052,946.49	18.47
4.001 - 4.200	2	442,585.43	0.17
Total	760	$260,187,294.08	100.00%

The weighted average minimum loan rate of the group 2 mortgage loans was approximately 3.309% as of the cut-off date.

Gross Margins of the Group 2 Mortgage Loans

Gross Margin (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

2.150 - 2.250	2	$1,906,085.50	0.73%
2.251 - 2.500	10	3,193,721.71	1.23
2.501 - 2.750	30	13,861,299.51	5.33
2.751 - 3.000	84	32,068,756.47	12.33
3.001 - 3.250	109	38,558,660.67	14.82
3.251 - 3.500	383	122,103,238.30	46.93
3.501 - 3.750	88	30,364,644.85	11.67
3.751 - 4.000	52	17,688,301.64	6.80
4.001 - 4.200	2	442,585.43	0.17
Total	760	$260,187,294.08	100.00%

The weighted average gross margin of the group 2 mortgage loans was approximately 3.309% as of the cut-off date.

Indices of the Group 2 Mortgage Loans

Index	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

1 Year MTA	757	$258,956,307.32	99.53%
3 Month LIBOR	2	950,309.73	0.37
1 Year LIBOR	1	280,677.03	0.11
Total	760	$260,187,294.08	100.00%

For a description of the index referred to above, see “—The Indices” above.

Rate Adjustment Frequencies of the Group 2 Mortgage Loans

Rate Adjustment Frequency	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

1	760	$260,187,294.08	100.00%
Total	760	$260,187,294.08	100.00%

Months to Next Loan Rate Adjustment Date of the Group 2 Mortgage Loans

Months to Next Loan Rate Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

1 - 3	760	$260,187,294.08	100.00%
Total	760	$260,187,294.08	100.00%

Months to Next Payment Adjustment Date of the Group 2 Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

1 - 12	759	$259,906,294.08	99.89%
13 - 13	1	281,000.00	0.11
Total	760	$260,187,294.08	100.00%

Credit Scores of the Group 2 Mortgage Loans

Credit Score	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

623 - 640	16	$4,095,638.50	1.57%
641 - 660	27	7,673,366.02	2.95
661 - 680	127	46,674,471.92	17.94
681 - 700	134	47,814,574.01	18.38
701 - 720	117	40,676,023.93	15.63
721 - 740	108	35,961,157.14	13.82
741 - 760	90	31,032,387.77	11.93
761 - 780	74	26,393,750.29	10.14
781 - 800	37	10,775,621.48	4.14
801 - 820	30	9,090,303.02	3.49
Total	760	$260,187,294.08	100.00%

The weighted average credit score of the group 2 mortgage loans was approximately 717 as of the cut-off date.

Original Prepayment Penalty Periods of the Group 2 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	75	$28,030,389.85	10.77%
12	115	43,065,093.23	16.55
36	570	189,091,811.00	72.68
Total	760	$260,187,294.08	100.00%

Negative Amortization Limit of the Group 2 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

110	4	$1,329,086.09	0.51%
115	756	258,858,207.99	99.49
Total	760	$260,187,294.08	100.00%

30-59 Day Delinquencies of the Group 2 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date

0	753	$257,374,354.98	98.92%
1	7	2,812,939.10	1.08
Total	760	$260,187,294.08	100.00%

Additional Information

The description in this prospectus supplement of the mortgage loans is based upon the mortgage pool as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date and any amounts of deferred interest added to the Stated Principal Balances of those mortgage loans in loan group 2 due to negative amortization. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission (the “Commission”) after the initial issuance of the offered certificates.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust Fund—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the certificates as will have been filed by the securities administrator with the Commission will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is: http://www.ctslink.com.

Static Pool Information

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “MortgageIT 2006-1 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge. Information provided through this Internet address will not be deemed to be a part of this prospectus or the registration statement for the certificates offered hereby.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups and loan subgroups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

The Depositor

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. The depositor is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. (“GCM”). GCM is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been engaged in the securitization of residential mortgage loans since 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, residential mortgage loans. The depositor acquires residential mortgage loans from affiliated and non-affiliated entities.

From January 2000 through and including December 2005, the depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the depositor securitized mortgage loans with an aggregate principal balance of approximately $1.2, $1.6, $1.3, $3.9, $15.7 and $31.6 billion, respectively. Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-A and sub-prime residential mortgage loans originated by various third parties.

The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates (Registration No. 333-127352).

After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

•
giving prompt written notice to the other parties to the pooling and servicing agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

•	appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling and servicing agreement; and

•	preparing and filing any reports required under the Exchange Act.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents, the master servicer, the securities administrator or the trustee in accordance with the pooling and servicing agreement or mortgage loan purchase agreement, as applicable.

The Sponsor and Seller

The sponsor is MortgageIT, Inc. (“MortgageIT”). The sponsor was organized in the State of New York on February 22, 1999 as a corporation. The sponsor was organized for the purpose of engaging in any lawful act or activity for which corporations may be organized in the State of New York.

MortgageIT, Inc.

MortgageIT, Inc. (“MortgageIT”) is a New York corporation and a wholly owned subsidiary of MortgageIT Holdings, Inc., a publicly traded real estate investment trust, with an executive and administrative office located in New York, New York.  MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States.  MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Mortgage Loans of the type backing the certificates offered hereby since that time. For the year ended December 31, 2005, MortgageIT had an origination portfolio of approximately $29.2 billion, all of which was secured by one- to four-family residential real properties and individual condominium units.

The sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2005		February 25, 2006
Loan Type	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number
Alt-A	-	-	$494,105,297	1,678
Pay-Option ARM	$379,830,252	965	$630,668,718	1,700

Affiliations and Relationships

The depositor and Greenwich Capital Markets, Inc. are affiliates of each other and have the following ownership structure:

•	The depositor, Greenwich Capital Acceptance, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	The underwriter, Greenwich Capital Markets, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	Greenwich Capital Holdings, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc.

•	The yield maintenance counterparty may be an affiliate of the depositor or of an underwriter.

Mortgage Loan Origination

The Originator

The mortgage loans were originated by MortgageIT (the “Originator”). See “The Sponsor and Seller” above.

MortgageIT Underwriting Guidelines

MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT’s underwriting guidelines with respect to mortgage loans originated pursuant to its “prime” underwriting standards for mortgage loans with non-conforming balances and its “Pay Option ARM” and “Alt-A” underwriting guidelines for mortgage loans with documentation requirements that do not conform with agency requirements.

MortgageIT’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower’s creditworthiness based solely on information that MortgageIT believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

The mortgage loans have been originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a “stated income/verified assets” program, no verification of a mortgagor’s income is undertaken by the origination; however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, the originator undertakes no verification of either a mortgagor’s income or a mortgagor’s assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor’s income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing.

MortgageIT obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Pay Option ARM and Alt-A products, the minimum credit score is generally 650. If the borrowers do not have a credit score, they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, MortgageIT underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Pay Option ARM and Alt-A loans the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

The Pay Option ARM and Alt-A mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Pay Option ARM and Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these Pay Option ARM and Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Pay Option ARM and Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Pay Option ARM and Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

In order to determine if a borrower qualifies for a Pay Option ARM or Alt-A loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies have manually underwritten and approved such loans. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

The Master Servicer

Wells Fargo Bank will act as master servicer under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The master servicer, pursuant to the pooling and servicing agreement, is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

The servicer will directly or through its subservicer service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described under “Mortgage Loan Servicing—Servicing of the Mortgage Loans” below.

The Servicer and the Subservicer

The servicer, MortgageIT, Inc., will engage GMAC Mortgage Corporation (the “subservicer” or “GMACM”) to subservice the mortgage loans included in the trust. The subservicer will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the subservicing agreement.

Although they are the named servicer with respect to this securitization, MortgageIT, Inc. has no experience or capability with respect to servicing mortgage loans. All of the primary servicing will be done by the subservicer. However, MortgageIT, Inc. has the ability to select a new subservicer at any time with the approval of the master servicer and the trustee.

In the event of the termination of the subservicer, MortgageIT, Inc. as servicer will also be automatically and simultaneously terminated, and the obligation to service the mortgage loans will be passed to the master servicer, who may service the mortgage loans themselves or select a new primary servicer.

The information set forth in the following paragraphs has been provided by the subservicer.

GMAC Mortgage Corporation

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

General Motors Corporation
|
General Motors Acceptance Corporation (GMAC)
|
Residential Capital Corporation (ResCap)
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GMAC Mortgage Corporation

Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The table below sets forth the types of residential mortgage loans comprising GMACM’s primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $182.6 billion, $30.7 billion, $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage Corporation Primary Servicing Portfolio ($ In Millions)
	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2005	2004	2003	2002
Prime Conforming Mortgage Loans
No. of Loans	1,380,985	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$182,644	$165,521	$153,601	$150,421
Percentage Change	10.34%	7.76%	2.11%	N/A
Prime Non-Conforming Mortgage Loans
No. of Loans	66,266	53,119	34,041	36,225
Dollar Amount of Loans	$30,739	$23,604	$13,937	$12,543
Percentage Change	30.23%	69.36%	11.12%	N/A
Government Mortgage Loans
No. of Loans	184,665	191,844	191,023	230,085
Dollar Amount of Loans	$18,241	$18,328	$17,594	$21,174
Percentage Change	(0.47)%	4.17%	(16.91)%	N/A
Second Lien Mortgage Loans
No. of Loans	377,049	350,334	282,128	261,416
Dollar Amount of Loans	$12,044	$10,374	$7,023	$6,666
Percentage Change	16.10%	47.71%	5.36%	N/A
Total Mortgage Loans Serviced
No. of Loans	2,008,965	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$243,668	$217,827	$192,155	$190,803
Percentage Change	11.86%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

Mortgage Loan Servicing

Servicing of the Mortgage Loans

The servicer, through its engagement of the subservicer, will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the servicing agreement among the seller, the servicer, the trustee and the master servicer (the “servicing agreement”) and in accordance with the provisions of the subservicing agreement between the servicer and the subservicer. All of the servicing of the mortgage loans will be performed by the subservicer on behalf of the servicer. See “Servicing and Administration of the Trust Fund—Servicing and Administrative Responsibilities” in this prospectus supplement.

The trustee, on behalf of the trust fund, and the master servicer are parties to the servicing agreement, and are third-party beneficiaries under the subservicing agreement and can enforce the rights of the servicer thereunder. Such responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the servicing agreement and the subservicing agreement. Under the servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. Under the subservicing agreement, the servicer has the right to terminate the subservicer for certain events of default which indicate the subservicer is not performing, or is unable to perform, its duties and obligations under the subservicing agreement.

The subservicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreement.

The master servicer will not be ultimately responsible for the performance of the servicing activities by the servicer or the subservicer, except as described under “—Advances” below. If the servicer or the subservicer fails to fulfill its respective obligations under the applicable servicing agreement, the master servicer has the right to terminate the servicer and appoint a successor servicer as provided in the pooling and servicing agreement. If the subservicer fails to fulfill its obligations under the subservicing agreement, the servicer has the right to terminate the subservicer and appoint a successor subservicer as provided in the subservicing agreement.

Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Servicing Account

The subservicing agreement entered into by the subservicer provides that it will establish an account, referred to herein as the Servicing Account, in the name of the trust and its successors and assigns. On the 18th day of each month, or the next business day (or in some cases the preceding business day) if such 18th day is not a business day (the “servicer remittance date”), the subservicer is required to remit the amounts on deposit in the Servicing Account to the securities administrator for deposit into the distribution account, which is maintained by the master servicer. The subservicer and the master servicer are entitled to reimburse themselves from the Servicing Account or the distribution account, as applicable, for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the master servicer will be entitled to the compensation set forth under “Fees and Expenses of the Trust.”

The servicer will be paid the monthly servicing fee with respect to each mortgage loan calculated at the servicing fee rate and the subservicer will be paid the monthly subservicing fee with respect to each mortgage loan calculated at the subservicing fee rate. Any successor to the servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. The servicing and subservicing fees and the servicing and subservicing fee rates are set forth under “Fees and Expenses of the Trust Fund.”

As additional servicing compensation, the subservicer will be entitled to retain (1) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than prepayment penalty amounts which will be deposited in the servicing account and remitted to the distribution account for payment to holders of the Class 1-P and Class 2-P Certificates) to the extent collected from the borrower and (2) any interest or other income earned on funds held in the Servicing Account and escrow account and other similar items described under the subservicing agreement.

The master servicing fees and the servicing fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and the subservicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The subservicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless the subservicer has received the prior written consent of the servicer, the subservicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification which has been agreed to in writing by the servicer that permits the deferral of interest or principal payments on any mortgage loan, the subservicer must make an advance. However, the subservicer may not make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is generally required to be paid by the subservicer, generally limited to the extent that such amount does not exceed the total of its servicing fees on the related mortgage loans for the applicable distribution date.

Advances

The subservicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if the subservicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The master servicer, the subservicer or the trustee as successor master servicer, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the subservicer will maintain and keep, with respect to each mortgage loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii) the maximum insurable value of the improvements securing such mortgage loan. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the subservicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount not less than the least of (i) the outstanding principal balance of the related mortgage loan, (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

The subservicer, on behalf of the trust fund and holders of certificates, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the subservicer is required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The subservicer will take such action as they deem to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreement, the subservicer will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the subservicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the subservicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust expense fees.

In addition, the servicer, on behalf of the trust fund, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the servicer reasonably believes that such sale would maximize proceeds to the trust fund (on a present value basis) with respect to those mortgage loans.

Collection of Taxes, Assessments and Similar Items

The subservicer will, to the extent required by the related loan documents and the servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

If the servicer or the subservicer is in default in its obligations under the servicing agreement or the subservicing agreement, as applicable (and such default is not cured within any applicable grace period provided for in the related agreement), the master servicer may, at its option, terminate the defaulting servicer or subservicer, as applicable, and either appoint a successor servicer or subservicer in accordance with the servicing agreement or subservicing agreement, as applicable, or succeed to the responsibilities of the terminated servicer or subservicer, as applicable, pursuant to the subservicing agreement, the servicing agreement and the pooling and servicing agreement, as applicable.

Transfer of Servicing Rights

The servicer will have the right, at its discretion, to transfer subservicing responsibilities to another entity that is qualified to service the mortgage loans and that is acceptable to the master servicer.

Amendment of the Servicing Agreements

The servicing agreement may be amended only by the servicer, the master servicer and the trustee, and only with the prior written consent of the depositor. The subservicing agreement may be amended only by the subservicer and the servicer, and only with the prior written consent of the master servicer, the trustee and the depositor. In either case, any such amendment may not materially adversely affect the interest of the certificateholders in the mortgage loans.

Servicing and Administration of the Trust Fund

Servicing and Administrative Responsibilities

The servicer, the subservicer, the master servicer, the securities administrator, the trustee and the custodian (defined below) will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:
Servicer	Performing limited functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreement, including:
• monitoring the subservicer’s performance and enforcing the subservicer’s obligations under the subservicing agreement; and
• upon the termination of the subservicer, appointing a successor subservicer.
See “Servicing of Mortgage Loans—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Subservicer	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the subservicing agreement, including, but not limited to:

• collecting monthly remittances of principal and interest on the mortgage loans from the borrowers, depositing such amounts into the servicing account and delivering all amounts on deposit in the servicing account to the master servicer for deposit into the distribution account on the related remittance date;

• collecting amounts in respect of taxes and insurance from the borrowers, depositing such amounts in the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the related servicing fee), except to the extent the subservicer determines such advance is nonrecoverable;

• paying, as servicing advances, customary costs and expenses incurred in the performance by the subservicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.
See “Servicing of Mortgage Loans—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement and the servicing agreement, including but not limited to:
• monitoring the servicer’s and the subservicer’s performance and enforcing the servicer’s and the subservicer’s obligations under the servicing agreement and the subervicing agreement, respectively;
• collecting monthly remittances from the subservicer for deposit in the distribution account on the servicer remittance date;
• gathering the monthly loan-level reports delivered by the subservicer and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;

Party:	Responsibilities:
• upon the termination of the servicer, appointing a successor servicer and acting as successor servicer; and
• upon the failure of the subservicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” above.

Securities Administrator	Performing the securities administration functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under “Descriptions of the Certificates—Priority of Distributions on the Certificates” on each distribution date;

• preparing and distributing investor reports, including the monthly distribution date statement to certificateholders based on information received from the master servicer and the yield maintenance provider;

• upon the failure of the master servicer to make any advance required under the pooling and servicing agreement, provide notice of such master servicer event of default to the trustee, the depositor and the rating agencies;

• preparing and filing annual federal and (if required) state tax returns on behalf of the trust; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the trust with respect to the certificates.
See “The Pooling and Servicing Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• enforcing the obligations of each of the master servicer and the securities administrator under the pooling and servicing agreement;
• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling and servicing agreement;
• upon the termination of the custodian, appointing a successor custodian;

•   upon the occurrence of a master servicer event of default under the pooling and servicing agreement, provide notice of such master servicer event of default to the master servicer, the depositor, the seller and the rating agencies;

•   upon the occurrence of a master servicer event of default under the pooling and servicing agreement, at its discretion (or if so directed by the certificateholders having not less than 51% of the voting rights applicable to the certificates), terminating the master servicer; and

• upon such termination of the master servicer under the pooling and servicing agreement, appointing a successor master servicer or succeeding as master servicer.
See “The Pooling and Servicing Agreement—The Trustee.”

Party:	Responsibilities:
Custodian	Performing the custodial functions in accordance with the provisions of the custodial agreement, including but not limited to:
• holding and maintaining the related mortgage files in a fireproof facility intended for the safekeeping of mortgage loan files as agent for the Trustee.
See “The Pooling and Servicing Agreement—The Trustee” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the holders of certificates, be invested in the trust accounts, which are accounts established in the name of the trustee or, in case of the subservicer, accounts established in the name of the master servicer and various owners of mortgage loans. Funds on deposit in the trust accounts may be invested in permitted investments by the party responsible for such trust account. The trust accounts will be established by the applicable parties listed below, and any investment income earned on each trust account will be retained or distributed as follows:

Trust Accounts:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Subservicer	Any investment earnings will be paid to the subservicer and will not be available for distribution to the holders of any certificates.
Distribution Account	Securities Administrator	Any investment earnings will be paid as compensation to the master servicer and will not be available for distribution to the holders of any certificates.
Basis Risk Reserve Funds	Securities Administrator	Any investment earnings will remain in the related Basis Risk Reserve Fund and will be for the benefit of, and be available for distribution to, the holders of the applicable LIBOR Certificates.

If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by such responsible party out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the master servicer, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the securities administrator or any affiliate of the securities administrator or for which the securities administrator or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by DCR, or, if DCR does not rate such fund, by Moody’s or S&P; and

(vii) if previously confirmed in writing to the securities administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

The servicing agreement and the subservicing agreement will each provide that in March of each year, beginning March 2007, the servicer and the subservicer, respectively, will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that in March of each year, beginning March 2007, (1) the master servicer will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the securities administrator will provide to the master servicer and the depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the trustee, in its capacity as custodian, will provide to the depositor, the master servicer and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the depositor, the master servicer and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The servicing agreement and the subservicing agreement will each also provide for delivery to the master servicer, the securities administrator and the depositor in March of each year, beginning March 2007, a separate annual statement of compliance from the servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement or subservicing agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the servicer, the subservicer, the master servicer, the securities administrator, the trustee and the custodian will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly
For each group 1 mortgage loan, the “servicing fee” will be a monthly fee out of interest collections received from such group 1 mortgage loan calculated as the product of (a) the outstanding principal balance of such group 1 mortgage loan and (b) the related servicing fee rate.
The “servicing fee rate” of the servicer for group 1 is 0.250%.
For each group 2 mortgage loan, the “servicing fee” will be a monthly fee out of interest collections received from such group 2 mortgage loan calculated as the product of (a) the outstanding principal balance of such group 2 mortgage loan and (b) the related servicing fee rate.
The “servicing fee rate” of the servicer for group 2 is 0.375%.
Withdrawn from the Servicing Account or the distribution account in respect of each mortgage loan from the related loan group, before distribution of any amounts to certificateholders.
Subservicer	monthly
For each mortgage loan, the “subservicing fee” will be a monthly fee paid by the servicer out of the related servicing fee calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the subservicing fee rate.
The “subservicing fee rate” of the subservicer is 0.030%.
Distributed by the servicer to the subservicer.
Master Servicer and Securities Administrator	monthly	The investment earnings on amounts on deposit in the distribution account.	Deducted by the master servicer from the distribution account before distribution of any amounts to certificateholders.
Trustee and Custodian	varies	For the trustee and the custodian, a fee as agreed with the master servicer and payable by the master servicer from its own funds.	Payable from the master servicer to the trustee from its own funds.

The servicing fee and the subservicing fee are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The subservicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. The trustee (including in its capacity as custodian) will be entitled to be reimbursed by the trust fund for certain expenses, including indemnification payments, in connection with the performance of its duties under the pooling and servicing agreement.

None of the servicing fees set forth in the table above may be changed without amendment of the servicing agreement, and neither the master servicing fee nor the trustee fee set forth in the table above may be changed without amendment of the pooling and servicing agreement. The subservicing fee may be changed by the servicer, but may not exceed the related servicing fee.

To the extent the servicer, the subservicer, the master servicer, the securities administrator, the trustee and the custodian are entitled to be reimbursed by the trust fund for expenses, they will be reimbursed before distributions are made on the certificates.

The Pooling and Servicing Agreement

General

The certificates will be issued pursuant to a pooling and servicing agreement dated as of February 1, 2006, among the depositor, the seller, the securities administrator, the master servicer and the trustee.

The Issuing Entity

On the closing date, and until the termination of the trust fund pursuant to the pooling and servicing agreement, MortgageIT Mortgage Loan Trust 2006-1 (the “Issuing Entity”) will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of:

•	all of the depositor’s right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

•	all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

•	the rights of the depositor under the servicing agreement and the subservicing agreement (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement); and

•	certain other assets of the trust fund, including rights to amounts in the distribution account and each Basis Risk Reserve Fund, as described herein.

On the closing date, the securities administrator will establish each basis risk reserve fund, each of which will be an asset of the trust fund. The Issuing Entity will not have any liabilities as of the closing date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor, the servicer, the subservicer and the custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the pooling and servicing agreement, the mortgage loan purchase agreement, the servicing agreement and the subservicing agreement, as applicable. See “The Servicer and the Subservicer,” “Servicing of the Mortgage Loans,” “Administration of the Trust Fund” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the securities administrator on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the pooling and servicing agreement, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling and servicing agreement by holders of certificates and the other parties thereto as described under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

If the assets of the trust fund are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected distributions of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or the seller, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust fund all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, upon order of the depositor, the securities administrator will deliver the certificates to the depositor. Each mortgage loan transferred to the trust fund will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the Stated Principal Balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans. Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the custodian, which will hold the mortgage notes on behalf of the trustee.

Delivery of Mortgage Loan Files. The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement the seller will deliver to the trustee (or the custodian, as the trustee’s agent for that purpose) the mortgage notes evidencing the mortgage loans endorsed in blank or to the trustee on behalf of the certificateholders, together with the other documents related to the mortgage loan. In lieu of delivery of an original mortgage, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the closing date the custodian on behalf of the trustee will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. Pursuant to the terms of the underlying purchase agreement, if any mortgage loan or related document is found to be not in compliance with the review criteria required by the pooling and servicing agreement and the defect is not cured within 90 days following notification to the seller by the trustee (or the custodian, as the trustee’s agent for that purpose), the seller will be obligated to repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If such breach is not cured within the 90-day period, the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus the amount of any unreimbursed servicing-related advances, plus, in the event that the defective loan is repurchased by the seller due to a breach of any representation and warranty relating to predatory and abusive lending laws, any costs and damages incurred by the trust fund in connection with a violation of a predatory or abusive lending law with respect to such defective loan.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a mortgage loan (the “affected loan”), the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single affected loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the affected loan and uses the same index as the affected loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the affected loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the mortgage loan purchase agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution) for the related loan group;

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the affected loan in the related loan group;

•	the substituted loan is of the same or better credit quality as the affected loan; and

•	the substituted loan satisfies certain other conditions specified in the mortgage loan purchase agreement.

In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the affected loan arises, a substitution adjustment amount equal to the excess of the principal balance of the affected loan over the principal balance of the eligible substitute mortgage loan.

We can make no assurance that the seller will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Representations and Warranties

Pursuant to the mortgage loan purchase agreement, the seller will make the following representations and warranties with respect to the mortgage loans as of the closing date:

(a) The information contained in the mortgage loan schedule is true and correct;

(b) The seller has good and marketable title to the mortgage loan and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan;

(c) Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loan have been complied with; and each mortgage loan has been serviced in compliance with (i) any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loan and (ii) the terms of the related mortgage note;

(d) there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the seller, any of its affiliates nor any servicer of any related mortgage loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(e) the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the Trustee on behalf of the certificateholders;

(f) no selection procedure reasonably believed by the seller to be adverse to the interests of the certificateholders was utilized in selecting the mortgage loans;

(g) each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple (except with respect to common areas in the case of condominiums, planned unit developments and de minimis planned unit developments) or by leasehold for a term longer than the term of the related mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender's title insurance policy delivered to the seller and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

(h) there are no mechanics' liens or claims for work, labor or material affecting the premises subject to any mortgage which is or may be a lien prior to, or equal with, the lien of such mortgage except those which are insured against by a title insurance policy;

(i) there were no delinquent taxes or assessment liens affecting any mortgaged property, except where such lien or liens was being contested in good faith and a stay had been granted against levying on the property;

(j) there is no valid offset, defense or counterclaim to any mortgage note or mortgage, including the obligation of the mortgagor to pay the unpaid principal and interest on such mortgage note;

(k) to the best of the seller’s knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(l) the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(m) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which was qualified to do business in the jurisdiction where the related mortgaged property is located. The seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(n) at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the seller;

(o) the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the mortgaged property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related mortgage loan, the improvements on the mortgaged property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the restorable cost of improvements located on such mortgaged property or (iii) the maximum coverage available under federal law; and each mortgage obligates the mortgagor thereunder to maintain the insurance referred to above at the mortgagor's cost and expense;

(p) Each mortgage loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

(q) each mortgage loan was originated (i) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (ii) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (iii) by a mortgage broker or correspondent lender in a manner such that the related mortgage loan would be regarded for purposes of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (i) or (ii) above; and

(r) No mortgage loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan under any federal, state or local law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans.

Payments on Mortgage Loans; Deposits to Distribution Account

Distribution Account. The securities administrator will establish and maintain a separate distribution account for the benefit of the trustee and the holders of the certificates. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•
an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the securities administrator, the trustee and to each rating agency named in this prospectus supplement, if so rated, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the certificate account is maintained; or

•
a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee (without regard to the Policy).

Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the permitted investments may mature on the related distribution date. The types of permitted investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under “Servicing and Administration of the Trust Fund—Accounts.”

Servicing Fees and Other Compensation

Trust expense fees are payable out of the interest payments on each mortgage loan. Trust expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will be equal to the servicing fee rate.

Matters Relating to the Trustee and the Securities Administrator

The trustee (including in its capacity as custodian) and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and the servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each distribution date, the securities administrator will remit to the trustee and the custodian any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee will be paid by the master servicer on behalf of the trust.

The trustee and the securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trustee or securities administrator, as applicable. The depositor may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee or the securities administrator, the depositor and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee will also be reimbursed any outstanding and unpaid costs and expenses.

The Trustee and the Custodian

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the Certificates or as custodian.

The Securities Administrator

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Voting Rights

With respect to any date of determination, 94% of the voting rights will be allocated to each class of certificates (other than the Class 1-X, Class 1-P, Class 2-X, Class 2-X-B, Class 2-P and Class A-R Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the class principal balance of that class and the denominator of which is the aggregate of the class principal balances of all classes then outstanding. The Class 1-X, Class 1-P, Class 2-X, Class 2-X-B, Class 2-P and Class A-R Certificates will each have 1% of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holder of the Class A-R Certificate.

The voting rights allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class. However, any certificate registered in the name of the master servicer, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

Amendment

The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under “Operative Agreements—Amendment” in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

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reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

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affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66⅔%; or

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reduce the aforesaid percentages of the aggregate outstanding certificate principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Optional Termination of the Trust Fund

On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than 10% of their aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the servicer will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust. We refer to the date on which the servicer may exercise this option as the “optional termination date” of the trust. In the event that the option is exercised, the repurchase will be made at a price equal to the unpaid principal balance of each mortgage loan and, with respect to REO property, the lesser of (1) the appraised value of each REO property less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal and (2) the Stated Principal Balance of the related mortgage loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the servicer or the master servicer in respect of that mortgage loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement. If the servicer does not exercise such option to repurchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may repurchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the Stated Principal Balance of the mortgage loans is less than 1% of their aggregate Stated Principal Balance as of the cut-off date.

Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

Special Foreclosure Rights

The servicer, or the subservicer on its behalf, will not commence foreclosure proceedings with respect to a mortgage loan unless (i) no later than five business days prior to such commencement, it notifies the majority holder of the most junior of the subordinate certificates of its intention to do so, and (ii) such holder does not, within such period, affirmatively object to such action. If the majority holder of the most junior of the subordinate certificates timely and affirmatively objects to such action, then it will instruct the Master Servicer, or the subservicer on its behalf, to hire three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such holder’s objection. Subject to certain provisions in the pooling and servicing agreement, the majority holder of the most junior of the subordinate certificates will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon.

In the event that the servicer, or the subservicer on its behalf, determines not to proceed with foreclosure proceedings with respect to a mortgage loan that is 60 days’ or more delinquent, prior to taking any action with respect to such mortgage loan the servicer, or the subservicer on its behalf, must promptly provide the majority holder of the most junior of the subordinate certificates with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan. The servicer, or the subservicer on its behalf, is not permitted to proceed with any such action unless such holder, does not, within five business days following such notice, affirmatively objects to the servicer, or the subservicer on its behalf, taking such action. If the majority holder of the most junior of the subordinate certificates timely and affirmatively objects to the servicer’s, or the subservicer’s contemplated action, then it will instruct the servicer, or the subservicer on its behalf, to hire the three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report, in each case no later than 30 days from the date of such holder’s objection. The majority holder of the most junior of the subordinate certificates will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon.

Notwithstanding anything in this prospectus supplement to the contrary, the majority holder of the most junior of the subordinate certificates shall not be entitled to any of its rights described in this prospectus supplement with respect to a mortgage loan following its failure to purchase such mortgage loan and the related mortgaged property (at the highest of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the pooling and servicing agreement following its objection to the servicer or the subservicer’s action.

Limited Mortgage Loan Purchase Right

The majority holder of the most junior of the subordinate certificates will have the option to purchase, at any one time, up to 1.00% (and in any case, at least five (5) mortgage loans) of the mortgage loans, by aggregate Stated Principal Balance of the mortgage loans as of such date, at a purchase price equal to the aggregate fair market value of such mortgage loans.

Events of Default

An event of default with respect to the master servicer will consist, among other things, of:

• any failure by the master servicer to make an advance or any other failure by the master servicer to deposit in the distribution account any deposit required to be made under the terms of the pooling and servicing agreement and the continuance of such failure for two business days following the date upon which written notice of such failure shall have been given to the master servicer; or

• any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement, which continues unremedied for 60 days after the date on which written notice of the failure is given to the master servicer; or

• insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by holders of certificates evidencing not less than 51% of the voting rights, must) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the servicing agreement and the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the servicing agreement, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the master servicer under the servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer’s default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

MortgageIT Mortgage Loan Trust 2006-1 will issue the following classes of senior certificates:

• the Class 1-A1 Certificates,
• the Class 1-A2 Certificates,
• the Class 2-A1A Certificates,
• the Class 2-A1B Certificates,
• the Class 2-A1C Certificates,
• the Class 1-X Certificates,
• the Class 2-X Certificates,
• the Class 2-X-B Certificates,
• the Class 2-PO Certificates,
• the Class 2-PO-B Certificates and
• the Class A-R Certificate

in addition to the following classes of subordinate certificates:

• the Class 1-B1 Certificates,
• the Class 1-B2 Certificates,
• the Class 1-B3 Certificates,
• the Class 1-B4 Certificates,
• the Class 1-B5 Certificates,

• the Class 1-B6 Certificates,
• the Class 2-B1 Certificates,
• the Class 2-B2 Certificates,
• the Class 2-B3 Certificates,
• the Class 2-B4 Certificates,
• the Class 2-B5 Certificates and
• the Class 2-B6 Certificates.

In addition, the issuing entity will also issue a Class 1-P Certificate entitled to all of prepayment penalty payments on the group 1 mortgage loans and (b) a Class 2-P Certificate entitled to all of the prepayment penalty payments on the group 2 mortgage loans

Only the senior certificates and the Class 1-B1, Class 1-B2, Class 1-B3, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates are offered by this prospectus supplement and the accompanying prospectus.

The classes of offered certificates will have the respective initial class principal balances or class notional amount set forth on the cover page. The initial class principal balances and class notional amount of the certificates may vary in the aggregate by plus or minus 10%. On any date subsequent to the closing date, the class principal balance of a class of certificates will be equal to its initial class principal balance, as increased by any amounts of net deferred interest (if a group 2 certificate) allocated to such class as described under “—Interest” below, reduced by all amounts actually distributed as principal of that class, all Realized Losses applied in reduction of principal of that class on all prior distribution dates and any amounts allocated to any class of related subordinate certificates in reduction of its class principal balance if the aggregate class principal balances of all classes of related certificates following all distributions and the allocations of Realized Losses on that distribution date exceeds the applicable Pool Balance as of the first day of the month of that Distribution Date, as described below under “—Allocation of Losses;” provided, however, that on any distribution date, the class principal balance of a class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the class principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the class principal balance of each class of senior certificates related to the loan group or loan subgroup with respect to which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and (b) second, the class principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and not previously reimbursed.

The classes of offered certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below.

The Class 2-PO and Class 2-PO-B Certificates are principal-only certificates and are not entitled to any distributions in respect of interest.

The Class 2-PO Certificates will have a class principal balance (initially equal to $50) that will increase in an amount equal to net deferred interest allocated to the Class 2-X Certificates as described under “—Interest” below, as reduced by all amounts actually distributed as principal on such class and all Realized Losses applied in reduction of principal on such class on all prior distribution dates.

The Class 2-PO-B Certificates will have a class principal balance (initially equal to $50) that will increase in an amount equal to net deferred interest allocated to the 2-X-B Certificates as described under “―Interest” below, as reduced by all amounts actually distributed as principal on such class and all Realized Losses applied in reduction of principal on such class on all prior distribution dates.

The Class 1-X, Class 2-X and Class 2-X-B Certificates are interest-only certificates and are not entitled to any distributions in respect of principal. The Class 1-X, Class 2-X and Class 2-X-B Certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below.

The Class 1-X Certificates are interest-only certificates that will not have a class principal balance but will accrue interest on their class notional amount which will, for any distribution date, equal the aggregate class principal balance of the group 1 certificates, immediately before such distribution date (initially, equal to approximately $494,105,297).

The Class 2-X Certificates are interest-only certificates that will not have a class principal balance but will accrue interest on their class notional amount which will, for any distribution date, equal the class principal balance of the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class 2-PO Certificates immediately prior to such distribution date (initially, equal to approximately $238,070,050).

The Class 2-X-B Certificates are interest-only certificates that will not have a class principal balance but will accrue interest on their class notional amount which will, for any distribution date, equal the class principal balance of the group 2 subordinate certificates and Class 2-PO-B Certificates immediately prior to such distribution date (initially, equal to approximately $22,117,244).

The initial class principal balances of the Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will be approximately $3,706,000, $2,718,000, $1,976,197, $2,602,000, $2,081,000 and $1,561,194, respectively, subject to the ten percent variance described above. The Class 1-B-4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below. The Class 1-P and Class 2-P Certificate will be issued without a certificate balance or notional amount and will not accrue interest.

The offered certificates other than the Class A-R Certificate will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. The offered certificates, other than the interest-only certificates and principal-only certificates and the Class A-R Certificate, will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000. The Class 1-X, Class 2-X and Class 2-X-B Certificates will be issued in minimum notional amounts of $100,000 and integral multiples of $1 in excess thereof. The Class 2-PO and Class 2-PO-B Certificates will be issued in minimum percentage interests of 0.01%, provided, that, such certificates must be purchased initially in minimum total investments of at least $100,000. The Class A-R Certificate will be issued as a single certificate in physical form.

Distributions on the offered certificates will be made by the securities administrator on each distribution date, beginning in March 2006, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the Class 1-X, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B and Class A-R Certificate is the last business day of the month immediately preceding the month in which that distribution date occurs (or the closing date, in the case of the first distribution date). The record date for any distribution date with respect to the LIBOR Certificates is the last business day immediately preceding that distribution date (or the closing date, in the case of the first distribution date), unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration and Definitive Certificates

The offered certificates (other than the Class A-R Certificate) initially will be book-entry certificates. Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed “certificate owners” and will hold their certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry certificates will be issued in the form of one or more global certificates which equal the class principal balance or class notional amount, as applicable, of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of book-entry certificates will not be “Certificateholders” as that term is used in the pooling and servicing agreement. Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose. In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the securities administrator, through DTC and DTC participants. So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC:

•	make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

•	receive and transmit distributions of principal of, and interest on, the book-entry certificates.

Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC’s rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates—Non-U.S. Persons,” “—Information Reporting and Backup Withholding” and “—New Withholding Regulations” in the prospectus.

Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the relevant European depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC’s rules as in effect from time to time.

Clearstream Banking Luxembourg, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. Clearstream is a subsidiary of Clearstream International, société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG. In July 2002, Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque Central du Luxembourg (Luxembourg Central Bank) and the Commission de Surveillance du Secteur Financier (Luxembourg Commission for the Supervision of the Financial Sector), which supervise Luxembourg banks.

Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates— Non-U.S. Persons” and “—Information Reporting and Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC’s rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the securities administrator, that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if:

• DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

• the depositor, with the consent of the applicable DTC participants, elects, in writing, to terminate the book entry system through DTC; or

• after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the book-entry certificates advise the securities administrator and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of the definitive certificates as “Certificateholders” under the pooling and servicing agreement. The definitive certificates will be transferable and exchangeable at the offices of the securities administrator, as certificate registrar, from time to time for these purposes. The securities administrator, as certificate registrar, has initially designated the office of its agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

None of the depositor, the master servicer, the securities administrator, the underwriters, the seller or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or transfer thereof. The trustee and securities administrator will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the subordinate certificates in the form of book-entry certificates, and the trustee will have no liability for transfers of book-entry certificates or any interests therein made in violation of the restrictions on transfer described in this prospectus supplement and the pooling and servicing agreement.

According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Priority of Distributions on the Certificates

As more fully described in this prospectus supplement, on each distribution date distribution of Available Funds will be made in the following order of priority:

(a) (1) with respect to the Available Funds from the loan subgroup 1-A1 and loan subgroup 1-A2, as applicable:

first,
current interest on the Class 1-A1, Class 1-A2, Class A-R and Class 1-X Certificates, on a pro rata basis with respect to each class of certificates related to the same loan group; provided, however, that for the purpose of distributions on the Class 1-X Certificates, only the portion of the class notional amount derived from the subgroup 1-A1 mortgage loans will be used to calculate distributions to the Class 1-X Certificates from Available Funds for loan subgroup 1-A1 and only the portion of the class notional amount derived from the subgroup 1-A2 mortgage loans will be used to calculate distributions to the Class 1-X Certificates from Available Funds for loan subgroup 1-A2; provided, further, that on each distribution date, to the extent of the 1-X Required Reserve Fund Deposit for such date, the amount of current interest that would otherwise be payable to the Class 1-X Certificates will be deposited in the Group 1 Basis Risk Reserve Fund and will not be distributed to such class; and

second,	principal of the related classes of senior certificates (other than the Class 1-X Certificates), in the order and priority described under “—Principal—Senior Principal Distribution Amount” below;

(2) first, from the Yield Maintenance Account, for distribution to the Class 1-A1 and Class 1-A2 Certificates, and second, from the Group 1 Basis Risk Reserve Fund, for distribution to the Class 1-A1 and Class 1-A2 Certificates, pro rata, based on amounts due, any Basis Risk Shortfall remaining unpaid for such class and such date as described under “—Interest—Group 1 Basis Risk Reserve Fund” and “—The Yield Maintenance Agreements” below;

(3) with respect to all remaining Available Funds from loan subgroup 1-A1 and loan subgroup 1-A2, current interest on, and then principal of, each class of Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates, in the order of their numerical class designations beginning with the Class 1-B1 Certificates, subject to certain limitations described under “—Principal” below;

(4)  first, from the Yield Maintenance Account, for distribution to the Class 1-B1 and Class 1-B2 Certificates and second, from the Group 1 Basis Risk Reserve Fund, for distribution to the Class 1-B1 and Class 1-B2 Certificates, sequentially in the order of their numerical class designations beginning with the Class 1-B1 Certificates, any Basis Risk Shortfall remaining unpaid for each such class and such date, as described under “—Interest—Basis Risk Reserve Fund” and “—The Yield Maintenance Agreements” below; and

(5) with respect to all remaining Available Funds for loan group 1, to the Class A-R Certificate.

(b) (1) with respect to the Available Funds from loan group 2:

first,
current interest on the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X and Class 2-X-B Certificates, on a pro rata basis; provided, however, that on each distribution date, to the extent of any 2-X Required Reserve Fund Deposit and 2-X-B Required Reserve Fund Deposit for such date, the amount of current interest that would otherwise be payable to the Class 2-X and Class 2-X-B Certificates, respectively, (after giving effect to any reduction in respect of net deferred interest allocated to the Class 2-X and Class 2-X-B Certificates on such distribution date) will be deposited in the Group 2-A Basis Risk Reserve Fund and 2-B Basis Risk Reserve Fund, respectively, and will not be distributed to such class; and

second,
principal of the related classes of senior certificates (other than the Class 2-X and Class 2-X-B Certificates), in the order and priority described under “—Principal—Senior Principal Distribution Amount” below;

(2) first, from the Yield Maintenance Account, for distribution to the Yield Maintained Certificates in group 2, second, from the Group 2-A Basis Risk Reserve Fund, for distribution to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, pro rata, any Basis Risk Shortfall remaining unpaid for each such class and such date as described under “—Interest—Group 2-A Basis Risk Reserve Fund” and “—The Yield Maintenance Agreement” below and third, from the Group 2-B Basis Risk Reserve Fund, for distribution to, sequentially, the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, in that order, any Basis Risk Shortfall remaining unpaid for each such class and such date as described under “—Interest—Group 2-B Basis Risk Reserve Fund” and “—The Yield Maintenance Agreement” below;

(3) with respect to all remaining Available Funds from loan group, current interest on, and then principal of, each class of Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, in the order of their numerical class designations beginning with the Class 2-B1 Certificates, subject to certain limitations described under “—Principal” below; and

(4) from the Group 2-B Basis Risk Reserve Fund, for distribution to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, sequentially, any Basis Risk Shortfall remaining unpaid for such class and such date as described under “—Interest—Group 2-B Basis Risk Reserve Fund”; and

Interest

Calculation of Interest. On each distribution date, each class of certificates (other than the Class 1-P, Class 2-PO, Class 2-PO-B and Class 2-P Certificates) will be entitled to receive, to the extent of funds available and subject to reduction, if a group 2 certificate, for net interest shortfalls on the related mortgage loans as described under “ —Net Interest Shortfall” below, an amount allocable to interest (“current interest”) for the related interest accrual period equal to

•	interest at the applicable pass-through rate on the class principal balance, or class notional amount, as applicable, immediately prior to such distribution date, of that class plus

•
unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates;

provided, however, that for any distribution date, a portion of the current interest on any class of group 2 certificates will be reduced if the pass-through rate applicable to such class for the related accrual period exceeds the adjusted cap rate applicable to such class.

The “adjusted cap rate” for the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates and group 2 subordinate certificates (the “group 2 adjusted cap rate”) for any distribution date will equal the group 2 net WAC cap for that distribution date, computed by first reducing the group 2 net WAC by a per annum rate equal to the quotient of (i) the product of (a) the net deferred interest, if any, on the group 2 mortgage loans for that distribution date and (b) 12, divided by (ii) the aggregate principal balance of the group 2 mortgage loans as of the first day of the related Due Period.

The “adjusted cap rate” for the Class 2-X and Class 2-X-B Certificates for any distribution date will equal the pass-through rate for such class, computed for this purpose by (i) reducing the group 2 net WAC by a per annum rate equal to the quotient of (a) the product of (1) the net deferred interest, if any, on the group 2 mortgage loans for that distribution date, multiplied by (2) 12, divided by (b) the aggregate principal balance of the group 2 mortgage loans as of the first day of the related due period, and (ii) calculating the interest accrued on the group 2 certificates (other than the Class 2-X and Class 2-X-B Certificates) by substituting the related “adjusted cap rate” for the related “net WAC cap” in the definition of pass-through rate for each of the group 2 certificates.

With respect to each mortgage loan in loan group 2 and each related due date, “deferred interest” will be the excess, if any, of the amount of interest accrued on such mortgage loan from the preceding due date to such due date over the portion of the monthly payment allocated to interest for such due date. Such excess may occur because the mortgage rates of the mortgage loans adjust monthly, while the monthly payment adjusts generally no more frequently than annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization. See “Description of the Mortgage Loans—General—Monthly Payment Adjustments” herein.

With respect to loan group 2 and each related due date, “net deferred interest” will be the greater of (i) the excess, if any, of the aggregate of deferred interest for that due date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period with respect to loan group 2 and (ii) zero.

For any distribution date, the net deferred interest on loan group 2 will be allocated among the related classes of group 2 certificates in an aggregate amount equal to the excess, if any, for each such class of (i) the current interest accrued at the pass-through rate for such class over (ii) the amount that would have been calculated as current interest had the pass-through rate for such class equaled the applicable adjusted cap rate for such class and for such distribution date.

On each distribution date, any amount of net deferred interest allocable to a class of group 2 certificates (other than the interest-only certificates) on such distribution date will be added as principal to the outstanding class principal balance of such class of certificates. With respect to the Class 2-X Certificates and each distribution date, any amount of net deferred interest that is allocated to the Class 2-X Certificates on such distribution date will be added as principal to the class principal balance of the Class 2-PO Certificates. With respect to the Class 2-X-B Certificates and each distribution date, any amount of net deferred interest that is allocated to the Class 2-X-B Certificates on such distribution date will be added as principal to the class principal balance of the Class 2-PO-B Certificates. As a result of the allocation of net deferred interest, a portion of the interest accrued on such certificates may be distributed to such certificates later than otherwise anticipated.

The interest accrual period for the Class 1-X, Class A-R, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-X and Class 2-X-B Certificates will be the calendar month preceding the month of that distribution date. The interest accrual period for each distribution date and the LIBOR Certificates will be the period beginning with the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. Interest will accrue during the interest accrual period for each distribution date and the Class 1-X, Class A-R, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-X and Class 2-X-B Certificates on the basis of an assumed 360-day year consisting of twelve 30-day months. Interest will accrue during the interest accrual period for the LIBOR Certificates on the basis of an assumed 360-day year and the actual number of days elapsed in the related interest accrual period. The Class 2-PO and Class 2-PO-B Certificates are principal-only certificates and will not accrue interest. The Class 1-P and Class 2-P Certificates will not accrue interest.

The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See “—Net Interest Shortfall” below.

Pass-Through Rates. The pass-through rates of the certificates (other than the Class 1-P, Class 2-PO, Class 2-PO-B and Class 2-P Certificates) for any distribution date will be calculated as described below. The net loan rate for each mortgage loan will be equal to the loan rate on such mortgage loan less the related servicing fee.

The “group 1 net WAC” for any distribution date equals the weighted average of the group 1-A1 net WAC and the group 1-A2 net WAC.

The “group 1-A1 net WAC “ for any distribution date equals the weighted average of the net loan rates of the loan subgroup 1-A1 mortgage loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period.

The “group 1-A2 net WAC” for any distribution date equals the weighted average of the net loan rates of the loan subgroup 1-A2 mortgage loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period.

The “group 2 net WAC” for any distribution date equals the weighted average of the net loan rates of the group 2 mortgage loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period.

The “net WAC” for any distribution date will be the group 1-A1 net WAC, the group 1-A2 net WAC or the group 2 net WAC, as applicable.

The “group 1-A1 net WAC cap” for the Class 1-A1 Certificates for any distribution date equals the product of (i) the group 1-A1 net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the accrual period.

The “group 1-A2 net WAC cap” for the Class 1-A2 Certificates for any distribution date equals the product of (i) the group 1-A2 net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the accrual period.

The “group 2 net WAC cap” for any of the Class 2-A1A, Class 2-A1B, Class 2-A1C Certificates or the group 2 subordinate certificates for any distribution date equals the product of (i) the group 2 net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the accrual period.

The “group 1 subordinate net WAC “ for any distribution date is equal to the weighted average of the group 1-A1 net WAC and the group 1-A2 net WAC, weighted on the basis of the related subordinate components for loan subgroup 1-A1 and loan subgroup 1-A2.

The “group 1 subordinate net WAC cap” for the Class 1-B1 and Class 1-B2 Certificates and any distribution date equals the group 1 subordinate net WAC for such distribution date.

The “net WAC cap” will be the group 1-A1 net WAC cap, the group 1-A2 net WAC cap, the group 2 net WAC cap or the group 1 subordinate net WAC cap, as applicable.

The “net maximum rate cap” for the group 2 subordinate certificates on any distribution date is equal to the group 2 net WAC cap computed by assuming that each group 2 mortgage loan accrued interest at its net maximum rate.

The “net maximum rate” with respect to each mortgage loan is equal to the maximum mortgage rate less the related servicing fee rate.

The “pass-through rate” of the Class 1-A1 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 1-A1 net WAC cap for that distribution date and (iii) 10.500%. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to repurchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 1-A2 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 1-A2 net WAC cap for that distribution date and (iii) 10.500%. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to repurchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-A1A Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) 10.500%. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to repurchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-A1B Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) 10.500%. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to repurchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-A1C Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) 10.500%. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to repurchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class A-R Certificate on any distribution date will equal the subgroup 1-A1 net WAC for that distribution date.

The “pass-through rate” of the Class 1-X Certificates will be calculated at an annual rate equal to the excess, if any, of (i) the weighted average of the net loan rates of the group 1 mortgage loans over (ii) a rate equal to the product of (a) the interest accrued on the group 1 certificates (other than the Class 1-X Certificates) for the related accrual period, multiplied by (b) 12, divided by the class notional amount of the Class 1-X Certificates.

The “pass-through rate” of the Class 2-X Certificates will be calculated at an annual rate equal to the excess, if any, of (i) group 2 net WAC over (ii) a rate equal to the product of (a) the interest accrued on the Class 2-A1A, Class 2-A1B, and Class 2-A1C Certificates during the related accrual period, multiplied by (b) 12, divided by the class notional amount of the Class 2-X Certificates.

The “pass-through rate” of the Class 2-X-B Certificates for any distribution date will equal the excess, if any, of (i) the group 2 net WAC minus (ii) a rate equal to the product of (a) interest accrued on the group 2 subordinate certificates during the related accrual period and multiplied by (b) 12, divided by the class notional amount of the Class 2-X-B Certificates.

Notwithstanding the foregoing, on each distribution date, (a) the amount of interest that would otherwise be distributable to the Class 1-X Certificates may be reduced by the amount, if any, that is necessary to fund payment of any Basis Risk Shortfalls to the holders of the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates, (b) the amount of interest that would otherwise be distributable to the Class 2-X Certificates (after giving effect to any reduction in respect of net deferred interest allocated to the Class 2-X Certificates on such distribution date), may be reduced by the amount, if any, that is necessary to fund payment of any Basis Risk Shortfalls to the holders of the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates and (c) the amount of interest that would otherwise be distributable to the Class 2-X-B Certificates (after giving effect to any reduction in respect of net deferred interest allocated to the Class 2-X-B Certificates on such distribution date), may be reduced by the amount, if any, that is necessary to fund payment of any Basis Risk Shortfalls to the holders of the group 2 subordinate certificates. See “—Basis Risk Reserve Fund” below.

The “pass-through rate” of the Class 1-B1 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 1 subordinate net WAC cap for that distribution date and (iii) 10.500%. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 1-B2 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 1 subordinate net WAC cap for that distribution date and (iii) 10.500%. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 1-B3 Certificates on any distribution date will equal the group 1 subordinate net WAC.

The “pass-through rate” of the Class 1-B4 Certificates on any distribution date will equal the group 1 subordinate net WAC.

The “pass-through rate” of the Class 1-B5 Certificates on any distribution date will equal the group 1 subordinate net WAC.

The “pass-through rate” of the Class 1-B6 Certificates on any distribution date will equal the group 1 subordinate net WAC.

The “pass-through rate” of the Class 2-B1 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) the related net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-B2 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) the related net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-B3 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) the related net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-B4 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) the related net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-B5 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) the related net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

The “pass-through rate” of the Class 2-B6 Certificates on any distribution date will equal the least of (i) One-Month LIBOR plus [_____]% per annum (the “Certificate Margin”), (ii) the group 2 net WAC cap for that distribution date and (iii) the related net maximum rate cap for that distribution date. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the servicer on the earliest possible optional termination date, then on all succeeding distribution dates, the Certificate Margin will be increased to [_____]% per annum.

Net Interest Shortfall. The interest entitlement of each class of group 1 certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan subgroup, in the case of the senior certificates and (b) all of the loan groups, in the case of the subordinate certificates. The interest entitlement of each class of group 2 certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by group 2 mortgage loans. For each distribution date and loan group or loan subgroup, the “net interest shortfall” will be equal to the sum of

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related group during the preceding calendar month exceeds the compensating interest paid by the servicer, the subservicer or the master servicer for the related distribution date as described under “Mortgage Loan Servicing—Prepayment Interest Shortfalls,” plus

•
the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Servicemembers Civil Relief Act, as amended and similar state and local laws (the “Relief Act”).

See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

The net interest shortfall for a loan group or loan subgroup on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates based on (a) in the case of the senior certificates and group 2 subordinate certificates entitled to interest, the amount of interest which the respective classes of certificates would otherwise be entitled to receive with respect to such loan group or loan subgroup on that distribution date and (b) in the case of the group 1 subordinate certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to such subgroup, in each case before taking into account any reduction in those amounts on such date due to (i) the net interest shortfall, (ii) any net deferred interest allocable to such class, in the case of the group 2 certificates, (iii) with respect to the Class 1-X Certificates, the 1-X Required Reserve Fund Deposit, (iv) with respect to the Class 2-X Certificates, the 2-X Required Reserve Fund Deposit and (v) with respect to the Class 2-X-B Certificates, the 2-X-B Required Reserve Fund Deposit; provided, however, that on any distribution date after the Senior Termination Date for a loan group or loan subgroup, net interest shortfalls for that loan group or loan subgroup will be allocated to the applicable classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

If on any distribution date Available Funds for a loan group in the distribution account applied in the order described under “—Priority of Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Basis Risk Shortfalls.

For the Class 1-A1, Class 1-A2, Class 2-A1A, Class 2-A1B, Class 2-A2C, Class 1-B1 and Class 1-B2 Certificates and the group 2 subordinate certificates and any distribution date, the “Basis Risk Shortfalls” for such class will equal the sum of:

(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such distribution date;

(ii)	any excess described in clause (i) above remaining unpaid from prior distribution dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Group 1 Basis Risk Reserve Fund. Pursuant to the terms of the pooling and servicing agreement, the securities administrator will establish an account on behalf of the 1-X Certificates (the “Group 1 Basis Risk Reserve Fund”), which will be held in trust by the securities administrator on behalf of the holders of the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates. The Group 1 Basis Risk Reserve Fund will not be an asset of any REMIC. The Group 1 Basis Risk Reserve Fund and any payments under the related Yield Maintenance Agreement will be the sole sources of payments to the holders of the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates with respect to any Basis Risk Shortfalls on such certificates.

On each distribution date, interest that would otherwise be distributable with respect to the Class 1-X Certificates will be deposited instead in the Group 1 Basis Risk Reserve Fund to the extent of the related “1-X Required Reserve Fund Deposit” in the manner described below.

With respect to the Class 1-X Certificates and any distribution date, the “1-X Required Reserve Fund Deposit” will be an amount equal to the lesser of (i) the current interest for the Class 1-X Certificates for such distribution date (after any reduction in current interest due to net interest shortfalls on such distribution date) and (ii) the amount required to bring the balance on deposit in the Group 1 Basis Risk Reserve Fund up to an amount equal to the unpaid Basis Risk Shortfalls for such distribution date with respect to the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates, after giving effect to distributions of payments made pursuant to the related yield maintenance agreements.

On any distribution date for which a Basis Risk Shortfall exists with respect to the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates, the securities administrator will withdraw first from the Yield Maintenance Account and then from the Group 1 Basis Risk Reserve Fund the amount of such Basis Risk Shortfall for distribution on such distribution date as described above under “—Priority of Distributions on the Certificates.” If on any distribution date the amount on deposit in the Group 1 Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates remaining after application of applicable funds available therefore in the Yield Maintenance Account with respect to the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates, the securities administrator will withdraw the entire amount on deposit in the Group 1 Basis Risk Reserve Fund and distribute such amount to the Class 1-A1 and Class 1-A2 Certificates on a pro rata basis, and then distribute any remaining amounts sequentially, to the Class 1-B1 and Class 1-B2 Certificates, in that order. Funds remaining in the Group 1 Basis Risk Reserve Fund on any distribution date after funding the payment of Basis Risk Shortfalls for such distribution date will be allocated to the Class 1-X Certificates, up to the amount of the 1-X Required Reserve Fund Deposit for such distribution date.

Group 2-A Basis Risk Reserve Fund. Pursuant to the terms of the pooling and servicing agreement, the securities administrator will establish an account on behalf of the 2-X Certificates (the “Group 2-A Basis Risk Reserve Fund”), which will be held in trust by the securities administrator on behalf of the holders of the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates. The Group 2-A Basis Risk Reserve Fund will not be an asset of any REMIC. The Group 2-A Basis Risk Reserve Fund and the related Yield Maintenance Agreement will be the sole sources of payments to the holders of the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates with respect to any Basis Risk Shortfalls on such certificates.

On each distribution date, interest that would otherwise be distributable with respect to the Class 2-X Certificates will be deposited instead in the Group 2-A Basis Risk Reserve Fund to the extent of the related “2-X Required Reserve Fund Deposit” in the manner described below.

With respect to the Class 2-X Certificates and any distribution date, the “2-X Required Reserve Fund Deposit” will be an amount equal to the lesser of (i) the current interest for the Class 2-X Certificates for such distribution date (after giving effect to such certificate’s share of any net deferred interest and after any reduction in current interest due to net interest shortfalls on such distribution date) and (ii) the amount required to bring the balance on deposit in the Group 2-A Basis Risk Reserve Fund up to an amount equal to the unpaid Basis Risk Shortfalls for such distribution date with respect to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.

If on any distribution date the amount on deposit in the Group 2-A Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, the securities administrator will withdraw the entire amount on deposit in the Group 2-A Basis Risk Reserve Fund and distribute such amount to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates on a pro rata basis. Funds remaining in the Group 2-A Basis Risk Reserve Fund on any distribution date after funding the payment of Basis Risk Shortfalls for such distribution date will be allocated to the Class 2-X Certificates, up to the amount of the 2-X Required Reserve Fund Deposit for such distribution date.

Group 2-B Basis Risk Reserve Fund. Pursuant to the terms of the pooling and servicing agreement, the securities administrator will establish an account on behalf of the 2-X-B Certificates (the “Group 2-B Basis Risk Reserve Fund”), which will be held in trust by the securities administrator on behalf of the holders of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates. The Group 2-B Basis Risk Reserve Fund will not be an asset of any REMIC. The Group 2-B Basis Risk Reserve Fund will be the sole source of payments to the holders of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates with respect to any Basis Risk Shortfalls on such certificates.

On each distribution date, interest that would otherwise be distributable with respect to the Class 2-X-B Certificates will be deposited instead in the Group 2-B Basis Risk Reserve Fund to the extent of the related “2-X-B Required Reserve Fund Deposit” in the manner described below.

With respect to the Class 2-X-B Certificates and any distribution date, the “2-X-B Required Reserve Fund Deposit” will be an amount equal to the lesser of (i) the current interest for the Class 2-X-B Certificates for such distribution date (after giving effect to such certificate’s share of any net deferred interest and after any reduction in current interest due to net interest shortfalls on such distribution date) and (ii) the amount required to bring the balance on deposit in the Group 2-B Basis Risk Reserve Fund up to an amount equal to the unpaid Basis Risk Shortfalls for such distribution date with respect to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates.

If on any distribution date the amount on deposit in the Group 2-B Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, the securities administrator will withdraw the entire amount on deposit in the Group 2-B Basis Risk Reserve Fund and distribute such amount sequentially, to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, in that order. Funds remaining in the Group 2-B Basis Risk Reserve Fund on any distribution date after funding the payment of Basis Risk Shortfalls for such distribution date will be allocated to the Class 2-X-B Certificates, up to the amount of the 2-X-B Required Reserve Fund Deposit for such distribution date

Determination of One-Month LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period (each such date, a “LIBOR Determination Date”), the securities administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR” or “One-Month LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the securities administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks (as defined below) at approximately 11:00 a.m. (London time) on such date to prime banks in London interbank market. In such event, the securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks. For this purpose, a ‘‘Reference Bank’’ means a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market which does not control, nor is controlled by, or under common control with, the securities administrator and which has an established place of business in London. Until all of the LIBOR Certificates are paid in full, the securities administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The securities administrator initially will designate the Reference Banks (after consultation with the Depositor). If any such Reference Bank should be unwilling or unable to act as such or if the securities administrator should terminate its appointment as Reference Bank, the securities administrator will promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The securities administrator will have no liability or responsibility to any person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The establishment of LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator’s calculation of the pass-through rate applicable to the LIBOR certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

LIBOR for the first distribution date will be determined two business days prior to the closing date.

The Yield Maintenance Agreements

On the Closing Date, the securities administrator, on behalf of the trust fund, will enter into five yield maintenance agreements with the yield maintenance provider. The securities administrator will establish an account (the “Yield Maintenance Account”), which will be an asset of the trust. The securities administrator will deposit into the yield maintenance account amounts received by it pursuant to the yield maintenance agreements. The yield maintenance agreement will be related to (i) the Class 1-A1 Certificates, (ii) the Class 1-A2 Certificates, (iii) the Class 1-B1 Certificates, (iv) the Class 1-B2 Certificates and (v) the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.

On each distribution date, payments received by the trust fund under the related yield maintenance agreement for each of the Yield Maintained Certificates will be made based on an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of [___]%, [___]%, [___]%, [___]% and [___]% related to (i) the Class 1-A1 Certificates, (ii) the Class 1-A2 Certificates, (iii) the Class 1-B1 Certificates, (iv) the Class 1-B2 Certificates and (v) the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, respectively, over (y) the applicable Strike Rate (as defined below), (ii) the related Yield Maintenance Notional Balance (as defined below) and (iii) a fraction, the numerator of which is the actual number days in the related interest accrual period and the denominator of which is 360. The aggregate of all payments made on a distribution date pursuant to the yield maintenance agreements is referred to in this prospectus supplement as a “Yield Maintenance Payment.”

With respect to each distribution date on which a Yield Maintenance Payment is received under a yield maintenance agreement, the securities administrator will pay to the related holders of certificates, up to the amount of current interest that each such class would have been entitled to receive had the applicable note interest rate been calculated at a rate equal to One-Month LIBOR plus the applicable margin for the related accrual period, to the extent not paid out of the Available Funds for such Distribution Date. Any funds from the Yield Maintenance Payment remaining in the Yield Maintenance Account after payment of current interest to the Yield Maintained Certificates, as calculated in the preceding sentence, will be distributed to the Class 1-X and Class 2-X Certificates, as applicable.

The “Yield Maintenance Notional Balance” with respect to each yield maintenance agreement will be equal to the lesser of (i) the applicable notional balance for the related class of certificates as set forth on Annex B to this prospectus supplement and (ii) the aggregate class principal balance of the related certificates on the day immediately preceding the related distribution date. The “Strike Rate” with respect to each yield maintenance agreement for each applicable distribution date are set forth on Annex B to this prospectus supplement. Each yield maintenance agreement related to (i) the Class 1-A1 Certificates, (ii) the Class 1-A2 Certificates, (iii) the Class 1-B1 Certificates and (iv) the Class 1-B2 Certificates is effective with respect to the distribution date in April 2006 and ends on the distribution date in January 2011. After the distribution date in January 2011, each such Yield Maintenance Notional Balance will be equal to zero, and such yield maintenance agreements will be terminated. The yield maintenance agreement related to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates is effective with respect to the distribution date in April 2006 and ends on the distribution date in June 2014. After the distribution date in June 2014, the Yield Maintenance Notional Balance of the yield maintenance agreement related to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates will be equal to zero, and such yield maintenance agreements will be terminated.

The Yield Maintenance Provider

The yield maintenance provider or providers will be an entity actively engaged in the derivatives business, which has a rating (or whose obligations are guaranteed by another entity which has a rating) of at least “AA-” by S&P and a rating of at least “Aa3” by Moody’s (the “Yield Maintenance Provider”). Any Yield Maintenance Provider may be an affiliate of one or more transaction participants, including the depositor and the underwriters.

As of the cut-off date, any Yield Maintenance Provider, together with its affiliates, will have an aggregate significance percentage of less than 10% with respect to the applicable certificates.

The yield maintenance agreements are terminable by the trust fund or the related Yield Maintenance Provider following the occurrence of certain specified events of default, including failure of the related Yield Maintenance Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency - Cross-Border). In addition, upon a ratings downgrade of the related Yield Maintenance Provider below the levels specified in the yield maintenance agreements, the related Yield Maintenance Provider may be required to post collateral or assign the yield maintenance agreements to another counterparty if specified in the related yield maintenance agreement.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group or loan subgroup will be allocated between the related senior certificates (other than the interest-only certificates) and the subordinate certificates.

Principal Distribution Amount. On each distribution date, the Principal Distribution Amount with respect to each loan group or loan subgroup, to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to the related class or classes of senior certificates (other than the interest-only certificates) and to the related subordinate certificates in respect of the related Subordinate Component.

Group 1 Senior Principal Distribution Amount. On each distribution date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount for loan subgroup 1-A1 and loan subgroup 1-A2, will be distributed as principal to the related class or classes of senior certificates (other than the Class 1-X Certificates), in the following order of priority:

(a)
from the Senior Principal Distribution Amount for the subgroup 1-A1 mortgage loans, sequentially, first, to the Class A-R Certificate, second, to the Class 1-A1 Certificates, in that order, until their respective class principal balances are reduced to zero; and

(b)	from the Senior Principal Distribution Amount for the subgroup 1-A2 mortgage loans, to the Class 1-A2 Certificates until their class principal balance is reduced to zero;

The amount of principal available for distributions to the group 1 senior certificates (other than the Class 1-X Certificates), for loan subgroup 1-A1 and loan subgroup 1-A2 may be increased if such loan subgroup is experiencing rapid prepayments or disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization—Group 1” below.

On any distribution date after a Senior Termination Date has occurred with respect to a loan subgroup, the Senior Principal Distribution Amount for the remaining senior certificates related to the same loan group (other than the Class 1-X Certificates) will be calculated pursuant to the above formula based on all of the group 1 mortgage loans, as opposed to the mortgage loans in the related loan subgroup only. See “—Subordination of the Subordinate Certificates” below.

If on any distribution date the allocation to the class or classes of group 1 senior certificates (other than the Class 1-X Certificates) then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding class principal balance(s) of the class(es) below zero, the distribution to such class(es) of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related class principal balance(s) to zero.

Group 2 Senior Principal Distribution Amount. On each distribution date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount for loan group 2, will be distributed sequentially, first, concurrently, to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, pro rata based on their class principal balances immediately prior to such distribution date and second, concurrently, to the Class 2-PO and Class 2-PO-B Certificates, pro rata based on their class principal balances immediately prior to such distribution date, in that order, until their respective class principal balances are reduced to zero.

If on any distribution date the allocation to the class or classes of senior certificates (other than the Class 2-X and Class 2-X-B Certificates) or, with respect to the Class 2-PO and Class 2-PO-B Certificates, then entitled to distributions of scheduled principal and full and partial principal prepayments (net of deferred interest) and other amounts in the percentages required above would reduce the outstanding class principal balance(s) of the class(es) below zero, the distribution to such class(es) of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related class principal balance(s) to zero.

Group 1 Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each class of the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates (the “group 1 subordinate certificates”) will be entitled to receive on each distribution date its pro rata share of the Group 1 Subordinate Principal Distribution Amount (based on its respective class principal balance) for both loan group 1 loan subgroups (each, a “group 1 loan subgroup”), in each case to the extent of the amount available from Available Funds for distribution of principal on that class, as described under “—Priority of Distributions on the Certificates” above. Distributions of principal of the group 1 subordinate certificates will be made on each distribution date to the classes of group 1 subordinate certificates in the order of their numerical class designations, beginning with the Class 1-B1 Certificates, until each such class has received its respective pro rata share for that distribution date.

The amount of principal available for distribution to the group 1 subordinate certificates may be reduced if a group 1 loan subgroup experiences rapid prepayments or disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization—Group 1” below.

Under the definition of Group 1 Subordinate Principal Distribution Amount, the group 1 subordinate certificates will only be entitled to receive the related Subordinate Percentage or the related Subordinate Prepayment Percentage of the Principal Distribution Amount for loan group 1 for the related distribution date. Until and including the distribution date in February 2013, the Subordinate Prepayment Percentage for loan group 1 will generally equal zero unless the related senior certificates (other than the Class 1-X Certificates) are paid down to zero or the credit enhancement provided by the group 1 subordinate certificates has doubled since the closing date and certain performance tests have been satisfied.

With respect to each class of group 1 subordinate certificates (other than the Class 1-B1 Certificates), if on any distribution date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of group 1 subordinate certificates, pro rata, based upon their respective class principal balances.

The approximate Original Applicable Credit Support Percentages for the group 1 subordinate certificates on the date of issuance of the certificates are expected to be as follows:

Class 1-B1	6.50%
Class 1-B2	3.70%
Class 1-B3	2.50%
Class 1-B4	1.70%
Class 1-B5	0.95%
Class 1-B6	0.40%

Group 2 Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each class of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (the “group 2 subordinate certificates”) will be entitled to receive on each distribution date its pro rata share of the Group 2 Subordinate Principal Distribution Amount (based on its respective class principal balance) for loan group 2, in each case to the extent of the amount available from Available Funds for distribution of principal on that class, as described under “—Priority of Distributions on the Certificates” above. Distributions of principal of the group 2 subordinate certificates will be made on each distribution date to the classes of group 2 subordinate certificates in the order of their numerical class designations, beginning with the Class 2-B1 Certificates, until each such class has received its respective pro rata share for that distribution date.

Under the definition of Group 2 Subordinate Principal Distribution Amount, the group 2 subordinate certificates will only be entitled to receive the related Subordinate Percentage or the related Subordinate Prepayment Percentage of the Principal Distribution Amount for loan group 2 for the related distribution date. Until and including the distribution date in February 2016, the Subordinate Prepayment Percentage for loan group 2 will generally equal zero unless the related senior certificates (other than the Class 2-X and Class 2-X-B Certificates) are paid down to zero or the credit enhancement provided by the group 2 subordinate certificates has doubled since the closing date and certain performance tests have been satisfied.

With respect to each class of group 2 subordinate certificates (other than the Class 2-B1 Certificates), if on any distribution date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of principal prepayments (net of deferred interest) will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments (net of deferred interest) will be allocated among the remaining classes of group 2 subordinate certificates, pro rata, based upon their respective class principal balances.

The approximate Original Applicable Credit Support Percentages for the group 2 subordinate certificates on the date of issuance of the certificates are expected to be as follows:

Class 2-B1	8.50%
Class 2-B2	5.00%
Class 2-B3	3.40%
Class 2-B4	2.40%
Class 2-B5	1.40%
Class 2-B6	0.60%

Limited Cross-Collateralization—Group 1.

Cross-Collateralization Due to Rapid Prepayments in a Subgroup of Loan Group 1. The priority of distributions of principal prepayments will change in the case where a subgroup of loan group 1 is experiencing rapid prepayments provided that all the following conditions are met:

• the aggregate class principal balance of the senior certificates related to a group 1 loan subgroup has been reduced to zero;

• the distribution date is prior to the Senior Credit Support Depletion Date; and

• either (i) the related Aggregate Subordinate Percentage on that date is less than 200% of the related Aggregate Subordinate Percentage as of the closing date or (ii) the outstanding principal balance of all group 1 mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate class principal balance of the group 1 subordinate certificates, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal prepayments received or advanced with respect to the mortgage loans in a subgroup of loan group 1 relating to the senior certificates which have been paid in full will be applied as a distribution of principal to the remaining outstanding senior certificates (other than the Class 1-X Certificates) related to the other subgroup of loan group 1 (pro rata based on their certificate principal balances) rather than applied as a principal distribution to the group 1 subordinate certificates. Such principal prepayments would be distributed in the same priority as those senior certificates would receive other distributions of principal.

Cross-Collateralization Due to Disproportionate Realized Losses in a Subgroup of Loan Group 1. If, on any distribution date, the aggregate class principal balance of the senior certificates related to a subgroup of loan group 1 is greater than the aggregate principal balance of the mortgage loans in such loan subgroup (such senior certificates related to such loan subgroup, the “undercollateralized subgroup” and the senior certificates related to the other subgroup of loan group 1, the “overcollateralized subgroup”), then the priority of distributions described in this prospectus supplement will be altered as follows:

The Available Funds for the overcollateralized subgroup, to the extent remaining following distributions of interest and/or principal to the related group 1 senior certificates relating to such loan subgroup, will be paid in the following priority:

• first, up to an amount necessary to equal, for the undercollateralized subgroup, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized subgroup will be distributed to the senior certificates related to such undercollateralized subgroup first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

• second, any remaining amount will be distributed pursuant to paragraph (a)(4) under “—Priority of Distributions on the Certificates” in this prospectus supplement.

On each distribution date, for purposes of determining cross-collateralization payments due to disproportionate Realized Losses, the “accrued interest amount” for an undercollateralized subgroup will equal one month’s interest on the applicable principal deficiency amount at the related net WAC cap, plus any shortfall of interest on the senior certificates of such undercollateralized subgroup from prior distribution dates.

On each distribution date, the “principal deficiency amount” for an undercollateralized subgroup will equal the excess of the aggregate class principal balance of the senior certificates related to that undercollateralized subgroup over the aggregate principal balance of the mortgage loans in that loan subgroup.

Allocation of Losses

Group 1 Mortgage Loans. On each distribution date, the principal portion of all Realized Losses (a) with respect to the group 1 mortgage loans in any group 1 loan subgroup will be allocated first to the classes of group 1 subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of group 1 subordinate certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of group 1 subordinate certificates have been reduced to zero, and then, (b) with respect to each group 1 loan subgroup, to the related class or classes of senior certificates on a pro rata basis, until their respective class principal balances have been reduced to zero.

On each distribution date and with respect to any group 1 mortgage loan, the interest portion of Realized Losses will reduce the amount available for distribution on the related distribution date to the class of group 1 subordinate certificates with the highest numerical class designation which is outstanding on that date and, when the group 1 subordinate certificates are reduced to zero and with respect to any loan subgroup of the group 1 mortgage loans, to the related classes of senior certificates, pro rata.

Group 2 Mortgage Loans. On each distribution date, the principal portion of all Realized Losses (a) with respect to the group 2 mortgage loans will be allocated first to the classes of group 2 subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of group 2 subordinate certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of group 2 subordinate certificates have been reduced to zero, and then (b) to the classes of senior certificates on a pro rata basis, until their respective class principal balances have been reduced to zero; provided, that the Class 2-A1B Certificates will bear the principal portion of all realized losses allocable to the Class 2-A1A Certificates for so long as the Class 2-A1A Certificates are outstanding; and provided, further, that the Class 2-A1C Certificates will bear the principal portion of all realized losses allocable to the Class 2-A1B Certificates for so long as the Class 2-A1B Certificates are outstanding. If on any distribution date the aggregate of the class principal balances of all classes of certificates related to loan group 2 following all distributions and allocations of net deferred interest for the group 2 mortgage loans and the allocation of Realized Losses on that distribution date exceeds the Pool Balance of the group 2 mortgage loans as of the first day of the month of that distribution date, the class principal balance of the class of group 2 subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

On each distribution date and with respect to any group 2 mortgage loan, the interest portion of Realized Losses will reduce the amount available for distribution on the related distribution date to the class of group 2 subordinate certificates with the highest numerical class designation which is outstanding on that date and, when the group 2 subordinate certificates are reduced to zero and with respect to any loan subgroup of the group 2 mortgage loans, to the related classes of senior certificates, pro rata.

Subordination of the Subordinate Certificates

The rights of the holders of the group 1 subordinate certificates and group 2 subordinate certificates to receive distributions with respect to the related mortgage loans will be subordinated to the rights of the holders of the related classes of senior certificates and the rights of the holders of each class of related subordinate certificates (other than the Class 1-B1 and Class 2-B1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of related subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the related senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative distribution priority with protection against Realized Losses. Realized Losses on the mortgage loans in each loan subgroup will be allocated to the class of related subordinate certificates then outstanding with the highest numerical class designation.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each holder of a certificate and each rating agency a statement (based on information received from the servicer) generally setting forth, among other things:

• the amount of the distributions, separately identified, with respect to each class of certificates;

• the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments, net principal prepayments or other unscheduled recoveries of principal included in that amount;

• the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

• the amount of any unpaid interest shortfall amount or Basis Risk Shortfalls (if applicable) with respect to each class of certificates;

• for loan group 2, the amount of deferred interest and net deferred interest for such loan group;

• the class principal balance or class notional amount, as applicable, of each class of certificates after giving effect to the distribution of principal on that distribution date;

• the principal balance of each loan group and each loan subgroup, the Pool Balance and the each net WAC cap;

• the Yield Maintenance Payments, if any, under each yield maintenance agreement;

• the Senior Percentage for the senior certificates related to each loan group or loan subgroup, as applicable, and Subordinate Percentage for the following distribution date;

• the Senior Prepayment Percentage for the senior certificates related to each loan group or loan subgroup, as applicable, and Subordinate Prepayment Percentage for the following distribution date;

• the amount of advances for the related Due Period;

• the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group and loan subgroup, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date;

• the total number and principal balance of any REO properties in each loan group and loan subgroup as of the close of business on the last day of the preceding Due Period;

• the aggregate amount of Realized Losses for each loan group and loan subgroup incurred during the preceding calendar month;

• the cumulative amount of Realized Losses for each loan group and loan subgroup;

• the Realized Losses, if any, allocated to each class of certificates (other than the Class X Certificates) on that distribution date; and

• the pass-through rate for each class of certificates for that distribution date.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at http://www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of the Class 1-X, Class 1-B3, Class 2-X, Class 2-X-B and Class A-R Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 25th day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquencies on the mortgage loans which are not advanced by the servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yields on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates in the reverse order of their numerical class designations, and then by the related senior certificates to the extent and in the manner described under “Descriptions of the Certificates—Allocation of Losses” in the prospectus supplement. If, as a result of these shortfalls, the aggregate of the class principal balances of all classes of certificates following all distributions and the allocation of Realized Losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the class principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates. All Realized Losses initially will be borne by the subordinate certificates, in the reverse order of their numerical class designations. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses on the mortgage loans.

Prepayment Considerations and Risks

The rate of principal distributions on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates (other than the Class 1-X, Class 2-X and Class 2-X-B Certificates), and in each loan group, in the case of the subordinate certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the seller.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, as of the cut-off date, approximately 57.65% of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of one to three years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Any prepayment penalty payments received by the servicer from collections on the group 1 mortgage loans and group 2 mortgage loans will be distributed to the Class 1-P and Class 2-P Certificates, respectively. Generally, a prepayment penalty remains applicable with respect to a mortgage loan only for a limited time period following its origination, as specified in the terms of the mortgage note. In addition, prepayment penalties may be waived by the servicer or may be unenforceable. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a distribution of principal on the offered certificates.

The negative amortization of the mortgage loans in loan group 2 may affect the yield on the related classes of certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan in loan group 2 will increase by the amount of interest that is deferred as described in this prospectus supplement under “The Mortgage Loan Groups—General.” During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each group 2 mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the group 2 mortgage loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the group 2 mortgage loans is greater than that associated with fully amortizing mortgage loans.

In addition, since the loan rates on the mortgage loans adjust, after their initial fixed rate periods, at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event the loan rate on a group 2 mortgage loan is increased, deferred interest may be added to the principal balance of such group 2 mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Net Principal Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the offered certificates (other than the interest-only certificates) of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of distributions thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of the Class 1-X, Class 2-X and Class 2-X-B Certificates and any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. The application of principal prepayments to payments of deferred interest will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loan Groups” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of mortgage loans of a loan group with net loan rates in excess of the then-current net WAC of the related mortgage loans may reduce the pass-through rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising each loan group, such different experience is likely to occur.

As described under “Description of the Certificates—Principal” in this prospectus supplement, the applicable Senior Prepayment Percentage of all Net Principal Prepayments on the related mortgage loans will be distributed to the related class or classes of senior certificates (other than the interest-only certificates) then entitled to receive principal distributions. This may result in all or a disproportionate percentage of Net Principal Prepayments being distributed to holders of senior certificates and none or less than their pro rata share of Net Principal Prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the “Senior Prepayment Percentage” in this prospectus supplement. In addition, since the step down in each Senior Prepayment Percentage of the group 1 senior certificates is dependent on the performance of all of the mortgage loans in group 1 rather than a particular loan subgroup, the poor performance of one loan subgroup may prevent the group 1 subordinate certificates from receiving distributions of Net Principal Prepayments from the other loan subgroup.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes. This will have the effect of raising the weighted average certificate rate and lowering the rate at which interest accrues on the Class 1-X, Class 2-X and Class 2-X-B Certificates.

The Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the group 1 subordinate certificates and group 2 subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the related mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the related mortgage loans will reduce the class principal balances of the applicable class of subordinate certificates to the extent of any losses allocated to them (as described under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the class principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class principal balances of all classes of certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the Pool Balance as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of subordinate certificates than otherwise would be the case. The yields to maturity of the group 1 subordinate certificates will also be affected by distributions made to group 1 senior certificates (as described under “Description of the Certificates—Principal—Limited Cross-Collateralization”) and the disproportionate allocation of Net Principal Prepayments to the senior certificates, net interest shortfalls and other cash shortfalls in Available Funds.

If on any distribution date the Applicable Credit Support Percentage for any class of subordinate certificates (other than the Class 1-B1 and Class 2-B1 Certificates) is less than its Original Applicable Credit Support Percentage, all Net Principal Prepayments available for distribution on the subordinate certificates will be allocated solely to all other classes of subordinate certificates with lower numerical class designations, thereby accelerating the amortization of those classes relative to the classes of subordinate certificates not receiving distributions of Net Principal Prepayments on that distribution date, and reducing the weighted average lives of the classes of subordinate certificates receiving distributions. Accelerating the amortization of the classes of subordinate certificates with lower numerical designations relative to the other classes of subordinate certificates is intended to preserve the availability of the subordination provided by those other classes.

Weighted Average Lives

The projected weighted average life of each class of offered certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of offered certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under “The Mortgage Loan Groups” in this prospectus supplement.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases (and in the case of the group 2 mortgage loans, which is not offset by amounts of deferred interest), including any optional repurchase of remaining mortgage loans in connection with the termination of the trust fund. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the timing and amount of deferred interest experienced by the mortgage loans (in the case of the group 2 mortgage loans) and the priority sequence of distributions of principal of the classes of certificates.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent that the prices of the offered certificates represent discounts or premiums to their respective original class principal balances or class notional amounts, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity.

The assumed final distribution date for each class of offered certificates is as set forth under “Description of the Certificates—General” in this prospectus supplement. The assumed final distribution date for each class of offered certificates is the distribution date in the first month following the month of the latest maturity date of any mortgage loan. The weighted average life of each class of offered certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the offered certificates could occur significantly earlier than the related assumed final distribution date because prepayments are likely to occur and because there may be a termination of the trust fund as provided in this prospectus supplement.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables on pages S-118 through S-122 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original class principal balances outstanding and weighted average lives of the offered certificates set forth in the tables on pages S-118 through S-122. In addition, since the actual mortgage loans in the trust fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables on pages S-118 through S-122 were determined based on the assumptions listed below.

• Each loan group consists of mortgage loans which have the characteristics set forth in the table below.

• Distributions on the certificates are received, in cash, on the 25th day of each month, commencing in March 2006.

• The mortgage loans prepay at the related constant percentages of CPR as set forth in the table of prepayment scenarios below.

• No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

• No mortgage loan is purchased by the seller from the trust fund pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

• Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in March 2006, and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

• Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in February 2006, and include 30 days’ interest for the mortgage loans.

• The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity and with respect to group 2 mortgage loans, on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity, if necessary.

• Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

• The initial class principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

• MTA for the first distribution date is 3.751%, One-Month LIBOR is 4.570%, Six-Month LIBOR is 4.931%, One-Year LIBOR is 5.103% and One-Year CMT is 4.700%.

• No optional termination of the trust fund will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

• The certificates are purchased on February 22, 2006.

• There were sufficient funds on deposit in the Group 1 Basis Risk Reserve Fund, Group 2-A Basis Risk Reserve Fund and Group 2-B Basis Risk Reserve Fund to cover Basis Risk Shortfalls.

Assumed Mortgage Loan Characteristics

Subgroup 1-A1 Mortgage Loans

Assumed Mortgage Loan Number	Current Stated Principal Balance ($)	Current Gross Mortgage Rate (%)	Trust Fee Rate (%)	Index	Adjustment Frequency (Months)	Months to Next Rate Adjustment Date	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Initial Rate Adjustment Cap (%)	Periodic Rate Cap (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Original Interest Only Term (Months)	Remaining Interest Only Term (Months)
1	16,632,081.19	6.03507	0.25000	1 YR LIBOR	12	59	2.25000	11.03294	2.25000	5.00000	2.00000	360	359	60	59
2	3,276,461.21	6.04056	0.25000	1 YR LIBOR	12	58	2.25000	11.94376	2.25000	5.39759	2.00000	360	358	120	118
3	1,240,400.00	6.01995	0.25000	1 YR LIBOR	12	59	2.25000	11.01854	2.25000	5.54692	2.00000	360	359	120	119
4	358,000.00	6.00000	0.25000	1 YR CMT	12	60	2.75000	11.00000	2.75000	5.00000	2.00000	360	360	0	0
5	2,657,000.00	6.00972	0.25000	1 YR CMT	12	59	2.53660	11.00870	2.53660	5.00000	2.00000	360	359	60	59
6	5,427,628.11	6.00220	0.25000	1 YR LIBOR	12	59	2.25000	10.99798	2.25000	5.12559	2.00000	360	359	0	0
7	447,298.89	6.19203	0.25000	1 YR LIBOR	12	58	2.25000	13.97887	2.25000	6.00000	2.00000	360	358	0	0
8	12,312,730.34	6.18005	0.25000	6 MO LIBOR	6	59	2.25000	12.17761	2.25000	6.00000	2.00000	360	359	0	0
9	7,301,594.15	6.15673	0.25000	6 MO LIBOR	6	59	2.25000	12.15445	2.25000	6.00000	2.00000	360	359	0	0
10	67,432,987.03	6.29360	0.25000	6 MO LIBOR	6	59	2.25000	12.37744	2.25000	6.00000	2.00000	360	359	120	119
11	74,295,341.37	6.12305	0.25000	6 MO LIBOR	6	59	2.25000	12.13359	2.25000	6.00000	2.00000	360	359	120	119

Subgroup 1-A2 Mortgage Loans

Assumed Mortgage Loan Number	Current Stated Principal Balance ($)	Current Gross Mortgage Rate (%)	Trust Fee Rate (%)	Index	Adjustment Frequency (Months)	Months to Next Rate Adjustment Date	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Initial Rate Adjustment Cap (%)	Periodic Rate Cap (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Original Interest Only Term (Months)	Remaining Interest Only Term (Months)
1	1,307,255.36	5.29257	0.25000	1 YR LIBOR	12	12	2.25000	11.39136	2.25000	2.00000	2.00000	360	359	0	0
2	2,868,950.00	5.30008	0.25000	1 YR LIBOR	12	11	2.25000	11.29691	2.25000	2.00000	2.00000	360	359	120	119
3	338,687.32	5.84996	0.25000	1 YR LIBOR	12	33	2.25000	14.83201	2.25000	3.83511	2.00000	360	357	0	0
4	868,200.00	5.97692	0.25000	1 YR LIBOR	12	35	2.25000	11.97192	2.25000	2.00000	2.00000	360	359	36	35
5	1,424,096.73	6.46316	0.25000	1 YR LIBOR	12	35	2.25000	12.93550	2.25000	3.18644	2.00000	360	359	120	119
6	352,640.00	5.50000	0.25000	1 YR LIBOR	12	36	2.25000	10.50000	2.25000	2.00000	2.00000	360	360	120	120
7	211,600.00	5.88000	0.25000	6 MO LIBOR	6	36	2.25000	11.87500	2.25000	6.00000	2.00000	360	360	0	0
8	6,317,340.00	6.38915	0.25000	6 MO LIBOR	6	35	2.25000	12.38726	2.25000	6.00000	2.00000	360	359	120	119
9	4,144,849.48	6.04970	0.25000	6 MO LIBOR	6	35	2.25000	12.04779	2.25000	6.00000	2.00000	360	359	120	119
10	39,513,238.50	6.01313	0.25000	1 YR LIBOR	12	60	2.25000	11.02617	2.25000	4.98923	2.00000	360	360	60	60
11	1,239,200.00	6.34064	0.25000	1 YR LIBOR	12	59	2.25000	11.92242	2.25000	5.50696	2.00000	360	359	120	119
12	1,472,100.00	6.05312	0.25000	1 YR LIBOR	12	59	2.25000	11.74703	2.25000	5.38228	2.00000	360	359	120	119
13	3,226,350.00	6.16332	0.25000	1 YR CMT	12	59	2.66662	11.16070	2.66662	5.00000	2.00000	360	359	60	59
14	10,282,683.24	5.89476	0.25000	1 YR LIBOR	12	59	2.25000	10.89284	2.25000	5.00000	2.00000	360	359	0	0
15	9,013,110.39	6.39980	0.25000	6 MO LIBOR	6	59	2.25000	12.39812	2.25000	6.00000	2.00000	360	359	0	0
16	7,087,325.15	6.32343	0.25000	6 MO LIBOR	6	59	2.25000	12.32072	2.25000	6.00000	2.00000	360	359	0	0
17	103,468,934.56	6.47468	0.25000	6 MO LIBOR	6	59	2.25000	12.52269	2.25000	6.00000	2.00000	360	359	120	119
18	105,578,344.24	6.25279	0.25000	6 MO LIBOR	6	59	2.25000	12.26486	2.25000	6.00000	2.00000	360	359	120	119
19	3,224,950.00	5.53217	0.25000	6 MO LIBOR	6	4	2.13557	11.53162	2.18596	2.72305	2.00000	360	358	120	118
20	783,920.00	6.06498	0.25000	6 MO LIBOR	6	5	2.75000	12.06248	2.75000	6.00000	2.00000	360	359	120	119

Loan Group 2 Mortgage Loans

Assumed Mortgage Loan Number	Current Stated Principal Balance ($)	Current Gross Mortgage Rate (%)	Trust Expense Fee Rate (%)	Index	Rate Adjustment Frequency (Months)	Months to Next Rate Adjustment Date	Payment Adjustment Frequency (Months)	Months to Next Payment Adjustment Date	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Payment Cap (%)	Negative Amortization Limit (%)	Current Principal and Interest Payment ($)(1)
1	280,677.03	7.13000	0.37500	1 MO LIBOR	1	1	12	7	2.75000	9.95000	2.75000	360	354	7.5	115	900.59
2	17,198,426.35	4.83200	0.37500	MTA	1	1	12	7	3.54087	9.95000	3.54087	360	358	7.5	115	57,289.84
3	42,256,711.75	3.85280	0.37500	MTA	1	1	12	6	3.27601	9.95000	3.27601	360	359	7.5	115	138,447.46
4	184,951,732.80	3.83734	0.37500	MTA	1	1	12	7	3.24570	9.95000	3.24570	360	359	7.5	115	606,298.77
5	725,363.35	1.75000	0.37500	1 MO LIBOR	1	1	12	12	3.80000	9.95000	3.80000	360	357	7.5	115	2,607.88
6	224,946.38	7.50000	0.37500	1 MO LIBOR	1	1	12	5	2.70000	9.95000	2.70000	360	350	7.5	115	842.02
7	10,106,600.15	1.87828	0.37500	MTA	1	2	12	4	3.95000	9.95000	3.95000	360	359	7.5	115	36,193.32
8	808,381.48	2.05701	0.37500	MTA	1	2	12	4	3.92500	9.95000	3.92500	360	359	7.5	115	3,019.42
9	3,634,454.79	4.66806	0.37500	MTA	1	1	12	8	3.86630	9.95000	3.86630	360	357	7.5	115	13,040.21

(1) The minimum principal and interest payment will reset on each payment adjustment date.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the original class principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the table. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, the certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of offered certificates and set forth the percentages of the initial class principal balance of each class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial class principal balances and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR. For purposes of calculating the tables on pages S-118 through S-122 and the tables under “—Yield Considerations with Respect to the Class 1-X Certificates” and “Yield Considerations with Respect to the Class 2-X and Class 2-X-B Certificates,” the following prepayment scenarios have been used:

The weighted average life of any class of certificates is determined by:

• multiplying the assumed net reduction, if any, in the class principal balance of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

• summing the results, and

• dividing the sum by the aggregate amount of the assumed net reductions in the class principal balance of that class.

Percent of Original Class Principal Balance Outstanding
at the Following Percentages of CPR(1)

	Class 1-A1
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
February 22, 2007	84	78	73	68	57
February 22, 2008	70	61	53	45	32
February 22, 2009	58	48	39	31	18
February 22, 2010	49	38	29	21	11
February 22, 2011	41	30	22	15	7
February 22, 2012	35	24	16	10	4
February 22, 2013	29	19	12	7	2
February 22, 2014	25	15	9	5	1
February 22, 2015	21	12	7	4	1
February 22, 2016	18	10	5	2	1
February 22, 2017	15	8	4	2	*
February 22, 2018	12	6	3	1	*
February 22, 2019	10	5	2	1	*
February 22, 2020	8	4	1	1	*
February 22, 2021	7	3	1	*	*
February 22, 2022	6	2	1	*	*
February 22, 2023	5	2	1	*	*
February 22, 2024	4	1	*	*	*
February 22, 2025	3	1	*	*	*
February 22, 2026	2	1	*	*	*
February 22, 2027	2	1	*	*	*
February 22, 2028	1	*	*	*	*
February 22, 2029	1	*	*	*	*
February 22, 2030	1	*	*	*	*
February 22, 2031	1	*	*	*	*
February 22, 2032	*	*	*	*	*
February 22, 2033	*	*	*	*	*
February 22, 2034	*	*	*	*	*
February 22, 2035	*	*	*	*	*
February 22, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.60	4.21	3.30	2.66	1.86
Years to Optional Termination	5.19	3.86	3.00	2.42	1.69

(1) Rounded to the nearest whole percentage.
* Indicates a value greater than 0.0% and less than 0.5%.

Percent of Original Class Principal Balance Outstanding
at the Following Percentages of CPR(1)

	Class 1-A2
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
February 22, 2007	84	79	73	68	57
February 22, 2008	70	61	53	45	32
February 22, 2009	59	48	39	31	18
February 22, 2010	49	38	29	21	11
February 22, 2011	41	30	22	15	7
February 22, 2012	35	24	16	10	4
February 22, 2013	29	19	12	7	2
February 22, 2014	25	15	9	5	1
February 22, 2015	21	12	7	4	1
February 22, 2016	18	10	5	2	1
February 22, 2017	15	8	4	2	*
February 22, 2018	12	6	3	1	*
February 22, 2019	10	5	2	1	*
February 22, 2020	8	4	1	1	*
February 22, 2021	7	3	1	*	*
February 22, 2022	6	2	1	*	*
February 22, 2023	5	2	1	*	*
February 22, 2024	4	1	*	*	*
February 22, 2025	3	1	*	*	*
February 22, 2026	2	1	*	*	*
February 22, 2027	2	1	*	*	*
February 22, 2028	1	*	*	*	*
February 22, 2029	1	*	*	*	*
February 22, 2030	1	*	*	*	*
February 22, 2031	1	*	*	*	*
February 22, 2032	*	*	*	*	*
February 22, 2033	*	*	*	*	*
February 22, 2034	*	*	*	*	*
February 22, 2035	*	*	*	*	*
February 22, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.62	4.22	3.30	2.67	1.86
Years to Optional Termination	5.20	3.86	3.01	2.42	1.69

(1) Rounded to the nearest whole percentage.
* Indicates a value greater than 0.0% and less than 0.5%.

Percent of Original Class Principal Balance Outstanding
at the Following Percentages of CPR(1)

	Class 2-A1A, Class 2-A1B and Class 2-A1C
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
February 22, 2007	86	81	75	69	58
February 22, 2008	74	65	56	47	33
February 22, 2009	64	51	41	33	19
February 22, 2010	54	41	32	23	12
February 22, 2011	46	34	24	17	7
February 22, 2012	38	26	18	11	4
February 22, 2013	32	21	13	8	3
February 22, 2014	27	16	10	5	1
February 22, 2015	22	13	7	4	1
February 22, 2016	18	10	5	3	1
February 22, 2017	15	8	4	2	*
February 22, 2018	13	6	3	1	*
February 22, 2019	10	5	2	1	*
February 22, 2020	9	4	1	1	*
February 22, 2021	7	3	1	*	*
February 22, 2022	6	2	1	*	*
February 22, 2023	5	2	1	*	*
February 22, 2024	4	1	*	*	*
February 22, 2025	3	1	*	*	*
February 22, 2026	2	1	*	*	*
February 22, 2027	2	1	*	*	*
February 22, 2028	1	*	*	*	*
February 22, 2029	1	*	*	*	*
February 22, 2030	1	*	*	*	*
February 22, 2031	1	*	*	*	*
February 22, 2032	*	*	*	*	*
February 22, 2033	*	*	*	*	0
February 22, 2034	*	*	*	*	0
February 22, 2035	*	*	*	*	0
February 22, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.95	4.44	3.47	2.78	1.90
Years to Optional Termination	5.54	4.10	3.18	2.54	1.75

(1) Rounded to the nearest whole percentage.
* Indicates a value greater than 0.0% and less than 0.5%.

Percent of Original Class Principal Balance Outstanding
at the Following Percentages of CPR(1)

	Class 1-B1, Class 1-B2 and Class 1-B3
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
February 22, 2007	100	100	100	100	100
February 22, 2008	100	100	100	100	86
February 22, 2009	100	100	92	83	67
February 22, 2010	99	83	69	58	40
February 22, 2011	89	66	51	41	24
February 22, 2012	75	53	38	28	14
February 22, 2013	64	42	29	20	9
February 22, 2014	54	33	21	14	5
February 22, 2015	46	27	16	10	3
February 22, 2016	39	21	12	7	2
February 22, 2017	32	17	9	5	1
February 22, 2018	27	13	6	3	1
February 22, 2019	22	10	5	2	*
February 22, 2020	18	8	3	1	*
February 22, 2021	15	6	2	1	*
February 22, 2022	12	5	2	1	*
February 22, 2023	10	4	1	*	*
February 22, 2024	8	3	1	*	*
February 22, 2025	6	2	1	*	*
February 22, 2026	5	2	*	*	*
February 22, 2027	4	1	*	*	*
February 22, 2028	3	1	*	*	*
February 22, 2029	2	1	*	*	*
February 22, 2030	2	*	*	*	*
February 22, 2031	1	*	*	*	*
February 22, 2032	1	*	*	*	*
February 22, 2033	1	*	*	*	*
February 22, 2034	*	*	*	*	*
February 22, 2035	*	*	*	*	*
February 22, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.91	7.49	6.14	5.27	4.07
Years to Optional Termination	9.01	6.72	5.43	4.61	3.45

(1) Rounded to the nearest whole percentage.
* Indicates a value greater than 0.0% and less than 0.5%.

Percent of Original Class Principal Balance Outstanding
at the Following Percentages of CPR(1)

	Class 2-B1, Class 2-B2 and Class 2-B3
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
February 22, 2007	100	100	100	100	100
February 22, 2008	100	100	100	100	89
February 22, 2009	100	100	96	87	70
February 22, 2010	100	92	74	63	43
February 22, 2011	100	75	56	45	26
February 22, 2012	85	59	41	31	15
February 22, 2013	71	46	31	21	9
February 22, 2014	59	36	23	15	5
February 22, 2015	49	29	17	10	3
February 22, 2016	41	22	12	7	2
February 22, 2017	34	17	9	5	1
February 22, 2018	28	14	6	3	1
February 22, 2019	23	11	5	2	*
February 22, 2020	19	8	3	1	*
February 22, 2021	16	6	2	1	*
February 22, 2022	13	5	2	1	*
February 22, 2023	10	4	1	*	*
February 22, 2024	8	3	1	*	*
February 22, 2025	7	2	1	*	*
February 22, 2026	5	2	*	*	*
February 22, 2027	4	1	*	*	*
February 22, 2028	3	1	*	*	*
February 22, 2029	3	1	*	*	*
February 22, 2030	2	*	*	*	*
February 22, 2031	1	*	*	*	*
February 22, 2032	1	*	*	*	*
February 22, 2033	1	*	*	*	*
February 22, 2034	*	*	*	*	*
February 22, 2035	*	*	*	*	*
February 22, 2036	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.38	7.91	6.35	5.45	4.20
Years to Optional Termination	9.48	7.13	5.68	4.83	3.62

(1) Rounded to the nearest whole percentage.
* Indicates a value greater than 0.0% and less than 0.5%.

Yield Considerations with Respect to the Class 1-X Certificates

The Class 1-X Certificates will receive only distributions of interest. The yield to maturity on the Class 1-X Certificates will be extremely sensitive to the level of prepayments on the related mortgage loans. The faster that the related mortgage loans prepay, the less interest the Class 1-X Certificates will receive. Furthermore, if the group 1 mortgage loans having higher rates prepay more rapidly than those having lower rates, the net WAC on the group 1 mortgage loans will decline, and thus, the rate at which interest accrues on the Class 1-X Certificates is also likely to decline. In addition, to the extent amounts otherwise distributable to the Class 1-X Certificates are applied to pay Basis Risk Shortfalls, the yield on the Class 1-X Certificates will be reduced. Prospective investors should fully consider the risks associated with an investment in the Class 1-X Certificates, including the possibility that if the rate of prepayments on the mortgage loans is faster than expected or an optional termination of the Trust occurs earlier than expected, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on the Class 1-X Certificates, the table below indicates the approximate pre tax yields to maturity for the Class 1-X Certificates (on a corporate bond equivalent basis) under the different prepayment scenarios indicated.

Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in a yield to maturity being different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor’s expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

The following sensitivity table for the Class 1-X Certificates is based on distributions to the Class 1-X Certificates and the Structuring Assumptions and assumes further that the Class 1-X Certificates are purchased at the price set forth in the table plus accrued interest on the notional amount from the cut-off date. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class 1-X Certificates will be as assumed or that the pre tax yield to maturity will correspond to any of the pre tax yields shown in the table below. The actual price to be paid on the Class 1-X Certificates has not been determined and will depend on the characteristics of the loan group 1 as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

Pre-Tax Yield to Maturity of the Class 1-X Certificates at an Assumed Purchase Price of approximately [___]% of the Class 1-X Certificates Plus Accrued Interest from the Cut-Off Date

Prepayment Scenario
15%	20%	25%	30%	40%
[___]%	[___]%	[___]%	[___]%	[___]%

Based on the Structuring Assumptions, a purchase price (including accrued interest) for the Class 1-X Certificates of approximately $[___] and assuming prepayments occur at approximately [___]% CPR, the pre-tax yield of the Class 1-X Certificates would be equal to approximately 0%. If the actual prepayment rate on the group 1 mortgage loans were to exceed such rate, then assuming the group 1 mortgage loans behave in conformity with all other Structuring Assumptions, initial investors in the Class 1-X Certificates would not fully recover their initial investment.

Yield Considerations with Respect to the Class 2-X and Class 2-X-B Certificates

The Class 2-X and Class 2-X-B Certificates will receive only distributions of interest. The yield to maturity on the Class 2-X and Class 2-X-B Certificates will be extremely sensitive to the level of prepayments on the related mortgage loans. The faster that the related mortgage loans prepay, the less interest each of the Class 2-X and Class 2-X-B Certificates will receive. Furthermore, if the group 2 mortgage loans having higher rates prepay more rapidly than those having lower rates, the net WAC on the group 2 mortgage loans will decline, and thus, the rate at which interest accrues on the Class 2-X and Class 2-X-B Certificates is also likely to decline. In addition, to the extent amounts otherwise distributable to the Class 2-X and Class 2-X-B Certificates are applied to pay related Basis Risk Shortfalls, the yield on the Class 2-X and Class 2-X-B Certificates will be reduced. Prospective investors should fully consider the risks associated with an investment in the Class 2-X and Class 2-X-B Certificates, including the possibility that if the rate of prepayments on the mortgage loans is faster than expected or an optional termination of the Trust occurs earlier than expected, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on the Class 2-X and Class 2-X-B Certificates, the tables below indicate the approximate pre tax yields to maturity for the Class 2-X and Class 2-X-B Certificates (on a corporate bond equivalent basis) under the different prepayment scenarios indicated.

Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in a yield to maturity being different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of the yield to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor’s expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

The following sensitivity tables for the Class 2-X and Class 2-X-B Certificates are based on distributions to the Class 2-X and Class 2-X-B Certificates, respectively, and the Structuring Assumptions and assume further that the Class 2-X and Class 2-X-B Certificates are purchased at the prices set forth in the tables plus accrued interest on their respective notional amounts from the cut-off date. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of each of the Class 2-X and Class 2-X-B Certificates will be as assumed or that the pre tax yield to maturity will correspond to any of the pre tax yields shown in the tables below. The actual prices to be paid on the Class 2-X and Class 2-X-B Certificates have not been determined and will depend on the characteristics of loan group 2 as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

Pre-Tax Yield to Maturity of the Class 2-X Certificates at an Assumed Purchase Price of approximately [___]% of the Class 2-X Certificates Plus Accrued Interest from the Cut-Off Date

Prepayment Scenario
15%	20%	25%	30%	40%
[___]%	[___]%	[___]%	[___]%	[___]%

Pre-Tax Yield to Maturity of the Class 2-X-B Certificates at an Assumed Purchase Price of approximately [___]% of the Class 2-X-B Certificates Plus Accrued Interest from the Cut-Off Date

Prepayment Scenario
15%	20%	25%	30%	40%
[___]%	[___]%	[___]%	[___]%	[___]%

Based on the Structuring Assumptions, a purchase price (including accrued interest) for the Class 2-X and Class 2-X-B Certificates of approximately $[___] and $[___], respectively, and assuming prepayments occur at approximately [___]% CPR and [___]% CPR, respectively, the pre-tax yields of the Class 2-X and Class 2-X-B Certificates would be equal to approximately 0%. If the actual prepayment rate on the group 2 mortgage loans were to exceed such rate, then assuming the group 2 mortgage loans behave in conformity with all other Structuring Assumptions, initial investors in the Class 2-X and Class 2-X-B Certificates would not fully recover their initial investment.

Material Federal Income Tax Consequences

General

The pooling and servicing agreement provides that a specified portion of the trust fund will constitute multiple “real estate mortgage investment conduits” or REMICs. An election will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

Assuming compliance with the pooling and servicing agreement, in the opinion of McKee Nelson LLP

• each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended;

• each class of offered certificates (other than the Class A-R Certificate and exclusive of certain contractual rights and obligations) will represent beneficial ownership of regular interests issued by a REMIC for federal income tax purposes; and

• the Class A-R Certificate will represent beneficial ownership of the residual interest in each REMIC.

Taxation of Regular Interests

Interest on a REMIC regular interest must be included in income by a beneficial owner under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the interest-only certificates and the principal-only certificates will, and certain other classes of offered certificates may, be issued with original issue discount (“OID”). For purposes of the OID rules, if two or more classes of certificates are acquired entirely by one beneficial owner at original issuance, then the classes of certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. Because various classes of regular certificates are expected to be issued to one person (which intends to continue to hold the regular certificates indefinitely and, in any case, for at least 30 days), the securities administrator, on behalf of the trust, intends to determine the existence and amount of any OID as if those classes of regular certificates acquired entirely by a single beneficial owner were one debt instrument. If two or more classes of regular certificates are aggregated and treated as one debt instrument for purposes of determining the existence and amount of OID, the stripped bond rules described in section 1286 of the Code would apply to subsequent purchasers of such regular certificates (unless the purchaser acquires a pro-rata portion of each such class of regular certificates). Under those rules, OID, rather than market discount, would be created if the purchase price at the time the regular certificate is purchased is less (by more than a de minimis amount) than its face amount. Because the amount of OID, if any, created by such a transaction will depend on subsequent transactions, information concerning the accrual of such OID will not be available from the securities administrator or the trustee. All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the original issue discount and stripped bond provisions of the Code and the regulations thereunder on the purchase of the regular certificates. See “Material Federal Income Tax Considerations—REMIC Certificates—Regular Certificates—Original Issue Discount and Premium” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 25% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

The Basis Risk Reserve Fund and the Yield Maintenance Agreements

Each of the Group 1- Basis Risk Reserve Fund, the Group 2-A Basis Risk Reserve Fund and the Group 2-B Basis Risk Reserve Fund will be treated as outside reserve funds, within the meaning of Treasury Regulation Section 1.860G-2(h), beneficially owned by the beneficial owners of the Class 1-X, Class 2-X and Class 2-X-B Certificates, respectively. The Yield Maintenance Account shall be treated as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h), beneficially owned by the beneficial owners of the Class 1-X or Class 2-X Certificates, as applicable.

Tax Treatment of the LIBOR Certificates

For federal income tax information reporting purposes, a beneficial owner of a LIBOR Certificate (a “Component Certificate”) will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract written by the beneficial holders of the Class 1-X, Class 2-X or Class 2-X-B Certificates, as applicable, in favor of the beneficial owners of such Component Certificate (the “Cap Contract”). The REMIC regular interest corresponding to the Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made with respect to Basis Risk Shortfalls. Any payment on a Component Certificate that is made with respect to Basis Risk Shortfalls will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences - REMIC Certificates—C. Regular Certificates” in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Component Certificate.

Allocations. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Cap Contract components will be treated as having nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences —REMIC Certificates—C. Regular Certificates” in the prospectus.

The Cap Contract Component. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of a Component Certificate with respect to Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

Tax Treatment of the Class 1-X, Class 2-X and Class 2-X-B Certificates

The Class 1-X, Class 2-X and Class 2-X-B Certificates represent the beneficial ownership of a REMIC regular interest and ownership of the related Basis Risk Reserve Fund and, with respect to the Class 1-X and Class 2-X certificates, a portion of the Yield Maintenance Account. The holders of the Class 1-X, Class 2-X and Class 2-X-B Certificates are treated as having obligations under the Cap Contract components to make payments in respect of the Component Certificates. The obligations to make payments will be accounted for as an interest rate cap contract for which the Class 1-X, Class 2-X and Class 2-X-B Certificateholders receive a nominal premium. Any premium the Certificateholders are considered to receive for undertaking such obligations should be amortized and taken into income in accordance with the treasury regulations addressing the treatment of notional principal contracts, see “—the Cap Contract Component.” Deposits made to the related Basis Risk Reserve Fund or Yield Maintenance Account will be treated as distributions to the Class 1-X, Class 2-X and Class 2-X-B Certificateholders, as applicable. Payments from the related Basis Risk Reserve Fund or Yield Maintenance Account will be treated as payments by the Class 1-X, Class 2-X and Class 2-X-B Certificateholders, as applicable, pursuant to the Cap Contract. Because the Class 1-X, Class 2-X and Class 2-X-B Certificates represent an obligation to make Basis Risk Shortfall payments separate from a REMIC regular interest, such Certificates should not be acquired by an entity intending to qualify as a REMIC as such obligation could prevent the entity from so qualifying. Investors should consult with their own tax advisors regarding the consequences of owning the Class 1-X, Class 2-X and Class 2-X-B Certificates.

Limitations on deductions with respect to Cap Contracts

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract in computing the beneficial owner’s alternative minimum tax liability.

Tax Treatment of Offered Certificates For Certain Purposes

Each of the offered certificates (other than any portion thereof representing the right to receive, or the obligation to make, payments with respect to Basis Risk Shortfalls) will constitute:

• a “real estate asset” within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

• except in the case of the Class A-R Certificate, an “obligation . . . principally secured by an interest in real property” within the meaning of section 860G(a)(3) Code if held by a REMIC; or

• an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

The Class A-R Certificate

The holder of the Class A-R Certificate must include the taxable income of each related REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax.

The purchaser of the Class A-R Certificate should consider carefully the tax consequences of an investment in residual certificates as discussed in the Prospectus and should consult its own tax advisors with respect to those consequences. See“Material Federal Income Tax Consequences—REMIC Certificates—D. Residual Certificates” in the prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a “non-economic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential” residential interest. See“Certain Federal Income Tax Consequences—REMIC Certificates—J. Tax-Related Restrictions on Transfer of Residual Certificates—Non-economic Residual Certificates” in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see“Material Federal Income Tax Consequences—REMIC Certificates—E. Prohibited Transactions and Other Taxes” and “—REMIC Certificates—C. Regular Certificates—Treatment of Realized Losses” in the prospectus.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State Taxes

The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA Considerations

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, educational savings accounts, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested—and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Plans.”

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption (“PTE”) 90-59, as amended by PTE 2002-41, which exempts from the application of the prohibited transaction rules transactions relating to

• the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities, such as the trust fund, holding assets such as the mortgage loans, with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

• the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

Each of the conditions listed below must be satisfied for the exemption to apply.

• The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

• The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories.

• The trustee must not be an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than the underwriter.

• The sum of all payments made to and retained by the underwriters in connection with the distribution of the applicable certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust fund to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith.

• The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

• The mortgage loans held in the trust fund must be of the type that have been included in other investment pools.

• Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of certificates.

• Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

• in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund is acquired by persons independent of the restricted group;

• such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust fund;

• the Plan’s investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

• immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the depositor, the master servicer, the trustee, any indemnitor or any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund, or any affiliate of these parties.

It is expected that the exemption will apply to the acquisition and holding by Plans of the Class 1-A1, Class 1-A2, Class 1-X, Class 1-B1, Class 1-B2, Class 1-B3, Class 2-A1, Class 2-X and Class 2-X-B Certificates (the “Exemption Eligible Certificates”) and that all conditions of the exemption other than those within the control of the investors will be met. Each fiduciary of a Plan should satisfy itself that the exemption will apply to the acquisition and holding by such Plan of the offered certificates.

The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least (i) “AA-” (or its equivalent), in the case of the Class 2-A1, Class 2-X and Class 2-X-B Certificates or (ii) “BBB-” (or its equivalent), in the case of the Class 1-A1, Class 1-A2, Class 1-X, Class 1-B1, Class 1-B2 and Class 1-B3 Certificates, certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the offered certificate when it had an investment-grade rating would not be required by the exemption to dispose of it). In addition, because the characteristics of the offered certificates, other than the Exemption Eligible Certificates, may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA including Prohibited Transaction Class Exemption (“PTCE”) 83-1 discussed under “ERISA Considerations” in the prospectus, the purchase and holding of any class of offered certificates, other than the Exemption Eligible Certificates, by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, the initial acquisition and subsequent transfers of the offered certificates, other then the Exemption Eligible Certificates and any Exemption Eligible Certificates rated below “AA-” (or its equivalent) or “BBB-” (or its equivalent), as applicable, (collectively “ERISA-Restricted Offered Certificates”) will not be registered by the securities administrator, as certificate registrar, unless the certificate registrar receives:

• a representation from the acquirer or transferee of the ERISA-Restricted Offered Certificate to the effect that the transferee is not a Plan or a person acting for, or on behalf of, any such Plan or using the assets of such Plan or arrangement to effect such transfer, or

• if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60, or

• in the case of the Class A-R Certificate, an opinion of counsel pursuant to the pooling and servicing agreement to the effect that the purchase and holding of the Class A-R Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the certificate registrar, the servicer, the trustee or the depositor to any obligation in addition to those undertaken under the pooling and servicing agreement.

Acquirers or transferees of interests in ERISA-Restricted Offered Certificates will be deemed to have made the representations set forth in the first two items above.

Legal Investment Considerations

The group 1 senior certificates, the group 2 senior certificates and the Class 1-B1 and Class 2-B1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller of the mortgage loans. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Greenwich Capital Markets, Inc., which is an affiliate of the depositor, and Credit Suisse Securities (USA) LLC and UBS Securities LLC, the depositor has agreed to sell to the underwriters, and each underwriter has agreed to purchase from the depositor, the offered certificates in the respective amounts listed in the following table.

Class	Greenwich Capital Markets, Inc.		Credit Suisse Securities (USA) LLC		UBS Securities LLC
Class 1-A1	$143,153,600		$17,894,200		$17,894,200
Class 1-A2	$226,437,600		$28,304,700		$28,304,700
Class 1-X	$494,105,297	*	$0	*	$0	*
Class A-R	$100		$0		$0
Class 1-B1	$11,067,200		$1,383,400		$1,383,400
Class 1-B2	$4,743,200		$592,900		$592,900
Class 1-B3	$3,162,400		$395,300		$395,300
Class 2-A1A	$114,273,600		$14,284,200		$14,284,200
Class 2-A1B	$47,614,000		$5,951,750		$5,951,750
Class 2-A1C	$28,568,400		$3,571,050		$3,571,050
Class 2-X	$238,070,050	*	$0	*	$0	*
Class 2-X-B	$22,117,244	*	$0	*	$0	*
Class 2-PO	$50		$0		$0
Class 2-PO-B	$50		$0		$0
Class 2-B1	$7,286,400		$910,800		$910,800
Class 2-B2	$3,330,400		$416,300		$416,300
Class 2-B3	$2,081,600		$260,200		$260,200
_______________
* Notional Amount.

Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with such underwriters in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The depositor has been advised by the underwriters that they intend to make a market in the offered certificates purchased by it but have no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify each underwriter against, or make contributions to each underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

Legal Matters

Certain legal matters in connection with the issuance of the offered certificates will be passed upon by McKee Nelson LLP as counsel for the depositor and for the underwriter. Certain federal income tax consequences with respect to the certificates will be passed upon for the trust fund by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the offered certificates that they have the applicable rating or ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) indicated under “Initial Certificate Ratings” in the table on pages S-1.

The ratings assigned by each rating agency named above address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the related certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans for which the interest rate or terms have converted.

The ratings assigned to the related certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by such rating agency.

The ratings do not address the likelihood that any Basis Risk Shortfalls will be repaid to holders of the LIBOR Certificates.

The depositor has not engaged any rating agency other than Moody’s and S&P to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the those certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the related certificates by Moody’s and S&P.

Glossary of Terms

AB Servicing Criteria. The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Aggregate Subordinate Percentage. For any distribution date, the percentage equivalent of a fraction the numerator of which is the aggregate class principal balance of the group 1 or group 2 subordinate certificates, as applicable, immediately prior to that date and the denominator of which is the Pool Balance of the mortgage loans in the related loan group for that date.

Applicable Credit Support Percentage. For each class of subordinate certificates, each loan group and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates related to such loan group and having higher numerical class designations than that class.

Apportioned Principal Balance. For any distribution date, any subgroup in loan group 1 and for any class of related group 1 subordinate certificates, an amount equal to the class principal balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the related Subordinate Components (in the aggregate) for the related loan group for that date.

Available Funds. For any distribution date and any loan group, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan in that loan group:

•
all scheduled installments of interest and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•
all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•	any amounts received with respect to foreclosed properties for that distribution date;

•	any amount of compensating interest received in respect of the mortgage loan for that distribution date;

•	all partial or full prepayments of the mortgage loan, received during the related Prepayment Period for that distribution date and all Recoveries, if any, for that distribution date; and

•
if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the mortgage loan;

reduced by

(B)	the aggregate of the sum of the following with respect to each mortgage loan in that loan group:

•
amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the master servicer, the securities administrator, the custodian and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

•	the expense fees of the trust fund for such distribution date.

Class Subordination Percentage. For any distribution date and each class of subordinate certificates and each loan group, a fraction (expressed as a percentage) the numerator of which is the class principal balance of that class immediately before that date and the denominator of which is the aggregate class principal balance of all classes of certificates related to such loan group immediately before that date.

Determination Date. For any distribution date and each mortgage loan, the date set forth in the servicing agreement on which the servicer determines the amount to be remitted to the master servicer.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Group 1 Subordinate Principal Distribution Amount. For any distribution date and loan group 1, will equal the sum of the following amounts:

• the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount” for the loan subgroups in loan group 1,

• for each mortgage loan in a loan subgroup in loan group 1 that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” for the loan subgroups in loan group 1 up to the related Subordinate Percentage of the Stated Principal Balance of each such subgroup 1 mortgage loan, and

• the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of “Principal Distribution Amount” for the subgroups in loan group 1.

Group 2 Subordinate Principal Distribution Amount. For any distribution date and loan group 2, will equal the sum of the following amounts:

• the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount” for loan group 2,

• for each mortgage loan in loan group 2 that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” for loan group 1 up to the related Subordinate Percentage of the Stated Principal Balance of each such group 2 mortgage loan, and

• the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of “Principal Distribution Amount” for loan group 2.

Monthly Interest Distributable Amount. With respect to each class of Certificates (other than the Class 1-P, Class 2-PO, Class 2-PO-B and Class 2-P Certificates) and any distribution date, the amount of interest accrued during the related accrual period at the lesser of the related adjusted cap rate and the related pass through rate on the class principal balance or class notional amount, as applicable, immediately prior to that distribution date.

Net Principal Prepayments. The excess, if any, of principal prepayments over deferred interest on the related group 2 mortgage loans during the related collection period.

Original Applicable Credit Support Percentage. For each class of subordinate certificates in a loan group, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

Pool Balance. For any distribution date and each loan group, the aggregate of the Stated Principal Balances of the mortgage loans in the related loan group as of the due date in the month preceding the month of that distribution date.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

Principal Distribution Amount. For any distribution date and subgroup 1-A1 or subgroup 1-A2, or for any distribution date and loan group 2, the sum of the following for each such mortgage loan in that subgroup, or loan group, as applicable :

•
each scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by the servicer or the master servicer in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•
the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period (net of deferred interest) and all Recoveries, if any, for that distribution date.

Realized Loss: With respect to any liquidated mortgage loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net liquidation proceeds in respect of such liquidated mortgage loan.

Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

Senior Credit Support Depletion Date. For either mortgage group, the date on which the aggregate class principal balance of the related subordinate certificates has been reduced to zero.

Senior Percentage. For each distribution date and loan group 2 or in the case of loan group 1, each loan subgroup, the percentage equivalent of a fraction the numerator of which is the aggregate of the class principal balance of the class or classes of senior certificates relating to the loan group or subgroup, as applicable, immediately prior to that date and the denominator of which is the sum of the Stated Principal Balance of all mortgage loans in the related loan group or subgroup, as applicable, as of the due date in the month immediately preceding the month of that distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to a loan group or subgroup, as applicable, the Senior Percentage for such loan group or subgroup, as applicable, will be equal to 0%; and, provided, further, that with respect to loan group 1, on any distribution date after a Senior Termination Date has occurred for a subgroup, the Senior Percentage of the remaining senior certificates of the loan subgroup related to loan group 1 is the percentage equivalent of a fraction, the numerator of which is the aggregate of the class principal balances of the remaining class or classes of senior certificates related to such loan group immediately prior to such date and the denominator of which is the aggregate of the class principal balances of all classes of certificates related to the same loan group, immediately prior to such date.

Senior Prepayment Percentage. For each subgroup in loan group 1, and any distribution date occurring before March 2013, 100%. For loan group 2, and any distribution date occurring before March 2016, 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal (net of deferred interest) will have the effect of accelerating the amortization of the senior certificates in the related loan group or subgroup, as applicable, while, in the absence of Realized Losses, increasing the interest in the principal balance of the mortgage loans in the related loan group or subgroup, as applicable, evidenced by the related subordinate certificates. Increasing the interest of the subordinate certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

For loan group 2 or in the case of loan group 1, each loan subgroup, and any distribution date occurring on or after the distribution date in March 2013 (in the case of each subgroup of loan group 1) or March 2016 (in the case of loan group 2), the related Senior Prepayment Percentage will be as follows:

• for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

• for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

• for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

• for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

• for any distribution date thereafter, the related Senior Percentage for that date.

Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for any loan group or any loan subgroup, as applicable, will occur unless the Step Down Test is satisfied on such distribution date.

However, if, on any distribution date occurring on or after the distribution date in March 2013 (in the case of each subgroup of loan group 1) or March 2016 (in the case of loan group 2), the Senior Percentage for such loan group or subgroup, as applicable, exceeds the initial Senior Percentage for such loan group, the related Senior Prepayment Percentage for that date and loan group or subgroup, as applicable, will once again equal 100%.

Notwithstanding the preceding paragraphs, if on any distribution date, the Two Times Test with respect to a loan group or subgroup, as applicable, is satisfied, the Senior Prepayment Percentage for such loan group or subgroup will equal (a) prior to the distribution date in March 2009, the related Senior Percentage plus 50% of the related Subordinate Percentage and (b) on or after the distribution date in March 2009, the related Senior Percentage for that date.

Senior Principal Distribution Amount. For any distribution date and loan group 2 or in the case of loan group 1, each loan subgroup, will equal the sum of:

• the related Senior Percentage of all amounts for that date described in the first four bullets of the definition of “Principal Distribution Amount” with respect to that loan group or subgroup, as applicable;

plus

• for each mortgage loan in the related loan group or loan subgroup, as applicable, that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

(a)	the related Senior Percentage of the Stated Principal Balance of that mortgage loan, and

(b)	the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

• the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of “Principal Distribution Amount” with respect to that loan subgroup or loan group, as applicable.

Senior Termination Date. For any loan group the date on which the aggregate principal balance of the related class or classes of senior certificates and the related principal-only certificates (if applicable) is reduced to zero.

Stated Principal Balance. For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the immediately preceding due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments, net liquidation proceeds received, the payment of principal due on that due date irrespective of any delinquency in payment by the related borrower and any deferred interest added to the principal balance of that mortgage loan pursuant to the terms of the related mortgage note on or prior to that due date.

Step Down Test. As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,	the outstanding principal balance of all mortgage loans in the applicable loan group delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the group 1 or group 2 subordinate certificates, as applicable, does not equal or exceed 50%, and

second,	cumulative Realized Losses on all of the group 1 or group 2 mortgage loans, as applicable, do not exceed:

• for any distribution date on or after the tenth anniversary of the first distribution date, 30% of the aggregate class principal balance of the group 1 or group 2 subordinate certificates, respectively, as of the closing date,

• for any distribution date on or after the eleventh anniversary of the first distribution date, 35% of the aggregate class principal balance of the group 1 or group 2 subordinate certificates, respectively, as of the closing date,

• for any distribution date on or after the twelfth anniversary of the first distribution date, 40% of the aggregate class principal balance of the group 1 or group 2 subordinate certificates, respectively, as of the closing date,

• for any distribution date on or after the thirteenth anniversary of the first distribution date, 45% of the aggregate class principal balance of the group 1 or group 2 subordinate certificates, respectively, as of the closing date, and

• for any distribution date on or after the fourteenth anniversary of the first distribution date, 50% of the aggregate class principal balance of the group 1 or group 2 subordinate certificates, respectively, as of the closing date.

Subordinate Component. For any distribution date and loan group 2 or in the case of loan group 1, each loan subgroup, is the aggregate Stated Principal Balances of the mortgage loans in the related loan group or subgroup, as applicable, as of the first day of the month preceding the month in which such distribution date occurs, minus the aggregate class principal balance of the related senior certificates immediately prior to such distribution date.

Subordinate Percentage. For any distribution date and loan group 2 or in the case of loan group 1, each loan subgroup, will be equal to the difference between 100% and the related Senior Percentage for such loan group or subgroup, as applicable, on such distribution date; provided, however, that with respect to loan group 1, on any distribution date after a Senior Termination Date has occurred with respect to one subgroup, the Subordinate Percentage will represent the entire interest of the group 1 subordinate certificates in the group 1 mortgage loans and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

Subordinate Prepayment Percentage. For any distribution date and loan group 2 or in the case of loan group 1, each loan subgroup, the difference between 100% and the related Senior Prepayment Percentage for that date.

Two Times Test. On any distribution date, with respect to loan group 1, the satisfaction of all of the following conditions:

• the Aggregate Subordinate Percentage for loan group 1 is at least two times the Aggregate Subordinate Percentage for loan group 1 as of the closing date,

• the condition described in clause first of the definition of “Step Down Test” is satisfied, and

• on or after the distribution date in March 2009, cumulative Realized Losses on the group 1 mortgage loans do not exceed 30% of the aggregate class principal balance of the group 1 subordinate certificates as of the closing date, or prior to the distribution date in March 2009, cumulative Realized Losses on the group 1 mortgage loans do not exceed 20% of the aggregate class principal balance of the group 1 subordinate certificates as of the closing date.

On any distribution date, with respect to loan group 2, the satisfaction of all of the following conditions:

• the Aggregate Subordinate Percentage for loan group 2 is at least two times the Aggregate Subordinate Percentage for loan group 2 as of the closing date,

• the condition described in clause first of the definition of “Step Down Test” is satisfied, and

• on or after the distribution date in March 2009, cumulative Realized Losses on the group 2 mortgage loans do not exceed 30% of the aggregate class principal balance of the group 2 subordinate certificates as of the closing date, or prior to the distribution date in March 2009, cumulative Realized Losses on the group 2 mortgage loans do not exceed 20% of the aggregate class principal balance of the group 2 subordinate certificates as of the closing date.

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Annex A:
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered MortgageIT Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2006-1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the securities administrator or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B:
Yield Maintenance Agreement Tables

Class 1-A1 Certificates

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
April 2006	[_______]	[_______]
May 2006	[_______]	[_______]
June 2006	[_______]	[_______]
July 2006	[_______]	[_______]
August 2006	[_______]	[_______]
September 2006	[_______]	[_______]
October 2006	[_______]	[_______]
November 2006	[_______]	[_______]
December 2006	[_______]	[_______]
January 2007	[_______]	[_______]
February 2007	[_______]	[_______]
March 2007	[_______]	[_______]
April 2007	[_______]	[_______]
May 2007	[_______]	[_______]
June 2007	[_______]	[_______]
July 2007	[_______]	[_______]
August 2007	[_______]	[_______]
September 2007	[_______]	[_______]
October 2007	[_______]	[_______]
November 2007	[_______]	[_______]
December 2007	[_______]	[_______]
January 2008	[_______]	[_______]
February 2008	[_______]	[_______]
March 2008	[_______]	[_______]
April 2008	[_______]	[_______]
May 2008	[_______]	[_______]
June 2008	[_______]	[_______]
July 2008	[_______]	[_______]
August 2008	[_______]	[_______]
September 2008	[_______]	[_______]
October 2008	[_______]	[_______]
November 2008	[_______]	[_______]
December 2008	[_______]	[_______]
January 2009	[_______]	[_______]
February 2009	[_______]	[_______]
March 2009	[_______]	[_______]
April 2009	[_______]	[_______]
May 2009	[_______]	[_______]
June 2009	[_______]	[_______]
July 2009	[_______]	[_______]
August 2009	[_______]	[_______]
September 2009	[_______]	[_______]
October 2009	[_______]	[_______]
November 2009	[_______]	[_______]
December 2009	[_______]	[_______]
January 2010	[_______]	[_______]
February 2010	[_______]	[_______]
March 2010	[_______]	[_______]
April 2010	[_______]	[_______]
May 2010	[_______]	[_______]

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
June 2010	[_______]	[_______]
July 2010	[_______]	[_______]
August 2010	[_______]	[_______]
September 2010	[_______]	[_______]
October 2010	[_______]	[_______]
November 2010	[_______]	[_______]
December 2010	[_______]	[_______]
January 2011	[_______]	[_______]
February 2011 and thereafter	0.00	N/A

Class 1-A2 Certificates

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
April 2006	[_______]	[_______]
May 2006	[_______]	[_______]
June 2006	[_______]	[_______]
July 2006	[_______]	[_______]
August 2006	[_______]	[_______]
September 2006	[_______]	[_______]
October 2006	[_______]	[_______]
November 2006	[_______]	[_______]
December 2006	[_______]	[_______]
January 2007	[_______]	[_______]
February 2007	[_______]	[_______]
March 2007	[_______]	[_______]
April 2007	[_______]	[_______]
May 2007	[_______]	[_______]
June 2007	[_______]	[_______]
July 2007	[_______]	[_______]
August 2007	[_______]	[_______]
September 2007	[_______]	[_______]
October 2007	[_______]	[_______]
November 2007	[_______]	[_______]
December 2007	[_______]	[_______]
January 2008	[_______]	[_______]
February 2008	[_______]	[_______]
March 2008	[_______]	[_______]
April 2008	[_______]	[_______]
May 2008	[_______]	[_______]
June 2008	[_______]	[_______]
July 2008	[_______]	[_______]
August 2008	[_______]	[_______]
September 2008	[_______]	[_______]
October 2008	[_______]	[_______]
November 2008	[_______]	[_______]
December 2008	[_______]	[_______]
January 2009	[_______]	[_______]
February 2009	[_______]	[_______]
March 2009	[_______]	[_______]
April 2009	[_______]	[_______]
May 2009	[_______]	[_______]
June 2009	[_______]	[_______]
July 2009	[_______]	[_______]
August 2009	[_______]	[_______]
September 2009	[_______]	[_______]
October 2009	[_______]	[_______]
November 2009	[_______]	[_______]
December 2009	[_______]	[_______]
January 2010	[_______]	[_______]
February 2010	[_______]	[_______]
March 2010	[_______]	[_______]
April 2010	[_______]	[_______]
May 2010	[_______]	[_______]
June 2010	[_______]	[_______]
July 2010	[_______]	[_______]
August 2010	[_______]	[_______]
September 2010	[_______]	[_______]

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
October 2010	[_______]	[_______]
November 2010	[_______]	[_______]
December 2010	[_______]	[_______]
January 2011	[_______]	[_______]
February 2011 and thereafter	0.00	N/A

Class 1-B1 Certificates

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
April 2006	[_______]	[_______]
May 2006	[_______]	[_______]
June 2006	[_______]	[_______]
July 2006	[_______]	[_______]
August 2006	[_______]	[_______]
September 2006	[_______]	[_______]
October 2006	[_______]	[_______]
November 2006	[_______]	[_______]
December 2006	[_______]	[_______]
January 2007	[_______]	[_______]
February 2007	[_______]	[_______]
March 2007	[_______]	[_______]
April 2007	[_______]	[_______]
May 2007	[_______]	[_______]
June 2007	[_______]	[_______]
July 2007	[_______]	[_______]
August 2007	[_______]	[_______]
September 2007	[_______]	[_______]
October 2007	[_______]	[_______]
November 2007	[_______]	[_______]
December 2007	[_______]	[_______]
January 2008	[_______]	[_______]
February 2008	[_______]	[_______]
March 2008	[_______]	[_______]
April 2008	[_______]	[_______]
May 2008	[_______]	[_______]
June 2008	[_______]	[_______]
July 2008	[_______]	[_______]
August 2008	[_______]	[_______]
September 2008	[_______]	[_______]
October 2008	[_______]	[_______]
November 2008	[_______]	[_______]
December 2008	[_______]	[_______]
January 2009	[_______]	[_______]
February 2009	[_______]	[_______]
March 2009	[_______]	[_______]
April 2009	[_______]	[_______]
May 2009	[_______]	[_______]
June 2009	[_______]	[_______]
July 2009	[_______]	[_______]
August 2009	[_______]	[_______]
September 2009	[_______]	[_______]
October 2009	[_______]	[_______]
November 2009	[_______]	[_______]
December 2009	[_______]	[_______]
January 2010	[_______]	[_______]
February 2010	[_______]	[_______]
March 2010	[_______]	[_______]
April 2010	[_______]	[_______]
May 2010	[_______]	[_______]
June 2010	[_______]	[_______]
July 2010	[_______]	[_______]
August 2010	[_______]	[_______]
September 2010	[_______]	[_______]

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
October 2010	[_______]	[_______]
November 2010	[_______]	[_______]
December 2010	[_______]	[_______]
January 2011	[_______]	[_______]
February 2011 and thereafter	0.00	N/A

Class 1-B2 Certificates

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
April 2006	[_______]	[_______]
May 2006	[_______]	[_______]
June 2006	[_______]	[_______]
July 2006	[_______]	[_______]
August 2006	[_______]	[_______]
September 2006	[_______]	[_______]
October 2006	[_______]	[_______]
November 2006	[_______]	[_______]
December 2006	[_______]	[_______]
January 2007	[_______]	[_______]
February 2007	[_______]	[_______]
March 2007	[_______]	[_______]
April 2007	[_______]	[_______]
May 2007	[_______]	[_______]
June 2007	[_______]	[_______]
July 2007	[_______]	[_______]
August 2007	[_______]	[_______]
September 2007	[_______]	[_______]
October 2007	[_______]	[_______]
November 2007	[_______]	[_______]
December 2007	[_______]	[_______]
January 2008	[_______]	[_______]
February 2008	[_______]	[_______]
March 2008	[_______]	[_______]
April 2008	[_______]	[_______]
May 2008	[_______]	[_______]
June 2008	[_______]	[_______]
July 2008	[_______]	[_______]
August 2008	[_______]	[_______]
September 2008	[_______]	[_______]
October 2008	[_______]	[_______]
November 2008	[_______]	[_______]
December 2008	[_______]	[_______]
January 2009	[_______]	[_______]
February 2009	[_______]	[_______]
March 2009	[_______]	[_______]
April 2009	[_______]	[_______]
May 2009	[_______]	[_______]
June 2009	[_______]	[_______]
July 2009	[_______]	[_______]
August 2009	[_______]	[_______]
September 2009	[_______]	[_______]
October 2009	[_______]	[_______]
November 2009	[_______]	[_______]
December 2009	[_______]	[_______]
January 2010	[_______]	[_______]
February 2010	[_______]	[_______]
March 2010	[_______]	[_______]
April 2010	[_______]	[_______]
May 2010	[_______]	[_______]
June 2010	[_______]	[_______]
July 2010	[_______]	[_______]
August 2010	[_______]	[_______]
September 2010	[_______]	[_______]

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
October 2010	[_______]	[_______]
November 2010	[_______]	[_______]
December 2010	[_______]	[_______]
January 2011	[_______]	[_______]
February 2011 and thereafter	0.00	N/A

Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
April 2006	[_______]	[_______]
May 2006	[_______]	[_______]
June 2006	[_______]	[_______]
July 2006	[_______]	[_______]
August 2006	[_______]	[_______]
September 2006	[_______]	[_______]
October 2006	[_______]	[_______]
November 2006	[_______]	[_______]
December 2006	[_______]	[_______]
January 2007	[_______]	[_______]
February 2007	[_______]	[_______]
March 2007	[_______]	[_______]
April 2007	[_______]	[_______]
May 2007	[_______]	[_______]
June 2007	[_______]	[_______]
July 2007	[_______]	[_______]
August 2007	[_______]	[_______]
September 2007	[_______]	[_______]
October 2007	[_______]	[_______]
November 2007	[_______]	[_______]
December 2007	[_______]	[_______]
January 2008	[_______]	[_______]
February 2008	[_______]	[_______]
March 2008	[_______]	[_______]
April 2008	[_______]	[_______]
May 2008	[_______]	[_______]
June 2008	[_______]	[_______]
July 2008	[_______]	[_______]
August 2008	[_______]	[_______]
September 2008	[_______]	[_______]
October 2008	[_______]	[_______]
November 2008	[_______]	[_______]
December 2008	[_______]	[_______]
January 2009	[_______]	[_______]
February 2009	[_______]	[_______]
March 2009	[_______]	[_______]
April 2009	[_______]	[_______]
May 2009	[_______]	[_______]
June 2009	[_______]	[_______]
July 2009	[_______]	[_______]
August 2009	[_______]	[_______]
September 2009	[_______]	[_______]
October 2009	[_______]	[_______]
November 2009	[_______]	[_______]
December 2009	[_______]	[_______]
January 2010	[_______]	[_______]
February 2010	[_______]	[_______]
March 2010	[_______]	[_______]
April 2010	[_______]	[_______]
May 2010	[_______]	[_______]
June 2010	[_______]	[_______]
July 2010	[_______]	[_______]
August 2010	[_______]	[_______]
September 2010	[_______]	[_______]

Distribution Date	Yield Maintenance Notional Balance ($)	Strike Rate (%)
October 2010	[_______]	[_______]
November 2010	[_______]	[_______]
December 2010	[_______]	[_______]
January 2011	[_______]	[_______]
February 2011	[_______]	[_______]
March 2011	[_______]	[_______]
April 2011	[_______]	[_______]
May 2011	[_______]	[_______]
June 2011	[_______]	[_______]
July 2011	[_______]	[_______]
August 2011	[_______]	[_______]
September 2011	[_______]	[_______]
October 2011	[_______]	[_______]
November 2011	[_______]	[_______]
December 2011	[_______]	[_______]
January 2012	[_______]	[_______]
February 2012	[_______]	[_______]
March 2012	[_______]	[_______]
April 2012	[_______]	[_______]
May 2012	[_______]	[_______]
June 2012	[_______]	[_______]
July 2012	[_______]	[_______]
August 2012	[_______]	[_______]
September 2012	[_______]	[_______]
October 2012	[_______]	[_______]
November 2012	[_______]	[_______]
December 2012	[_______]	[_______]
January 2013	[_______]	[_______]
February 2013	[_______]	[_______]
March 2013	[_______]	[_______]
April 2013	[_______]	[_______]
May 2013	[_______]	[_______]
June 2013	[_______]	[_______]
July 2013	[_______]	[_______]
August 2013	[_______]	[_______]
September 2013	[_______]	[_______]
October 2013	[_______]	[_______]
November 2013	[_______]	[_______]
December 2013	[_______]	[_______]
January 2014	[_______]	[_______]
February 2014	[_______]	[_______]
March 2014	[_______]	[_______]
April 2014	[_______]	[_______]
May 2014	[_______]	[_______]
June 2014	[_______]	[_______]
July 2014 and thereafter	0.00	N/A

Prospectus

Mortgage-Backed/Asset-Backed Securities
(Issuable In Series)

Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
Depositor
The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

•	Each series of securities will consist of one or more classes.

•	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•
A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

•
No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

•	mortgage loans secured generally by senior liens on one- to four-family residential properties,

•	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

•	mortgage loans secured by senior liens on multifamily residential properties,

•	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

•	private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 6 of this prospectus.
The securities represent obligations of the trust only and do not represent an interest in or obligation of the applicable depositor, seller, master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
September 26, 2005

Table of Contents
Page

Important Notice About Information In This Prospectus And Each Accompanying
Prospectus Supplement	5

Risk Factors	6

The Trust Fund	17
The Mortgage Loans—General	18
Single Family Loans	22
Home Equity Loans	23
Multifamily Loans	23
Manufactured Housing Contracts	24
Home Improvement Contracts	25
Agency Securities	25
Private Label Securities	31
Incorporation of Certain Information by Reference	34

Use of Proceeds	34

The Depositors	35

Loan Program	35
Underwriting Standards	35
Qualifications of Sellers	36
Representations by Sellers; Repurchases or Substitutions	36

Description of the Securities	39
General	40
Distributions on Securities	42
Advances	46
Reports to Securityholders	47

Credit Enhancement	48
General	48
Subordination	49
Pool Insurance Policies	51
FHA Insurance; VA Guarantees	53
Special Hazard Insurance Policies	55
Bankruptcy Bonds	56
FHA Insurance on Multifamily Loans	57
Reserve Accounts	57
Cross Support	58
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements	58
Financial Instruments	59

Yield and Prepayment Considerations	59

Operative Agreements	63
Assignment of Trust Fund Assets	63
Payments on Loans; Deposits to Security Account	66
Pre-Funding Account	68
Sub-Servicing of Loans	68
Collection Procedures	70
Hazard Insurance	72
Realization upon Defaulted Mortgage Loans	73
Servicing and Other Compensation and Payment of Expenses	76
Evidence as to Compliance	77
Certain Matters Regarding the Master Servicer and the Depositors	77
Events of Default; Rights upon Event of Default	78
Amendment	81
Termination; Optional Termination; Calls	82
The Trustee	84

Material Legal Aspects of the Loans	84
General	84
Foreclosure	87
Repossession of Manufactured Homes	90
Rights of Redemption	91
Equitable Limitations on Remedies	92
Anti-Deficiency Legislation and Other Limitations on Lenders	92
Homeownership Act and Similar State Laws	93
Due-on-Sale Clauses	95
Prepayment Charges; Late Fees	96
Applicability of Usury Laws	97
Servicemembers Civil Relief Act	97
Environmental Risks	98
The Home Improvement Contracts	100
Installment Contracts	101
Junior Mortgages; Rights of Senior Mortgagees	102
The Title I Program	103

Material Federal Income Tax Consequences	107
General	108
Taxation of Debt Securities	109
Non-REMIC Certificates	117
REMIC Certificates	129

State Tax Considerations	154

ERISA Considerations	155
Insurance Company General Accounts	156
Prohibited Transaction Class Exemption 83-1	157
Underwriter Exemption	157

Legal Investment Considerations	160

Method of Distribution	163

Legal Matters	164

Financial Information	164

Available Information	164

Ratings	164

Glossary Of Terms	165

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 where you will find definitions of certain capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

________________

If you require additional information, the mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Information by Reference” on page 34 of this prospectus.
________________

Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•  the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

•  how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

•  if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;

•  the rate and timing of defaults and losses on the assets in the related trust; and

•  repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

Only the assets of the related trust are available to pay your securities

Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

•  moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

•  funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit enhancement may not be adequate to prevent losses on your securities

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Economic, legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans	The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

•  an overall decline in the residential real estate markets where the properties are located,

•  failure of borrowers to maintain their properties adequately, and

•  natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

If property values decline, actual rates of delinquencies, foreclosures and losses on the loans could be higher than those currently experienced by the mortgage lending industry in general.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Loans secured by junior liens are subject to additional risks

If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust’s ability as a practical matter to foreclose on any junior lien will be limited.

Loans to lower credit quality borrowers are more likely to experience late payments and defaults and increase your risk of loss.	Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

•  customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

•  customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Failure to perfect security interests in manufactured homes may result in losses on your securities

Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily loans generally are riskier than single family loans

Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:
•  Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.

•  Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.
•  Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.
•  Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Loans with balloon payments may increase your risk of loss

Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal laws may reduce or delay mortgage loan collections	The loans may also be subject to federal laws relating to the origination and underwriting. These laws

•  require certain disclosures to the borrowers regarding the terms of the loans;
•  prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;
•  regulate the use and reporting of information related to the borrower’s credit experience; and
•  require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.
If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Proceeds of liquidated loans generally are paid first to providers of trust services

There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be subject to environmental risks that could result in losses

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not address all investment risks and must be viewed with caution.

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future.

The rating agency could lower or withdraw its rating due to:

•  any decrease in the adequacy of the value of the trust assets or any related credit enhancement,
•  an adverse change in the financial or other condition of a credit enhancement provider, or
•  a change in the rating of the credit enhancement provider’s long-term debt.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in bookentry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the distributions to your account either directly or indirectly through indirect participants.

There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus.

The Trust Fund

The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

•	Single Family Loans,

•	Home Equity Loans,

•	Multifamily Loans,

•	Manufactured Housing Contracts,

•	Home Improvement Contracts,

•	Agency Securities or

•	Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets and other accounts, obligations or agreements, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “trust fund” refers to the related trust fund.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the securityholders as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities.

The Mortgage Loans—General

The loans in each trust fund are secured by the related mortgaged properties. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Unless otherwise specified in the related prospectus supplement, all of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

•	Interest may be payable at

•	a fixed rate,

•	a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

•	a rate that otherwise varies from time to time, or

•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,

•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may

•	be fixed for the life of the loan,

•	increase over a specified period of time, or

•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

•	the type of mortgaged property securing each loan,

•	the original terms to maturity of the loans,

•	the largest principal balance and the smallest principal balance of the loans,

•	the earliest origination date and latest maturity date of the loans,

•	the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

•	the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

•	the geographical location of the related mortgaged properties on a state-by-state basis.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described in the immediately preceding sentence will be provided in the related prospectus supplement, and specific information will be set forth in the Form 8-K to be filed with the SEC within 15 days after issuance.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

•
a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

•	the actual cost of any accessories depending on the size of the unit, and

•	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

Unless otherwise specified in the related prospectus supplement, the collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

•	excessive building resulting in an oversupply of rental housing stock,

•	a decrease in employment reducing the demand for rental units in an area,

•	federal, state or local regulations and controls affecting rents, prices of goods and energy,

•	environmental restrictions,

•	increasing labor and material costs, and

•	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

Unless otherwise specified in the related prospectus supplement, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See“Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

•
its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Trust Fund Assets”; and

•
its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances”.

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Unless otherwise specified in the related prospectus supplement, Single Family Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. If specified in the related prospectus supplement, the assets of the related trust fund may include mortgage participation certificates evidencing interests in Single Family Loans. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years, unless otherwise specified in the related prospectus supplement.

Home Equity Loans

Unless otherwise specified in the related prospectus supplement, Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. If specified in the related prospectus supplement, the mortgage assets of a trust fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, all Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Unless otherwise specified in the related prospectus supplement, Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. §. 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan- to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-”buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac Certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac Certificate may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

  Private Label Securities

General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

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pass-through certificates or participation certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

•	collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

•	other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. Unless otherwise specified in the related prospectus supplement, the PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

•	no loan will have had a loan-to-value ratio at origination in excess of 95%;

•	each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

•	each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

•	no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

•	each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

•	the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

•	the maximum original term-to-stated maturity of the PLS,

•	the weighted average term-to-stated maturity of the PLS,

•	the pass-through or certificate rate of the PLS,

•	the weighted average pass-through or interest rate of the PLS,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•
certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

•	the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

•	the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the loans, and

•	the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports filed by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of certificates evidencing interests in that trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. Unless otherwise specified in the related prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Unless otherwise specified in the related prospectus supplement, each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

•
to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Sellers

Unless otherwise specified in the related prospectus supplement, each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

•	be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

•	maintain satisfactory facilities to originate and service the loans,

•	be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

•	be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

•
Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

•
The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

•
Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

•	The mortgaged property was free from damage and was in acceptable condition.

•	There were no delinquent tax or assessment liens against the mortgaged property.

•	No required payment on a loan was delinquent more than 30 days.

•	Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

Unless otherwise specified in the related prospectus supplement, the seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

•
to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

•	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer - unless the master servicer is the seller - will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

Unless otherwise specified in the related prospectus supplement, the securities of each series will

•	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

•
evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

•	not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each trust fund will consist of the following:

•	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

•
those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•
primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

•	reinvestment income on payments received on the trust fund assets,

•	a reserve fund,

•	a pool insurance policy,

•	a special hazard insurance policy,

•	a bankruptcy bond,

•	one or more letters of credit,

•	a surety bond,

•	guaranties, or

•	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See“ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See “Credit Enhancement” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)
the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

•	all payments which were due on or before the cut-off date;

•
all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

•	all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•
amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

•
amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

•
that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)	if applicable, amounts withdrawn from a reserve account;

(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

•	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

•	all distributions reported to securityholders of that class as allocable to principal increased by

•	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

•	in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See “—Distributions on Securities” above.

  Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•
the amount of the distribution that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

•	the amount of the distribution allocable to interest;

•	the amount of any advances;

•
the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

•	the outstanding aggregate principal balance or notional principal balance of each class after giving effect to the distribution of principal on that distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

•
the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

•
the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

•
the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

•
if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class;

•	if applicable, the amount remaining in any reserve account at the close of business on that distribution date;

•	the pass-through rate as of the day prior to the immediately preceding distribution date; and

•	the amounts remaining under any letters of credit, pool policies or other forms of credit enhancement applicable to the certificates.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

•
the aggregate of the amounts for that calendar year reported pursuant to the first two bullet points in the immediately preceding list or, in the event that the recipient was a securityholder of record only during a portion of the calendar year, for the applicable portion of the year; and

•	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may take the form of one or more of the following:

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	the subordination of one or more classes of the securities of that series,

•	the establishment of one or more reserve accounts, the use of a cross-support feature,

•	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, or

•	any other method of credit enhancement described in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

•	reducing the ownership interest of the holders of the related subordinated securities,

•	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

•	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

•	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

•	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

•	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

•	on each distribution date,

•	for specified periods, or

•
until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•
if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

•
to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

•
to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

•	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

•	failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

•
loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

•	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See “Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

•	the cost to repair or replace the mortgaged property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See“Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

The reserve account for a series of securities will be funded in one of the following ways:

•
by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

•	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

•	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

•	to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

•	to pay administrative expenses, or

•	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

•	to convert the payments on some or all of the assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments in the event that any index rises above or falls below specified levels; or

•	to provide protection against interest rate changes, certain types of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

•
make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

•	make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See“Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

•	30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

•	the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See“Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

  Assignment of Trust Fund Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

•	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

•
in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

•	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

•
an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

•	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

•	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

•	the original security agreement, the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement and the relevant stock certificate,

•	related blank stock powers, and

•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases”, neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Trust Fund—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

Each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain a sub-servicing account which meets the requirements and is otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers”, less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The master servicer will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

•
It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

•	It must be an account the deposits in which are fully insured by the FDIC.

•
It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

•	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•	Insurance Proceeds;

•	Liquidation Proceeds;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

•	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

•	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so provided in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account in the name of the trustee on behalf of the related securityholders into which the applicable depositor will deposit the pre-funded amount on the related closing date. The trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period which generally runs from the closing date to the date specified in the related prospectus supplement. At the end of the funding period, any amounts remaining in the pre-funding account will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement as a prepayment of principal of the related securities.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

•	collecting payments from borrowers and remitting collections to the master servicer;

•
maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

•	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

•
processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures;

•	inspecting and managing mortgaged properties under certain circumstances;

•	maintaining accounting records relating to the loans; and

•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See “— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

•	waive any assumption fee, late payment or other charge in connection with a loan; and

•
to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See “Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See“Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant- stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•
the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See“Credit Enhancement—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

•	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

•	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

•	claim payments previously made by the primary insurer, and

•	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

•	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

•	failure to construct the related mortgaged property in accordance with specified plans,

•	physical damage to the mortgaged property and

•	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

•	to advance or discharge all hazard insurance policy premiums;

•	to advance

•	real estate property taxes,

•	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

•	mortgaged property sales expenses,

•	any outstanding liens on the mortgaged property (as defined in the policy) and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

•
in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

•	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

•	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See“Credit Enhancement” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation

•	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

•	payment of the fees and disbursements of the trustee and independent accountants;

•	payment of expenses incurred in connection with distributions and reports to securityholders; and

•	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

Each operative agreement will provide that a firm of independent public accountants will furnish a statement to the trustee, on or before a specified date in each year, to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac, the servicing by or on behalf of the master servicer of loans, the Agency Securities or the Private Label Securities, under agreements substantially similar to one another (including the governing agreement), was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. In rendering this statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans, Agency Securities or Private Label Securities by sub-servicers, upon comparable statements of firms of independent public accountants rendered within one year with respect to the sub-servicers for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac.

Each operative agreement will also provide for delivery to the related trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

•	any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

•
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

•
any failure by the master servicer to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

•	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

•
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51% of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

•	the holder has previously given to the trustee written notice of default;

•
the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

•	failure to pay for five days or more any principal or interest on any note of that series;

•
failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

•	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

•	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

•	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, for the following purposes:

•	to cure any ambiguity,

•	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

•	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66% of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

•	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

•	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related prospectus supplement, the obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

•
the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

•
the purchase from the trust fund by the master servicer, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

See“Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. In the case of a mandatory call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and

•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See “—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See“—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

  Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•	reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy hereby rendering the lender a general unsecured creditor for the difference,

•	reduce the monthly payments due under the mortgage loan,

•	change the rate of interest of the mortgage loan, and

•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

Unless otherwise specified in the accompanying prospectus supplement, the depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

•
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties”, including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so.

Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

•	the uncollected court costs;

•	the attorney’s fees not to exceed $500; and

•	the expenses for recording the assignment of the security to the nited States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, either Sidley Austin Brown & Wood LLP or Thacher Proffitt & Wood LLP, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

•	the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

•	owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described below.

A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered” interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

•	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

•	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period, and

•	the assumption that the remaining payments will be made in ccordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See“—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

•	the debt security is part of a straddle;

•	the debt security is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

•
the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

•
a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

•
a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

•	a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain trust funds may include “buydown” mortgage loans. The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes “buydown” mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount”. Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See“—Regular Certificates—Original Issue Discount and Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See“—Single Class of Senior Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

•	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

•	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material should consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions”, as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

•
any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction”. A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

•	the senior certificate is part of a straddle;

•	the senior certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificate holder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

•
the senior certificate holder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the senior certificate holder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the senior certificate holder complies with certain identification requirements, including delivery of a statement, signed by the senior certificate holder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificate holder at any time during the year, such information as may be deemed necessary or desirable to assist security holders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•
interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buy down” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

•
whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

•	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price”. Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price”. The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificate holder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest”. Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

•	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

•
a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

•	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

•
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

•	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•
interest is based on a “qualified floating rate”, an “objective rate”, a combination of a single fixed rate and one or more “qualified floating rates”, one “qualified inverse floating rate”, or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

•
the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

•	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See“—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates should consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

•
the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

•	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC”, a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders”. Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” should consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

•
the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

•	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

•
the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals should consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See“—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses”. As residual interests, the residual certificates will be Subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See “—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not old initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see“— Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders”. Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” should consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See“— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

•
will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see “Tax-Exempt Investors” below); and

•	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See “—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

•	the income of the residual certificateholder for that calendar quarter from its residual certificate over

•	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC”, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions”. In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See”—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (see“—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See“— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See“—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see“—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations”. Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

•	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

•	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

•
the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

•	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income”,

•	a rural electric or telephone cooperative, and

•	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

•	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

•	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

•	a regulated investment company, real estate investment trust or common trust fund,

•	a partnership, trust or estate, and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

•
the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

•
the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

•
the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

•
the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

•	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

•
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

•
the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

•
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

•	any consideration given to the transferee to acquire the interest (the inducement payment),

•	future distributions on the interest, and

•	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security”, or if equity participation by “benefit plan investors” is not “significant”. In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must

•	disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

•
allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

•	give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan should consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;

•
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

•	the obligations are residential or home equity loans, and

•
the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group”, which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary Of Terms

Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, or participation interests in the loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, or participation interests in the loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$739,648,200
(Approximate)

MortgageIT Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-1

$178,942,000	Class 1-A1	Variable
$283,047,000	Class 1-A2	Variable
Notional Amount	Class 1-X	Variable
$ 100	Class A-R	Weighted Average
$ 13,834,000	Class 1-B1	Variable
$ 5,929,000	Class 1-B2	Variable
$ 3,953,000	Class 1-B3	Weighted Average
$142,842,000	Class 2-A1A	Variable
$ 59,517,500	Class 2-A1B	Variable
$ 35,710,500	Class 2-A1C	Variable
Notional Amount	Class 2-X	Variable
Notional Amount	Class 2-X-B	Variable
$ 50	Class 2-PO	N/A
$ 50	Class 2-PO-B	N/A
$ 9,108,000	Class 2-B1	Variable
$ 4,163,000	Class 2-B2	Variable
$ 2,602,000	Class 2-B3	Variable

Greenwich Capital Acceptance, Inc.
Depositor

MortgageIT Mortgage Loan Trust 2006-1
Issuing Entity

MortgageIT, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

RBS Greenwich Capital	Credit Suisse	UBS Investment Bank

February   , 2006